                                                       Registration No. 33-57020



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                         Post-Effective Amendment No. 7
                                       to
                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF l933


                           -------------------------

                             THE MANUFACTURERS LIFE
                          INSURANCE COMPANY OF AMERICA
                           (Exact name of registrant)

                                    MICHIGAN
                        (State or Other Jurisdiction of
                         Incorporation or Organization)

                           -------------------------

                             500 N. Woodward Avenue
                        Bloomfield Hills, Michigan 48304
              (Address of depositor's principal executive offices)

                           -------------------------

    (I.R.S. Employer Number)    (416) 926-6700    (Primary Standard Industrial
                                                   Classification Code Number)
           23-2030787                                       6311
    ------------------------    --------------    ----------------------------


         JAMES D. GALLAGHER, ESQ.
    Secretary and General Counsel                             Copy to:
   The Manufacturers Life Insurance      W. Randolph  Thompson, Esq., of Counsel
          Company of America                   Jones & Blouch L.L.P., Suite 405W
        500 N. Woodward Avenue                1025 Thomas Jefferson Street, N.W.
   Bloomfield Hills, Michigan 48304                 Washington, D.C.  20037-0805
(Name and Address of Agent for Service)

                           -------------------------

SS#6967

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                  Registration Statement on Form S-1
                  Cross-Reference Sheet Required by
                  Regulation S-K, Item 501

Form S-1
Item No. and Caption                  Prospectus Heading
--------------------                  ------------------
 1.   Forepart of the Registration    Cover Pages
      Statement and Outside Front
      Cover Page of Prospectus

 2.   Inside Front and Outside Back   Cover Pages
      Cover Pages of Prospectus

 3.   Summary Information, Risk       Summary of Policies
      Factors and Ratio of Earnings
      to Fixed Charges

 4.   Use of Proceeds                  General Information about
                                       Manufacturers Life of America;
                                       General Information about
                                       Manufacturers Life of America's
                                       Separate Accounts; General
                                       Information about NASL Series
                                       Trust

 5.  Determination of Offering Price   Not applicable

 6.  Dilution                          Not applicable

 7.  Selling Security Holders          Not applicable

 8.  Plan of Distribution              Other Matters ("Sale of the Policies")

 9.  Description of Securities to be   General Information about
     Registered                        Manufacturers Life of America's
                                       Separate Accounts; General
                                       Information about NASL Series
                                       Trust; Description
                                       of the Policies; Other Matters

10.  Interests of Named Experts and    Not applicable
     Counsel

11.  Information with Respect to the   General Information about
     Registrant                        Manufacturers Life of America;
                                       Additional Information About
                                       Manufacturers Life of America

12.  Disclosure of Commission          Not applicable
     Position on Indemnification
     for Securities Act Liabilities

                                    PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

     Lifestyle from Manulife Financial

     Prospectus for

     Multi-Account Flexible
     Payment Variable Annuity

     Issued by

     The Manufacturers Life Insurance
     Company of America

     Lifestyle from Manulife Financial

     Multi-Account Flexible Payment
     Variable Annuity

This prospectus describes Multi-Account Flexible Payment Variable Annuity Policies ("Policies" or "Policy") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America"). The Policies are designed for use in connection with retirement plans that may or may not be entitled to special income tax treatment. The Policies will be offered on both an individual basis and in connection with group or sponsored arrangements.

During the Accumulation Period, the Policies provide for the accumulation of value on a fixed, variable, or fixed and variable basis. Annuity payments are available on a fixed basis only.



Policy Value accumulated on a variable basis will be held in one or more of the sub-accounts of Manufacturers Life of America's Separate Account Two. The assets of each sub-account will be used to purchase shares of a particular investment portfolio ("Portfolio") of NASL Series Trust. The accompanying prospectus for NASL Series Trust describes the investment objectives of the Portfolios in which purchase payments may be invested. These Portfolios are: the Emerging Growth Trust, the Balanced Trust, the Capital Growth Bond Trust, the Money Market Trust, the Quantitative Equity Trust (formerly Common Stock
Fund), the Real Estate Securities Trust, the International Stock Trust, and the Pacific Rim Emerging Markets Trust. Other subaccounts and Portfolios may be added in the future.



In some jurisdictions the Policyowner may allocate Policy Value to various Fixed Accounts during the Accumulation Period. Policy Value so allocated will earn a fixed rate of interest for a specified period of time (the "Guarantee Period"); however, the Policy Value so allocated and the interest earned thereon is guaranteed only if the allocation is maintained to the Maturity Date. If the allocation is not maintained to the Maturity Date, the value thereof may be increased or decreased by the Market Value Adjustment. Fixed Account Value may be held either in Manufacturers Life of America's Separate Account A or, if applicable state law permits, in Manufacturers Life of America's General Account.

The Policyowner may also allocate Policy Value to the Guaranteed Interest Account during the Accumulation Period. Policy Value so allocated will earn a rate of interest guaranteed not to be less than 3% per annum and may, at Manufacturers Life of America's discretion, exceed that rate.


Prior to the Annuity Commencement Date, Manufacturers Life of America will furnish to each Policyowner at least annually a report showing certain account information including unit values, current rates, current purchase payment allocations and cash surrender value. In addition, reports that include financial statements of NASL Series Trust and information about the investment holdings of the various Portfolios will be sent to the Policyowner semi-annually.

This prospectus contains a detailed discussion of the information a prospective purchaser ought to know before making a purchase. Please read this prospectus carefully and keep it for future reference. It is valid only when accompanied by a current prospectus for NASL Series Trust.



The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains material incorporated by reference and other information regarding registrants that file electronically with the Commission.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Manufacturers Life Insurance
Company of America
500 N. Woodward Avenue
Bloomfield Hills, Michigan 48304

Service Office:
200 Bloor Street East
Toronto, Ontario, Canada M4W 1E5
Telephone: 1-800-827-4546 (1-800-VARILIN[E])


The date of this Prospectus is May 1, 1997.

Prospectus Contents
                                                                          Page
                                                                          ----

Definitions..........................................................
Summary Of Policies..................................................
Policyowner Inquiries................................................
Expense Table........................................................
Condensed Financial Information......................................
General Information About Manufacturers Life of America..............
     Manufacturers Life of America And
         Manufacturers Life..........................................
     General Information about
     Manufacturers Life of
     America's Separate Accounts.....................................
     Manufacturers Life of America's
     Separate Account Two:
     The Variable Accounts...........................................
General Information About NASL Series Trust..........................
     Investment Objectives and Certain Policies Of The Portfolios....
Description Of The Policies..........................................
     Purchasing A Policy.............................................
     "Free Look" Right...............................................
     Restrictions Applicable To
     Purchase Payments...............................................
     Policy Value....................................................
         The Fixed Accounts..........................................
         The Guaranteed Interest Account.............................
         The Variable Accounts.......................................
     Annuity Value Guarantee.........................................
     Transfers of Policy Value.......................................
         Dollar Cost Averaging.......................................
         Asset Allocation Balancer...................................
     Surrender Or Withdrawal Rights..................................
     Special Policy Access...........................................
     Provisions on Death.............................................
         Survivor Benefit Amount.....................................
         Death of the Policyowner....................................
         Death of the Annuitant......................................
     Commencement of Annuity Payments................................
     Substitution of Portfolio Shares................................
     Policy Charges..................................................
         Withdrawal Charge...........................................
         Record-Keeping Charge.......................................
         Dollar Cost Averaging Charge................................
         Special Policy Access Charge................................

                                                                          Page
                                                                          ----
         Premium Tax Deduction.......................................
         Mortality And Expense Risks
         Charges.....................................................
         Administration Charge.......................................
     Market Value Adjustment.........................................
     Other General Policy Provisions
         Deferral of Payments........................................
         Annual Statements...........................................
         Rights of Ownership.........................................
         Beneficiary.................................................
         Modification................................................
Federal Tax Matters..................................................
     Taxation of Manufacturers Life of
     America.........................................................
     Tax Treatment Of The Policies
     Purchase of Policies by Qualified Plans.........................
Additional Information About
Manufacturers Life of America
     Description of Business.........................................
     Responsibilities Assumed By
     Manufacturers Life..............................................
     Selected Financial Data.........................................
     Management Discussion and Analysis of Financial
     Condition and Results of Operation..............................
     Executive Officers and Directors
     Executive Compensation..........................................
     Legal Proceedings...............................................
     State Regulations...............................................
Other Matters........................................................
     Special Provisions For Group Or
     Sponsored Arrangements..........................................
     Sale of the Policies............................................
     Voting Rights...................................................
     Further Information.............................................
     Legal Matters...................................................
     Experts.........................................................
     Performance and Other Comparative Information...................
     Advertising Performance of Variable Accounts....................
Financial Statements.................................................
Appendix A...........................................................
     Annuity Options.................................................
Appendix B...........................................................
     Sample Calculations Of Market Value Adjustments
     And Withdrawal Charges..........................................


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

Definitions

"Accumulation Period" is the period from the date Manufacturers Life of America receives the first purchase payment to the Elected Annuity Date.

"Annuitant" means a person upon whose life annuity payments are based. An Annuitant has no rights under the Policy.

"Annuity Commencement Date" means the date on which the first annuity payment is made.

"Business Day" is any day that the New York Stock Exchange is open for trading and trading is not restricted. The net asset value of the underlying shares of a Variable Account will be determined on each Business Day.

"Charitable Remainder Trust" means a trust established pursuant to Section 664 of the Internal Revenue Code of 1986, as amended.

"Cumulative Net Earnings" means the greater of (i) zero and (ii) the Policy Value less the sum of Net Premiums remaining after adjustments for any prior withdrawals.

"Elected Annuity Date" means the date selected by the Policyowner on which the first annuity payment is due.

"Fixed Account" or "Fixed Accounts" are the various accounts in which allocations are credited with a Guaranteed Rate for a set period of time if the allocations are maintained until the Maturity Date.

"Fixed Account Value" is the sum of the values of a Policy's interest in the Fixed Accounts prior to application of any Market Value Adjustment calculated as set forth in Description of the Policies -- "Policy Value" (the Fixed Accounts).

"General Account" is all assets of Manufacturers Life of America except those allocated to Separate Account Two, Separate Account A, or other separate accounts of Manufacturers Life of America.

"Gross Withdrawal Amount" is the amount of any full surrender or partial withdrawal prior to (i) the deduction of any applicable charges or withholding taxes and (ii) any adjustment for applicable Market Value Adjustments.

"Guarantee Period" is a period during which a Guaranteed Rate will be paid on an allocation to a Fixed Account.

"Guaranteed Interest Account" is the account in which allocations earn interest at a rate guaranteed not to fall below 3% per annum and which can be reset daily.

"Guaranteed Interest Account Value" is the value of a Policy's interest in the Guaranteed Interest Account.

"Guaranteed Rate" is the rate of interest credited by Manufacturers Life of America on a Fixed Account for a given Guarantee Period.

"Market Value Adjustment" is an adjustment to any portion of the Fixed Account Value which is surrendered, withdrawn, annuitized or transferred prior to the Maturity Date.

"Maturity Date" is the last day of a Guarantee Period.

"Net Premiums" are gross premiums less deductions for applicable premium taxes.

"Payee" is a person designated by the Policyowner to receive the annuity payments due and payable on and after the Annuity Commencement Date.

"Policy Value" means the value during the Accumulation Period of amounts accumulated under the Policy. The Policy Value is the sum of the Variable Policy Value, the Guaranteed Interest Account Value and the Fixed Account Value.

"Policy Years", "Policy Anniversaries" and "Policy Months" are determined from the date the initial purchase payment is allocated. The first Policy Anniversary will be on the same date of the same month one year later.

"Purchase Payment" is an amount paid under the Policy.

"Qualified Policy" means a Policy used in connection with a retirement plan which receives favorable federal income tax treatment under sections 401 or 408 of the Internal Revenue Code of 1986, as amended ("Code").

"Service Office" is the office designated by Manufacturers Life of America to service the Policy.

"Survivor Benefit Amount" is the amount to which the Policy Value may be set on the death of the original Policyowner.

"Unit" is an index used to measure the value of a Policy's interest in a Variable Account.

"Variable Account" or "Variable Accounts" are any one or more of the various sub-accounts of Separate Account Two.

"Variable Policy Value" is the sum of the value of a Policy's interest in each of the Variable Accounts calculated as set forth in Description of the Policies -- "Policy Value" (The Variable Accounts).

Summary Of Policies

Eligible Purchasers. The Policies described in this prospectus are designed to provide a flexible investment program for the accumulation of amounts for retirement purposes under plans which receive favorable federal income tax treatment pursuant to sections 401 or 408 of the Code ("Qualified Policies"), or under plans and trusts not entitled to any special tax treatment ("Nonqualified Policies"). The Policies, which will generally be issued to persons up to age 75, will be offered both on an individual basis and in connection with group or sponsored arrangements. (See Description of the Policies -- "Purchasing A Policy".)


Funding Arrangements. The Policies are designed to provide flexibility as to the timing and amount of purchase payments and the available funding media. Purchase payments may be allocated among three types of accounts -- the Variable Accounts, the Guaranteed Interest Account and, in some jurisdictions, the Fixed Accounts. The Variable Accounts are sub-accounts of Separate Account Two, each sub-account investing in a corresponding Portfolio of NASL Series Trust. The Guaranteed Interest Account is an account in which allocated purchase payments earn interest at a rate which can be reset daily but is guaranteed not to be less than 3% per annum. The Fixed Accounts are accounts which earn a fixed rate of interest only if held to maturity.


Purchase Payments. The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). Subsequent purchase payments must be at least $500. Manufacturers Life of America reserves the right to alter these minimum payment amounts on 90 days written notice to the Policyowner and it further reserves the right to institute a pre-authorized payment plan which provides for automatic monthly deductions and which may permit smaller payments. Purchase payments may be allocated among the Variable Accounts, Fixed Accounts and Guaranteed Interest Account in any manner the Policyowner wishes. A Policyowner should specify how each purchase payment is to be allocated. Allocations among the Variable Accounts, Fixed Accounts and Guaranteed Interest Account are made as a percentage of Net Premiums. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal
100. A Policyowner may change the way in which Net Premiums are allocated at any time without charge. If no allocation is specified, a purchase payment will be allocated as set forth in the Policyowner's previous allocation request.
(See Description of the Policies -- "Restrictions Applicable To Purchase Payments".)

Charges and Deductions. There is no deduction from purchase payments for sales expenses. However, full surrender of a Policy or a partial withdrawal thereunder may be subject to a withdrawal charge (contingent deferred sales charge), which is a percentage of the Gross Withdrawal Amount subject to the withdrawal charge. The applicable percentage will depend upon when the purchase payment to which such amount is deemed attributable was made. The maximum withdrawal charge is 8% of the Gross Withdrawal Amount, decreasing over time until, beginning in the seventh year after the purchase payment was made, it is 0%. However, in no event may the charge exceed 8% of the total purchase payments made. The Gross Withdrawal Amount will also be adjusted by any applicable Market Value Adjustment and reduced by any applicable record-keeping charges or withholding taxes.

When amounts allocated to a Fixed Account are not maintained until the applicable Maturity Date, whether as a result of a surrender, partial withdrawal, transfer or the Annuity Commencement Date, the Market Value Adjustment may cause a deduction from, or an addition to, the amounts surrendered, withdrawn, transferred or annuitized. In an investment environment of rapidly increasing interest rates, the Market Value Adjustment could cause the amount available from a Fixed Account prior to the Maturity Date of that Fixed Account upon surrender, withdrawal, transfer or on the Annuity Commencement Date to be substantially less than the amount allocated to that Fixed Account.

A record-keeping charge equal to 2% of the Policy Value up to a maximum of $30 will be deducted on the last day of each Policy Year or on the date of a full surrender made prior to the end of a Policy Year.

Deductions are made for (i) mortality and expense risks charges, and (ii) an administration charge. Mortality and expense risks charges are deducted daily at an annual rate of .80% of assets of Separate Account Two, and monthly, at the beginning of each Policy Month, at an annual rate of .45% of the Variable Policy Value and Fixed Account Value. The administration charge is deducted daily at an annual rate of .20% of the assets of Separate Account Two.

A deduction may be made for any applicable premium taxes attributable to the Policies (currently such taxes range from 0% to 3%).



There is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000; otherwise there is a charge of $5 per transfer. (See Description of the Policies -- "Policy Charges".)


Annuity Payments. Annuity payments will begin on the Elected Annuity Date and will be on a fixed basis only. The Policyowner may change the Elected Annuity Date to any date so long as payments will commence by the end of the year in which the Annuitant reaches age 85. The date the first annuity payment is made is the Annuity Commencement Date. Under some Qualified Policies, annuity payments must commence no later than April 1 following the year the Annuitant attains the age of 70. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, the Policy Value will be paid to the Policyowner in a single sum. (See Description of the Policies -- "Commencement of Annuity Payments".)

Surrenders or Withdrawals. At any time prior to the Annuity Commencement Date, a Policyowner may fully surrender the Policy for, or make a cash withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal charge and record-keeping charge, and adjusted for any Market Value Adjustment. A full surrender or cash withdrawal may be subject to a tax penalty. (See "Tax Treatment Of The Policies".) The minimum cash withdrawal that may be requested at any one time is $500. Some Qualified Policies must contain restrictions on withdrawal rights. (See Description of the Policies -- "Surrender Or Withdrawal Rights".)


Transfers. Subject to certain limitations, transfers may be made at any time among the Guaranteed Interest Account, the Variable Accounts and the Fixed Accounts (subject, in the case of transfers from Fixed Accounts, to any applicable Market Value Adjustment). Transfers into the accounts may be made in any amount. Transfers from any account of less than the entire account value must be at least $500, including transfers under the Dollar Cost Averaging program, except transfers made pursuant to the Asset Allocation Balancer program or transfers designed to change percentage allocations of assets among accounts. Transfers from the Guaranteed Interest Account are limited in any one Policy Year to the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy Anniversary. (See Description of the Policies --
"Transfers of Policy Value".)


Free Look Right. Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments, Manufacturers Life of America will refund the Policy Value plus or minus any applicable Market Value Adjustment.

                                    *  *  *

The above summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus and the accompanying prospectus of NASL Series Trust to which reference should be made.


Policyowner Inquiries

All communications or inquiries relating to a Policy should be addressed to the Manufacturers Life of America Service Office at 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. All notices and elections under a Policy must be received at that Service Office to be effective.

                                 EXPENSE TABLE

                                                                      NUMBER OF COMPLETE
                                                                         POLICY YEARS
                                                                            SINCE
                                                                           PURCHASE
                                                                           PAYMENT          WITHDRAWAL
                                                                           WAS MADE           CHARGE
                                                                      ------------------    ----------
1.   POLICY AND TRANSACTION CHARGES:                                        0-2.99           8.00%
     (a) Withdrawal Charge (contingent deferred sales charge) (as             3              6.00%
         a percentage of the lesser of amount surrendered or                  4              4.00%
         purchase payments)1:                                                 5              2.00%
                                                                          6 or more           None
     (b) Record-Keeping Charge                                                                $ 30 2
     (c) Dollar Cost Averaging Charge (if selected and                                        $  5
         applicable)3


                                                                                            ANNUAL RATE
                                                                                            -----------

2.   MORTALITY AND EXPENSE RISKS CHARGE
     (a) Variable (Separate) Accounts
         - Charged daily as a percentage of average Variable
           Account Values 4                                                                  0.80%
         - Charged monthly as a percentage of the policy
           month-start Fixed Account Assets 4                                                0.45%
                                                                                             -----

                                                                                             1.25%

     (b) Fixed Accounts
         - Charged monthly as a percentage
           of the policy month-start Fixed Account Assets                   0.45%

     (c) Guaranteed Interest Account                                        0.00%

3.   OTHER SEPARATE ACCOUNT EXPENSES
         Charge for administration charged daily as a
         percentage of average Variable Account Values                                       0.20%
                                                                                             -----
     TOTAL SEPARATE ACCOUNT AND OTHER ASSET BASED CHARGES                                    1.45%

1 The withdrawal charge decreases over time depending on the number of complete Policy Years elapsed since the purchase to which the withdrawal is deemed attributable was made. A withdrawal other than one made pursuant to the free withdrawal provision is deemed to be a liquidation of a purchase payment. The free withdrawal provision allows the Policyowner to withdraw in any Policy Year after the first up to 10% of the Policy Value as of the most recent Policy Anniversary free of the withdrawal charge. In addition, a Market Value Adjustment may cause a deduction from or addition to amounts withdrawn from the Fixed Accounts.

2 A record-keeping charge of 2% of the Policy Value up to a maximum of $30 is deducted during the Accumulation Period on the last day of a Policy Year. The charge is also deducted upon full surrender of a Policy on a date other than the last day of a Policy Year.

3 Transfers pursuant to the optional Dollar Cost Averaging program are free if Policy Value exceeds $15,000 at the time of the transfer, but otherwise incur a $5 charge.

4 A mortality and expense risks charge of .80% per annum is deducted daily from Separate Account Two assets, and a mortality and expense risks charge of .45% per annum is deducted monthly from Variable Policy Values and Fixed Account Values.

                                                                                      ANNUAL RATE
                                                                                      -----------

4. NASL SERIES TRUST ANNUAL EXPENSES (after applicable fee waivers and expense reimbursements):
   As a percentage of underlying Trust's average net assets



                                                                   INVESTMENT        OTHER       TOTAL TRUST
   PORTFOLIO                                                     MANAGEMENT FEES   EXPENSES*      EXPENSES
   ---------                                                     ---------------   ---------     -----------
   Pacific Rim Emerging Markets Trust.......................          0.85%          0.30%           1.15%
   Emerging Growth Trust....................................          1.05%           .10%           1.15%
   International Stock Trust................................          1.05%           .20%           1.25%
   Quantitative Equity Trust (formerly Common Stock Fund)...           .70%           .06%            .50%**
   Real Estate Securities Trust.............................           .70%           .10%            .50%**
   Balanced Trust...........................................           .80%           .15%            .95%
   Capital Growth Bond Trust................................           .65%           .10%            .50%**
   Money Market Trust.......................................           .50%           .05%            .55%



*Other Expenses include custody fees, registration fees, legal fees, audit fees, trustees' fees, insurance fees and other miscellaneous expenses. The amounts set forth in the table above are expense estimates for the current fiscal year based upon historical NASL new portfolio cash inflows. NASL Financial has agreed pursuant to its advisory agreement with NASL Series Trust to reduce its advisory fee or reimburse NASL Series Trust to the extent that such other expenses (excluding taxes, portfolio brokerage commissions, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of business) exceed .75% in the case of the International Stock Trust and Pacific Rim Emerging Markets Trust and, in the case of each of the other NASL Trusts listed above, .50% of the average annual net assets of such NASL Portfolio. Such expense limitations with respect to the NASL Trusts will continue in effect from year to year unless otherwise terminated at any year end by NASL Financial on 30 days' notice to NASL Series Trust.



**NASL Financial Services, Inc. has voluntarily agreed to waive fees payable to it and/or to reimburse expenses for a period of one year beginning January 1, 1997 to the extent necessary to prevent the total of advisory fees and expenses for the Quantitative Equity Trust (formerly Common Stock Fund), Real Estate Securities Trust and Capital Growth Bond Trust for such period from exceeding
 .50% of average net assets.

                                                    1 YEAR        3 YEARS      5 YEARS      10 YEARS
                                                    ------        -------      -------      --------
Example 5

If you surrender your Policy at the end of the applicable time period:
 You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:

  NASL SERIES TRUST
      INTERNATIONAL STOCK TRUST                    102           163           187           310
      PACIFIC RIM EMERGING MARKETS TRUST           101           160           182           301
      EMERGING GROWTH TRUST                        101           160           182           301
      QUANTITATIVE EQUITY TRUST
         (formerly Common Stock Fund)               91           149           163           262
      REAL ESTATE SECURITIES TRUST                  97           151           165           266
      BALANCED TRUST                                99           155           173           281
      CAPITAL GROWTH BOND TRUST                     97           149           163           261
      MONEY MARKET TRUST                            95           144           153           241

If you do NOT surrender your Policy or if you annuitize at the end of the applicable time period:

 You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:

 NASL SERIES TRUST
      INTERNATIONAL STOCK TRUST                     28            86           147           310
      PACIFIC RIM EMERGING MARKETS TRUST            27            83           142           301
      EMERGING GROWTH TRUST                         27            83           142           301
      QUANTITATIVE EQUITY TRUST
         (formerly Common Stock Fund)               23            71           122           262
      REAL ESTATE SECURITIES TRUST                  24            73           124           266
      BALANCED TRUST                                25            77           132           281
      CAPITAL GROWTH BOND TRUST                     23            71           122           261
      MONEY MARKET TRUST                            21            65           112           241

5 In the examples above, the $30 annual record-keeping charge has been reflected in the calculation of annual expenses by converting it to a percentage charge. In converting the charge to a percentage an average account size of $40,000 was used. The 10% free withdrawal has been incorporated where applicable.

The purpose of the above table is to assist a Policyowner in understanding the various costs and expenses that he or she will bear directly or indirectly. The table reflects expenses of Separate Account Two, the Fixed Accounts and NASL Series Trust, but it does not reflect any deduction made to cover any premium taxes attributable to a Policy. Such taxes may be as much as 3% depending on the law of the applicable state or local jurisdiction. In addition, although the table does not reflect any charge for the Special Policy Access feature, Manufacturers Life of America reserves the right to charge an administrative fee not to exceed $150 for withdrawal under this provision. However, currently no charge is imposed. The example included in the above table should not be considered a representation of past or future expenses, and actual expenses may be greater or less than those shown.

Information concerning charges assessed under the Policies is set forth below. See Description of the Policies -- "Policy Charges". Information concerning the management fees paid by NASL Series Trust is provided under the caption "Management of the Trust" in the accompanying NASL Series Trust prospectus.

CONDENSED FINANCIAL INFORMATION

                    SCHEDULE OF ACCUMULATION UNIT VALUES AND
                         ACCUMULATION UNITS OUTSTANDING


The accumulation unit values set forth in the following table are accounting data that do not reflect the impact of the following charges (which are not deducted as part of the calculation of accumulation unit values): withdrawal charges, record-keeping charges, the portion of the mortality and expense risk charges deducted monthly, deductions for premium taxes (if any), Dollar Cost Averaging, or Special Policy Access transactions. Accordingly, the change in accumulation unit values over time should not be viewed as an accurate measure of the investment performance of Separate Account Two.

           FOR THE PERIOD NOVEMBER 3, 1987 THROUGH DECEMBER 31, 1996
                                  SUB-ACCOUNTS


                                                         EMERGING GROWTH TRUST
                                               (FORMERLY  EMERGING GROWTH EQUITY FUND)
                                               ---------------------------------------

                           1987     1988    1989      1990      1991      1992      1993      1994        1995        1996
                           ----     ----    ----      ----      ----      ----      ----      ----        ----        ----
November 3 (Commencement)  $10.00
January 1 value                     $10.87  $12.58    $17.72    $14.93    $ 25.33   $ 30.55   $   37.47   $   35.58   $   45.01
December 31 value          $10.87   $12.58  $17.72    $14.93    $25.33    $ 30.55   $ 37.47   $   35.58   $   45.01   $   46.79
December 31 units             329   11,285  22,539    41,687    76,705    288,277   874,970   1,454,901   1,670,956   1,681,075




                                                                BALANCED TRUST
                                                      (FORMERLY  BALANCED ASSETS FUND)
                                                      --------------------------------

                           1987     1988    1989     1990      1991      1992      1993        1994        1995        1996
                           ----     ----    ----     ----      ----      ----      ----        ----        ----        ----
November 3 (Commencement)  $10.00
January 1 value                     $10.20  $10.87   $ 13.06   $ 13.13   $ 16.04   $   16.87   $   18.70   $   17.75   $   21.91
December 31 value          $10.20   $10.87  $13.06   $ 13.13   $ 16.04   $ 16.87   $   18.70   $   17.75   $   21.91   $   23.98
December 31 units           1,645   21,509  47,074   118,664   201,901   515,812   1,293,922   2,001,928   2,189,632   2,312,513



                                                          CAPITAL GROWTH BOND TRUST
                                                     (FORMERLY CAPITAL GROWTH BOND FUND)
                                                     -----------------------------------

                           1987     1988    1989      1990      1991      1992      1993      1994      1995      1996
                           ----     ----    ----      ----      ----      ----      ----      ----      ----      ----
November 3 (Commencement)  $10.00
January 1 value                     $10.15  $10.77    $12.14    $12.81    $ 14.76   $ 15.47   $ 16.94   $ 16.02   $ 19.07
December 31 value          $10.15   $10.77  $12.14    $12.81    $14.76    $ 15.47   $ 16.94   $ 16.02   $ 19.07   $ 19.35
December 31 units           1,039   17,737  36,191    51,268    69,024    168,747   499,877   672,365   789,655   851,595


                                                              MONEY MARKET TRUST
                                                         (FORMERLY MONEY-MARKET FUND)
                                                         ----------------------------

                           1987     1988    1989     1990       1991       1992      1993      1994     1995        1996
                           ----     ----    ----     ----       ----       ----      ----      ----     ----        ----
November 3 (Commencement)  $10.00
January 1 value                     $10.07  $10.68   $ 11.51    $ 12.28    $ 12.84   $ 13.15   $ 13.37  $   13.75   $   14.38
December 31 value          $10.07   $10.68  $11.51   $ 12.28    $ 12.84    $ 13.15   $ 13.37   $ 13.75  $   14.38   $   14.95
December 31 units           7,161   23,091  32,907   160,484    122,681    176,160   328,922   918,869  1,290,129   1,375,204

                                                         QUANTITATIVE EQUITY TRUST
                                                        (FORMERLY COMMON STOCK FUND)
                                                        ----------------------------

                            1987     1988     1989     1990      1991      1992      1993     1994      1995      1996
                            ----     ----     ----     ----      ----      ----      ----     ----      ----      ----
November 3 (Commencement)   $10.00
January 1 value                      $10.43   $11.35   $14.68    $13.94    $ 17.97   $ 18.88  $ 21.19   $ 20.10   $   25.72
December 31 value           $10.43   $11.35   $14.68   $13.94    $17.97    $ 18.88   $ 21.19  $ 20.10   $ 25.72   $   30.03
December 31 units              709    7,257   20,202   43,044    78,327    194,079   485,195  803,568   977,871   1,274,256



                                                          REAL ESTATE SECURITIES TRUST
                                                     (FORMERLY REAL ESTATE SECURITIES FUND)
                                                     --------------------------------------

                            1987     1988     1989     1990      1991      1992      1993     1994      1995         1996
                            ----     ----     ----     ----      ----      ----      ----     ----      ----         ----
November 3 (Commencement)   $10.00
January 1 value                      $ 9.99   $11.05   $11.95    $11.30    $ 15.78   $ 18.96  $   23.01  $   22.16   $   25.26
December 31 value           $9.99    $11.05   $11.95   $11.30    $15.78    $ 18.96   $ 23.01  $   22.16  $   25.26   $   38.68
December 31 units           1,642    12,733   17,676   17,834    24,956    134,707   711,630  1,205,880  1,149,409   1,190,829



                                             INTERNATIONAL STOCK TRUST
                                           (FORMERLY INTERNATIONAL FUND)
                                           -----------------------------

                                                 1994             1995             1996
                                                 ----             ----             ----
October 4 (Commencement)                         $10.00
January 1 value                                                   $  9.72          $ 10.71
December 31 value                                $ 9.72           $ 10.71            11.71
December 31 units                                89,180           354,776          652,940



                                          PACIFIC RIM EMERGING MARKETS TRUST
                                      (FORMERLY PACIFIC RIM EMERGING MARKETS FUND)
                                      --------------------------------------------

                                                   1994            1995             1996
                                                   ----            ----             ----
October 4 (Commencement)                           $10.00
January 1 value                                                    $  9.41          $ 10.38
December 31 value                                  $ 9.41          $ 10.38            11.29
December 31 units                                  67,272          261,208          502,325

General Information About Manufacturers
Life of America

Manufacturers Life of America And
Manufacturers Life


Manufacturers Life of America, a wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.) ("Manufacturers USA"), is a stock life insurance company organized under the laws of Pennsylvania on April 11, 1977 and redomesticated under the laws of Michigan on December 9, 1992. It is a licensed life insurance company in the District of Columbia and all states of the United States except New York. Manufacturers USA, a life insurance company organized in 1955 under the laws of Maine and redomesticated under the laws of Michigan on December 30, 1992, is a wholly-owned subsidiary of Manulife Reinsurance Corporation (U.S.A.), a life insurance company organized in 1983 under the laws of Michigan which in turn is a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manufacturers Life"), a mutual life insurance company based in Toronto, Canada. Manufacturers Life and its subsidiaries, together, constitute one of the largest life insurance companies in North America and rank among the 60 largest life insurers in the world as measured by assets. Manufacturers Life and Manufacturers Life of America have received the following ratings from independent rating agencies: Standard and Poor's Insurance Rating Service -- AA+ (for claims paying ability), A.M. Best Company -- A++ (for financial strength), Duff & Phelps Credit Rating Co. -- AAA (for claims paying ability), and Moody's Investors Service, Inc. -- Aa3 (for financial strength). However, neither Manufacturers Life of America nor Manufacturers Life guarantees the investment performance of the Separate Account.


General Information about Manufacturers Life of America's Separate Accounts

Manufacturers Life of America is the legal owner of the assets in its separate accounts. The income, gains and losses of the separate accounts, whether or not realized, are, in accordance with applicable contracts, credited to or charged against the accounts without regard to the other income, gains or losses of Manufacturers Life of America. Manufacturers Life of America will at all times maintain assets in the accounts with a total market value at least equal to the reserves and other liabilities relating to Variable Account or Fixed Account benefits under all Policies participating in the accounts. While the assets of Separate Account Two may not be charged with liabilities which arise from any other business Manufacturers Life of America conducts, the assets of Separate Account A may be so charged. However, all obligations under the Policies are general corporate obligations of Manufacturers Life of America.

The investments made by the separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.

Manufacturers Life of America's
Separate Account Two:
The Variable Accounts

Manufacturers Life of America established its Separate Account Two on May 25, 1983 as a separate account under Pennsylvania law. Since December 9, 1992 the Separate Account has been operated under Michigan law. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account Two is currently used only to support the Variable Account obligations under variable annuity contracts.

Separate Account Two is registered with the Securities and Exchange Commission ("S.E.C.") under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust. A unit investment trust is a type of investment company which invests its assets in specified securities, such as the shares of one or more investment companies, rather than in a portfolio of unspecified securities. Registration under the 1940 Act does not involve any supervision by the S.E.C. of the management or investment policies or practices of Separate Account Two. For state law purposes Separate Account Two is treated as a part or division of Manufacturers Life of America.

General Information About

NASL Series Trust

Each sub-account of Separate Account Two will purchase shares only of a particular portfolio of NASL Series Trust. NASL Series Trust is registered under the 1940 Act as an open-end management investment company. Separate Account Two will purchase and redeem shares of NASL Series Trust at net asset value. Shares will be redeemed to the extent necessary for Manufacturers Life of America to provide benefits under the Policies, to transfer assets from one sub-account to another or to the General Account or Separate Account A as requested by Policyowners, and for other purposes consistent with the Policies. Any dividend or capital gain distribution received from a portfolio will be reinvested immediately at net asset value in shares of that portfolio and retained as assets of the corresponding sub-account. NASL Series Trust shares are issued to fund benefits under both variable annuity contracts and variable life insurance policies issued by Manufacturers Life of America, or other insurance companies affiliated with the Company. Shares of NASL Series Trust will also be issued to Manufacturers Life of America's general account for certain limited investment purposes including initial portfolio seed money. For a description of the procedures for handling potential conflicts of interest arising from the funding of such benefits, see the accompanying NASL Series Trust prospectus.

NASL Series Trust receives investment advisory services from NASL Financial Services, Inc. NASL Financial Services, Inc. is a registered investment adviser under the Investment Advisers Act of 1940. NASL Series Trust also employs subadvisers. The following subadvisers provide investment subadvisory services to the indicated portfolios:

     PORTFOLIO                           SUBADVISER

Aggressive Growth Portfolios
     Pacific Rim Emerging Markets Trust  Manufacturers Adviser Corporation*
     Emerging Growth Trust               Warburg, Pincus Counsellors, Inc.
     International Stock Trust           Rowe Price-Fleming International, Inc.

Equity Portfolios
     Quantitative Equity Trust
     (formerly Common Stock Fund)        Manufacturers Adviser Corporation*
     Real Estate Securities Trust        Manufacturers Adviser Corporation*

Balanced Portfolio
     Balanced Trust                      Founders Asset Management, Inc.

Bond Portfolio
     Capital Growth Bond Trust           Manufacturers Adviser Corporation*

Money Market Portfolio
     Money Market Trust                  Manufacturers Adviser Corporation*

*Manufacturers Adviser Corporation is an indirect wholly-owned subsidiary of Manufacturers Life.

Investment Objectives and Certain Policies Of The Portfolios



The investment objectives and certain policies of the Portfolios currently available to policyowners through corresponding sub-accounts are set forth below. There is, of course, no assurance that these objectives will be met.

Emerging Growth Trust. The investment objective of the Emerging Growth Trust is maximum capital appreciation. Warburg, Pincus Counsellors, Inc. manages the Emerging Growth Trust and will pursue this objective by investing primarily in a portfolio of equity securities of domestic companies. The Emerging Growth Trust ordinarily will invest at least 65% of its total assets in common stocks or warrants of emerging growth companies that represent attractive opportunities for maximum capital appreciation.

Balanced Trust. The investment objective of the Balanced Trust is current income and capital appreciation. Founders Asset Management, Inc. is the manager of the Balanced Trust and seeks to attain this objective by investing in a balanced portfolio of common stocks, U.S. and foreign government obligations and a variety of corporate fixed-income securities.

Capital Growth Bond Trust. The investment objective of the Capital Growth Bond Trust is to achieve growth of capital by investing in medium-grade or better debt securities, with income as a secondary consideration. Manufacturers Adviser Corporation manages the Capital Growth Bond Trust. The Capital Growth Bond Trust differs from most "bond" funds in that its primary objective is capital appreciation, not income.

Money Market Trust. The investment objective of the Money Market Trust is to obtain maximum current income consistent with preservation of principal and liquidity. Manufacturers Adviser Corporation manages the Money Market Trust and seeks to achieve this objective by investing in high quality, U.S. dollar denominated money market instruments.

Quantitative Equity Trust (formerly Common Stock Fund). The investment objective of the Quantitative Equity Trust is to achieve intermediate and long-term growth through capital appreciation and current income by investing in common stocks and other equity securities of well established companies with promising prospects for providing an above-average rate of return. Manufacturers Adviser Corporation manages the Quantitative Equity Trust.

Real Estate Securities Trust. The investment objective of the Real Estate Securities Trust is to achieve a combination of long-term capital appreciation and satisfactory current income by investing in real estate related equity and debt securities. Manufacturers Adviser Corporation manages the Real Estate Securities Trust.

International Stock Trust. The investment objective of the International Stock Trust is to achieve long-term growth of capital. Rowe Price-Fleming International, Inc. manages the International Stock Trust and seeks to obtain this objective by investing primarily in common stocks of established, non-U.S. companies.

Pacific Rim Emerging Markets Trust. The investment objective of the Pacific Rim Emerging Markets Trust is to achieve long-term growth of capital. Manufacturers Adviser Corporation manages the Pacific Rim Emerging Markets Trust and seeks to achieve this investment objective by investing in a diversified portfolio that is comprised primarily of common stocks and equity-related securities of corporations domiciled in countries of the Pacific Rim region.


A full description of the NASL Series Trust, its investment objectives, policies and restrictions, the risks associated therewith, its expenses, and other aspects of its operation is contained in the accompanying NASL Series Trust prospectus, which should be read together with this prospectus.

Description Of The Policies

Purchasing A Policy

The Policies are designed for use in connection with retirement plans entitled to special tax treatment under Sections 401 or 408 of the Code and retirement plans and trusts not entitled to any special tax treatment. The Policies are appropriate for group or sponsored plans with individual accounts or for purchase directly by individuals. (See Other Matters -- "Special Provisions for Group or Sponsored Arrangements".) A Policy will generally be issued to persons up to age 75. In certain circumstances Manufacturers Life of America may, in its sole discretion, issue a Policy to persons above age 75.

Except where application information and the initial purchase payment are supplied by electronic transmission, persons seeking to purchase Policies must submit an application and a check for the initial purchase payment. The application, whether written, or via electronic transmission, is subject to underwriting standards adopted by Manufacturers Life of America and Manufacturers Life of America reserves the right to reject any application. A properly completed application that is accompanied by the initial purchase payment and all information necessary for the processing of the application will normally be accepted within two business days. An incomplete application which is subsequently made complete will normally be accepted within two business days of completion; however, if an application is not completed properly or necessary information is not obtained within 5 working days, Manufacturers Life of America will offer to return the purchase payment.

Special provisions for electronic transmission of application information and purchase payments. In jurisdictions where it is not prohibited, Manufacturers Life of America will accept transmittal of initial and subsequent purchase payments by electronic transfer to the Service Office provided the transmission is (i) initiated by a broker-dealer from whom Manufacturers Life of America has agreed to accept such transfers and (ii) accompanied by the information necessary to issue a Policy and/or allocate the premium payments.

Initial purchase payments made via electronic transfer and accompanied by the information necessary to issue a Policy will normally be accepted within two business days. If the accompanying information is incomplete but is subsequently made complete, it will normally be accepted within two business days; however, if the requested information cannot be obtained within five business days, Manufacturers Life of America will inform the broker-dealer, on the applicant's behalf, of the reasons for the delay and offer to return the purchase payment.

Based on the information provided by the electronic transmission, Manufacturers Life of America will generate an application and Policy to be forwarded to the applicant for signature.

"Free Look" Right

Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments made, Manufacturers Life of America will refund the Policy Value plus or minus any applicable Market Value Adjustment.

Restrictions Applicable To Purchase Payments

Purchase payments are made directly by the Policyowner. They may be made at any time until the Annuity Commencement Date or until the Policy is fully surrendered. If the Policyowner is an individual, purchase payments will not be permitted after the Policyowner's death unless the beneficiary is the Policyowner's spouse. If the Policyowner is not an individual, purchase payments will not be permitted after the Annuitant's death, unless the Policyowner is the trustee of a trust which is part of a qualified retirement plan described in section 401(a) of the Code. See Description of the Policies -- "Provisions on Death" (Death of the Policyowner and Death of the Annuitant). Purchase payments must be made to the Manufacturers Life of America Service Office.

The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). This can be allocated to the Variable Accounts, the Guaranteed Interest Account or the Fixed Accounts. Subsequent purchase payments must be at least $500. If an additional purchase payment would cause the Policy Value to exceed $1,000,000, or if the Policy Value should already exceed $1,000,000, the prior approval of Manufacturers Life of America will be required for an additional purchase payment. If, for any reason, the Policy Value should fall to zero, the Policy and all rights of the Policyowner and any other person under the Policy, will terminate and no further purchase payments may be made.

Manufacturers Life of America reserves the right to alter the minimum payment amounts on 90 days written notice to the Policyowner and it further reserves the right to institute a pre-authorized payment plan which will provide for automatic monthly deductions and which may permit smaller payments.

A Policyowner should specify how each purchase payment is to be allocated. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal 100. A Policyowner may change the way in which Net Premiums are allocated at any time without charge. The change will take effect on the date a written or telephonic request for change satisfactory to Manufacturers Life of America is received at its Service Office. If no allocation is specified, a purchase payment will be allocated using the same percentages as specified in the last allocation request received from the Policyowner. Such allocation will be made at the end of the Business Day in which the purchase payment is received at the Manufacturers Life of America Service Office. Manufacturers Life of America will send a confirmation of its receipt of each purchase payment.

Policy Value

The Policy Value at any time is equal to the sum of the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value. The Policy Value is available to the Policyowner through a partial withdrawal or a full surrender. See "Surrender or Withdrawal Rights" below. The portion of the Policy Value based on the Variable Policy Value is not guaranteed and will vary each Business Day with the investment performance of the underlying Portfolios.

Reserves for Policy Values allocated to the Guaranteed Interest Account will be held in the General Account of Manufacturers Life of America. Reserves for Policy Values allocated to the Fixed Accounts will either be held in Separate Account A or in the General Account of Manufacturers Life of America, depending upon the requirements of the jurisdiction in which a Policy is purchased.

The Fixed Accounts


Manufacturers Life of America established its Separate Account A on December 1, 1992 as a separate account under Michigan law. It is not a registered investment company. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account A is currently used only to support the Fixed Account obligations under variable annuity contracts. These Fixed Account obligations are based on interest rates credited to Fixed Accounts and do not depend on the investment performance of Separate Account A. Any gain or loss in Separate Account A accrues solely to Manufacturers Life of America and Manufacturers Life of America assumes any risk associated with the possibility that the value of the assets in Separate Account A might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in Separate Account A fall below such reserves and other liabilities, Manufacturers Life of America will transfer assets from its General Account to Separate Account A to make up the shortfall. Manufacturers Life of America reserves the right to transfer to its General Account any assets of Separate Account A in excess of such reserves and other liabilities and to maintain assets in Separate Account A which support any number of annuities which Manufacturers Life of America offers or may offer.
The assets of Separate Account A are not insulated from the claims of Manufacturers Life of America's creditors and may be charged with liabilities which arise from other business conducted by Manufacturers Life of America.
Thus Manufacturers Life of America may, at its discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, its General Account for purposes of administration.


The assets of Separate Account A will be invested in those assets chosen by Manufacturers Life of America and permitted by applicable state laws for separate account investments.

The Policyowner may allocate Net Premiums directly to the Fixed Accounts or transfer Policy Values to the Fixed Accounts provided such allocations are permitted by the Policyowner's jurisdiction. Each allocation to a Fixed Account is accounted for separately and earns a fixed rate of interest for a set period of time called a "Guarantee Period".

Currently, Guarantee Periods ranging from 1 to 10 years are offered under the Policies.

To the extent permitted by law, Manufacturers Life of America reserves the right at any time to offer Guarantee Periods with durations that differ from those available at the date of this prospectus. Manufacturers Life of America also reserves the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. These actions may be taken upon 60 days written notice to the Policyowner.

If the Policyowner surrenders, withdraws or transfers any Policy Value attributable to the Fixed Accounts prior to the end of the applicable Guarantee Period, a Market Value Adjustment will apply. (See Description of the Policies -- "Policy Charges" -- Market Value Adjustment).

If Manufacturers Life of America does not receive written notice at least 7 days prior to the end of the Guarantee Period of a Fixed Account indicating what action to take with respect to funds in the Fixed Account upon maturity thereof, the funds will be allocated to a new Fixed Account for the same Guarantee Period as the matured Fixed Account. If the same Guarantee Period is no longer available, we will use the next shortest available Guarantee Period; provided that Manufacturers Life of America will not allocate funds to a Guarantee period that extends beyond the Elected Annuity Date. If the required Guarantee Period is not available, funds will be transferred to the Guaranteed Interest Account.

Fixed Account Value. The value of a Policyowner's interest in a Fixed Account reflects all interest credited to or accrued to date on the Fixed Account, all purchase payments or transfers allocated to the Fixed Account, any withdrawals or transfers from the Fixed Account, any applicable withdrawal or other charges deducted from the account, and any applicable Market Value Adjustments previously made.

The Guaranteed Interest Account

As noted above, Policyowners may accumulate value on a variable basis, by allocating purchase payments to one or more sub-accounts of Separate Account Two, or on a fixed basis by allocating purchase payments either to one or more of the Fixed Accounts, or, if permitted by the Policyowner's jurisdiction, to the Guaranteed Interest Account. Amounts allocated to the Guaranteed Interest Account will earn a minimum interest rate of 3% per annum. Manufacturers Life of America may credit interest at a rate in excess of 3% per annum; however, it is not obligated to do so. The rate of interest credited is subject to change daily. No specific formula governs the determination of the rate to be credited in excess of 3% per annum.

Guaranteed Interest Account Value. The value of a Policyowner's interest in the Guaranteed Interest Account reflects all interest credited to or accrued to date on the account, all purchase payments or transfers allocated to the Guaranteed Interest Account, any withdrawals or transfers from the Guaranteed Interest Account and any applicable withdrawal and other charges deducted from the Guaranteed Interest Account.

The Variable Accounts

Variable Policy Value. Upon receipt of a purchase payment at its Service Office, Manufacturers Life of America credits the Policy with a number of units for each Variable Account based upon the portion of the purchase payment allocated to the Variable Account. Units are also credited to reflect any transfers to a Variable Account. Units are cancelled whenever amounts are deducted, transferred or withdrawn from a Variable Account, any charge or deduction is assessed against a Variable Account, on the Annuity Commencement Date, or on payment of proceeds payable on death.

The number of units credited or cancelled for a specific transaction is based on the dollar amount of the transaction divided by the value of the unit on the Business Day on which the transaction occurs. The number of units credited with respect to an initial payment submitted with a completed purchase application will be based on the applicable unit values for either the Business Day on which the payment is received at the Manufacturers Life of America's Service Office or other office or entity so designated by Manufacturers Life of America or the following Business Day, depending on when the application is accepted. Units will be credited with respect to any subsequent purchase payments allocated to, or transfers into, a Variable Account based on the applicable unit values of the Business Day on which the payment or transfer request is so received. The number of units cancelled in connection with partial withdrawals, transfers out of a Variable Account or deduction of charges from a Variable Account will also be based on the applicable unit values of the Business Day on which the requests for a partial withdrawal or transfer are so received, or on which deductions are made.

Units are valued at the end of each Business Day. A Business Day is deemed to end at the time of the determination of the net asset value of the Fund shares. When an order involving the crediting or cancelling of units is received after the end of a Business Day or on a day which is not a Business Day, the order will be processed on the basis of unit values determined on the next Business Day. Similarly, any determination of Policy Value or Variable Account Value to be made on a day which is not a Business Day will be made on the next Business Day.

The value of a unit of each Variable Account was initially fixed at $10.00. For each subsequent Business Day the unit value of a particular Variable Account is the value of the adjusted net assets of that account at the end of the Business Day divided by the total number of units.

The value of a unit may increase, decrease or remain the same, depending on the investment performance of a Variable Account from one Business Day to the next. The unit value for any Variable Account for any Business Day is the result of
(a) minus (b) divided by (c), where:

(a)  is the net assets of the Variable Account as of the end of such Business
     Day;

(b) is a charge not exceeding .000027397 for each calendar day since the preceding Business Day, multiplied by the net assets of the Variable Account as of the end of such Business Day, corresponding to a charge of 0.80% per annum for mortality and expense risks, and 0.20% per annum for the administration charge; and

(c)  is the total number of units of the Variable Account.

Manufacturers Life of America reserves the right to adjust the above formula to provide for any taxes determined by it to be attributable to the operations of Separate Account Two.

Annuity Value Guarantee

The Annuity Value Guarantee guarantees that, in those jurisdictions where permitted, under certain conditions the Policy Value available at the Annuity Commencement Date will be the greater of the Policy Value or an amount reflecting the purchase payments and withdrawals made by the Policyowner.

Such amount is calculated as follows: (1) when the Policy is issued, the amount is set equal to the initial purchase payment; (2) each time a purchase payment is made the amount is increased by the amount of the purchase payment; and (3) each time a withdrawal is made, the amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value.

This Guarantee will be effective only for Policies owned individually or jointly with another individual, unless otherwise required by state law, and only if the Annuity Commencement Date is a date within 30 days of the later of the tenth Policy Anniversary or the first Policy Anniversary after the original policyowner (or the older of two original joint Policyowners) is age 65. If the Annuity Commencement Date does not fall within this time frame, the Policy may still be eligible for this Guarantee. Thereafter eligibility will re-occur every fifth anniversary, provided the Annuity Commencement Date is within 30 days thereof.

The Policyowner will cease to be eligible for the Annuity Value Guarantee if, at any time, (i) the Policyowner makes a withdrawal or transfers money out of a Fixed Account prior to that account's Maturity Date or (ii) the Annuity Commencement Date is prior to the Maturity Date of any Fixed Account to which the Policyowner has allocated values.

Transfers of Policy Value

Subject to the restrictions described below, transfers may be made among any of the accounts at any time during the Policy Year free of charge. Manufacturers Life of America does, however, reserve the right to limit, upon notice, the maximum number of transfers a Policyowner may make to one per month or six at any time within a Policy Year. In addition, Manufacturers Life of America also reserves the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

The minimum dollar amount of all transfers pursuant to a single transfer request, except for transfers pursuant to the Asset Allocation Balancer program or transfers designed to reallocate assets among accounts, is $500. The maximum amount that may be transferred from the Guaranteed Interest Account in any one Policy Year is the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy anniversary. Any transfer which involves a transfer out of the Guaranteed Interest Account may not involve a transfer to the Variable Accounts' Money Market Trust.

Transfer requests must be satisfactory to Manufacturers Life of America and in writing, or by telephone if a currently valid telephone transfer authorization form is on file. Although failure to follow reasonable procedures may result in Manufacturers Life of America's liability for any losses due to unauthorized or fraudulent telephone transfers, Manufacturers Life of America will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Manufacturers Life of America will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures shall consist of confirming a valid telephone authorization form is on file, tape recording all telephone transactions and providing written confirmation thereof.

Limitations. To the extent that surrenders, partial withdrawals and transfers out of a Variable Account exceed net premium allocations and transfers into that Variable Account, portfolio securities of the underlying Fund may have to be sold. Excessive sales of the Fund's portfolio securities in such a situation could be detrimental to that Fund and to Policyowners with Policy Values allocated to Variable Accounts investing in that Fund. To protect the interests of all Policyowners, the Policy's transfer privilege is limited as described below.

So long as effecting all requested transfers out of a Variable Account in a particular Business Day would not reduce the number of shares of the underlying Fund outstanding at the close of the prior Business Day by more than 5%, all such requests will be effected. However, net transfers out of a Variable Account greater than 5% would be permitted only if, and to the extent that, in the judgment of Manufacturers Adviser Corporation, they would not result in detriment to the underlying Fund or to the interests of Policyowners or others with assets allocated to that Fund. If and when transfers must be limited to avoid such detriment, some requests will not be effected. In determining which requests will be effected, transfers pursuant to the Dollar Cost Averaging program will be effected first, followed by Asset Allocation Balancer transfers, written requests next and telephone requests last. Within each such group, requests will be processed in the order received, to the extent possible. Policyowners whose transfer requests are not effected will be so notified. Current S.E.C. rules preclude Manufacturers Life of America from processing at a later date those requests that were not effected. Accordingly, a new transfer request would have to be submitted in order to effect a transfer that was not effected because of the limitations described in this paragraph. Manufacturers Life of America may be permitted to limit transfers in certain other circumstances. (See Description of the Policies -- "Other General Policy Provisions" -- Deferral of Payments).


Dollar Cost Averaging

Manufacturers Life of America will offer Policyowners a Dollar Cost Averaging program. Under this program amounts will be automatically transferred at predetermined intervals from one Variable Account to any other Variable Account(s), or a Fixed Account or the Guaranteed Interest Account.

Under the Dollar Cost Averaging program the Policyowner will designate a dollar amount of available assets to be transferred at predetermined intervals from one Variable Account into any other Variable Account(s) or a Fixed Account or the

Guaranteed Interest Account. Each transfer under the Dollar Cost Averaging program must be at least $500 and Manufacturers Life of America reserves the right to change this minimum at any time upon notice to the Policyowner. Currently, there is no charge for this program if Policy Value exceeds $15,000; otherwise a charge of $5 per transfer or series of transfers occurring on the same transfer date will apply. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected and the Policyowner will be so notified. Manufacturers Life of America reserves the right to cease to offer the Dollar Cost Averaging program on 90 days' written notice to the Policyowner.

Asset Allocation Balancer

Manufacturers Life of America will also offer Policyowners the ability to have amounts automatically transferred among stipulated accounts to maintain an allocated percentage in each stipulated account.

Under the Asset Allocation Balancer program the Policyowner will designate an allocation of Policy Value among the Variable Accounts. Every six Policy Months, Manufacturers Life of America will move amounts out of Variable Accounts and into other Variable Accounts as necessary to maintain the Policyowner's chosen allocation. Currently, there is no charge for this program. A change to the policyowner's premium allocation instructions will automatically result in a change in Asset Allocation Balancer instructions so that the two are identical unless the Policyowner instructs Manufacturers Life of America otherwise or has a Dollar Cost Averaging request in effect. Manufacturers Life of America reserves the right to institute a charge for this program or to cease to offer the Asset Allocation Balancer Program on 90 days' written notice to the Policyowner.

Surrender Or Withdrawal Rights

At any time prior to the Elected Annuity Date, a Policyowner may fully surrender the Policy for, or make a partial withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal or record-keeping charge and any applicable withholding taxes and reduced or augmented by any applicable Market Value Adjustment. (See Description of the Policies -- "Policy Charges".) For certain Qualified Policies, exercise of the right to surrender may require the consent of the Policyowner's spouse under regulations promulgated by the Treasury or Labor Department.

In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary or (ii) Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Premiums as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. Amounts surrendered or withdrawn during a Policy Year which exceed the foregoing sums will be subject to a withdrawal charge.

In the case of a full surrender of a Policy, Manufacturers Life of America will pay the Policy Value reduced by any applicable withdrawal or record-keeping charges and any applicable withholding taxes, and adjusted by any applicable Market Value Adjustment as of the Business Day on which the request for surrender is received at its Service Office, and the Policy will be cancelled. In the case of a partial withdrawal from the Variable Accounts, Manufacturers Life of America will pay the amount requested and cancel that number of units credited to each Variable Account necessary to equal the amount of the partial withdrawal plus any applicable withdrawal charges and withholding taxes. In the case of a partial withdrawal from the Fixed Account or the Guaranteed Interest Account, Manufacturers Life of America will pay the amount requested. The Fixed Account Value and/or the Guaranteed Interest Account Value will be reduced by the amount withdrawn and any applicable withdrawal charges and withholding taxes, and adjusted by any applicable Market Value Adjustment. In any event, should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal. (For a discussion of withholding taxes see Federal Tax Matters -- "Tax Treatment of the Policies".)

For a partial withdrawal, the Policyowner should specify the account(s) from which the withdrawal should be made. If no specification is indicated, the withdrawal will not be made and the Policyowner will be so notified.

There is no limit on the frequency of partial withdrawals; however, the requested withdrawal must be at least $500. Any request for a partial withdrawal or a full surrender of a Policy must be in writing and delivered to the Manufacturers Life of America Service Office. If the amount to be withdrawn exceeds $10,000, it must be accompanied by a guarantee of the Policyowner's signature by a commercial bank, trust company, member of the National Association of Securities Dealers, Inc., a notary public, or any other individual or association designated by Manufacturers Life of America.


Special Policy Access

In those states where permitted, if the Policyowner should become terminally ill, he or she will be permitted to make one full surrender or partial withdrawal without imposition of withdrawal charges. If partial withdrawal is chosen, the Survivor Benefit Amount and Annuity Value Guarantee, if applicable, will be reduced accordingly. To be eligible, Manufacturers Life of America must receive written evidence acceptable to Manufacturers Life of America, including a written statement from a licensed medical doctor, that the Policyowner is terminally ill and has a life expectancy of one year or less and the consent of any irrevocable beneficiary and any assignee.

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to this provision.


Provisions on Death

In the discussions that follow, references to the age, death, life expectancy, or marital status of a Policy owner do not apply to a Policyowner who owns a Policy other than individually or jointly with another person, except the Survivor Benefit amount which will apply upon death of the annuitant if the Policyowner is a charitable remainder trust. In addition, references to the death of the original Policyowner include the first to die of two joint Policyowners.


Survivor Benefit Amount

Upon occurrence of the death of the original Policyowner, Manufacturers Life of America will compare the Policy Value to the Survivor Benefit Amount and, if the Policy Value is lower, Manufacturers Life of America will deposit sufficient funds into the Money-Market Variable Account to make the Policy Value equal the Survivor Benefit Amount. Any funds which Manufacturers Life of America deposits into the Money-Market Variable Account will not be deemed a purchase payment for purposes of calculating withdrawal charges.

The Survivor Benefit Amount is calculated as follows: (1) when the Policy is issued, the Survivor Benefit Amount is set equal to the initial purchase payment; (2) each time a purchase payment is made, the Survivor Benefit Amount is increased by the amount of the purchase payment; (3) each time a withdrawal is made, the Survivor Benefit Amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value; (4) in jurisdictions where it is allowed, on every sixth Policy Anniversary Manufacturers Life of America will set the Survivor Benefit Amount to the greater of its current value or the Policy Value on that Policy Anniversary, provided the original Policyowner is still alive and is not older than age 85.

Subsequent to the death of the original Policyowner, the Variable Policy Value will continue to reflect the investment performance of the selected Variable Accounts.


Joint Ownership

If the Policy is owned jointly, the proceeds of the Survivor Benefit Amount will be payable on the first death of a Policyowner. However, if the surviving Policyowner is the spouse of the deceased and elects to continue the Policy, payment of the Survivor Benefit Amount will be deferred. The Survivor Benefit Amount will continue to be calculated as described above if payment is deferred.

If the surviving Policyowner is not the spouse of the deceased Policyowner, the proceeds of the Survivor Benefit Amount will be payable as set out in the non-spousal ownership provisions of the section entitled Provisions on Death -- "Death of the Policyowner".

Death of the Policyowner

Death Prior to Annuity Commencement Date. If any Policyowner dies before the Elected Annuity Date, all amounts will remain as allocated by that Policyowner until Manufacturers Life of America receives further instructions from the new Policyowner, or the surviving Policyowner if the Policy was owned jointly. The new or surviving Policyowner can make withdrawals, transfer amounts, assign the policy and name a payee, prior to payment of the Policy Value as described below.

If the new or surviving Policyowner is the spouse, he or she can:

(a)  continue the Policy and may make further purchase payments; or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge except with respect to withdrawal of purchase payments received after the death of the Policyowner; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office.

However, if a partial withdrawal or a full surrender of the Policy Value occurs more than 60 days after the death of the Policyowner, the payment will be based on the Policy Value determined as of the date of payment, adjusted for any applicable Market Value Adjustment and withdrawal charge. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".)

The Policy will continue under option (a) in the absence of a written notification from the surviving spouse to do otherwise.

If the new or surviving Policyowner is not the spouse, he or she can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered within 5 years of the death. Applicable Market Value Adjustments and withdrawal charges will be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, (i) the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office, (ii) the only Annuity Options available are options 1, 2(b), or 2(c) of the

     Annuity Options described in Appendix A, (iii) the period selected for payment must not extend beyond the new or surviving Policyowner's life expectancy, and (iv) payments under the Annuity Option selected must begin no later than December 31 of the year following death of the Policyowner.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

Death After Annuity Commencement Date. If the Policyowner dies after the Annuity Commencement Date, payments will continue under the annuity option selected if the terms of the annuity so provide.

Death of the Annuitant

Death Prior to Annuity Commencement Date. If the Policyowner is an individual who is not the Annuitant, and the Annuitant dies before the Annuity Commencement Date, the Policy will continue and the Policyowner may continue to make purchase payments. If the Policyowner has appointed a contingent Annuitant, he or she will become the new Annuitant. If no such appointment has been made, the Policy owner must appoint a new Annuitant within 60 days of the death of the original Annuitant; otherwise the Policyowner will be deemed to be the new Annuitant.

If the Policyowner is not an individual, the Policy is not a Qualified Policy owned by the trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered for a lump sum within 5 years of the Annuitant's death. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

If the Policyowner is not an individual, the Policy is a Qualified Policy owned by a trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, a new Annuitant must be appointed and no further purchase payments can be made. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

Death After Annuity Commencement Date. If the Policyowner is an individual who is not the Annuitant and the Annuitant dies after the Elected Annuity Date, payments will continue under the annuity option selected if the terms of the annuity so provide.


Commencement of Annuity Payments

The Policyowner elects an annuity date in the application (the "Elected Annuity Date"). The Policyowner may change the Elected Annuity Date to any date prior to the end of the Policy Year in which the Annuitant reaches age 85 except in the case of Qualified Policies and Policies where the owner is a Charitable Remainder Trust. If the Policyowner is a Charitable Remainder Trust there is no required annuitization age. Written request for change of the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least thirty days prior to the new Elected Annuity Date.

Annuity payments will be made by application of the Policy Value to provide an annuity. Annuity payments will be made on a fixed basis only; the Policy Value will no longer reflect the investment performance of the Variable Accounts, the Fixed Accounts or the Guaranteed Interest Account. The annuity options available are described in Appendix A under "Annuity Options". The date on which the first annuity payment is made is the Annuity Commencement Date.

There are legal restrictions on the Elected Annuity Date selected for Qualified Policies. In general, the Annuity Commencement Date for Qualified Policies owned by an individual cannot be later than April 1 following the calendar year in which the Policyowner attains age 70 1/2. There are some exceptions to this requirement. If the Policy is owned by the trustee of a trust established pursuant to an employer retirement plan, the Elected Annuity Date is determined by the terms of the trust and plan.

Annuity payments may be made monthly, quarterly, semi-annually or annually. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, Manufacturers Life of America will pay the Policy Value to the Policyowner in a single sum in lieu of annuity payments.

Substitution of Portfolio Shares

Although Manufacturers Life of America believes it to be highly unlikely, it is possible that in the judgment of its management, one or more of the Portfolios may become unsuitable for investment by Separate Account Two because of a change in investment policy or a change in the tax laws, because the shares are no longer available for investment, or for some other reason. In that event, Manufacturers Life of America may seek to substitute the shares of another Portfolio or of an entirely different mutual fund. Before this can be done, the approval of the S.E.C. and one or more state insurance departments may be required.

Manufacturers Life of America also reserves the right to combine other registered separate accounts with Separate Account Two investing in additional Funds of the Series Fund or another investment company, to establish additional sub-accounts within Separate Account Two, to operate Separate Account Two as a management investment company or other form permitted by law, to transfer assets from Separate Account Two to another registered separate account and from another registered separate account to Separate Account Two, and to deregister Separate Account Two under the 1940 Act. Any such change would be made only if permissible under applicable federal and state law.

Policy Charges

The various charges and deductions applicable to the Policy and the separate accounts are set forth below.

Withdrawal Charge

A withdrawal charge (contingent deferred sales charge) may be imposed on partial withdrawals from, and the full surrender of, a Policy. In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary, or (ii) the Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Premiums as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. The withdrawal charge is deducted as a percentage of amounts withdrawn in a Policy Year in excess of the foregoing sums minus any applicable record-keeping charge (imposed on Policy Anniversaries and on full surrenders made on other than a Policy Anniversary) and plus or minus any applicable Market Value Adjustment.

The withdrawal charge is designed to partially compensate Manufacturers Life of America for the cost of selling and distributing the Policies. The cost includes agents' commissions, advertising, agent training and the printing of prospectuses and sales literature.

The withdrawal charge is determined by applying a percentage to the Gross Withdrawal Amount subject to the withdrawal charge. The applicable percentage depends upon when the purchase payments to which the withdrawal or surrender is deemed attributable were made, as indicated in the following schedule:

Number of complete Policy Years elapsed       The Withdrawal
    since purchase payment was made:             Charge is

                0-2.99                              8%
                   3                                6%
                   4                                4%
                   5                                2%
               6 or more                           None


Where the Gross Withdrawal Amount is deemed attributable to purchase payments made in different Policy Years, different percentages will be applied to the portions of the Gross Withdrawal Amount attributable to such payments.

For purposes of determining the withdrawal charge applicable to a full surrender or partial withdrawal, any Gross Withdrawal Amount, other than an amount not subject to a withdrawal charge by reason of the free withdrawal provisions described above, will be deemed to be a liquidation of a purchase payment. The oldest previously unliquidated purchase payment will be deemed to have been liquidated first, then the next oldest and so forth. In addition, all purchase payments made during a Policy Year will be deemed to have been made on the first day of that year. Once all purchase payments have been liquidated, additional amounts surrendered or withdrawn will not be subject to a withdrawal charge. Thus, in no event may aggregate withdrawal charges exceed 8% of the total purchase payments made.

No withdrawal charge will be applied: (1) if the Policy Value is applied to an annuity, (2) when a full surrender or partial withdrawal is made within 60 days of the death of the original Policyowner (except that a withdrawal charge will be applied to a Gross Withdrawal Amount consisting of purchase payments made after the date of death of the original Policyowner), (3) when the Policyowner is not an individual and a full surrender or partial withdrawal is made within 60 days of the death of the Annuitant, or (4) upon a full surrender or the first partial withdrawal made after the Policyowner becomes terminally ill. (See Description of the Policies -- "Provisions on Death" and "Special Policy Access".)

On a full surrender of the Policy, the Gross Withdrawal Amount is the Policy Value. Upon full surrender, the Policyowner will receive the Gross Withdrawal Amount adjusted by any applicable Market Value Adjustment, less applicable withdrawal charges and withholding taxes, and less the record-keeping charge.

On a partial withdrawal, the Policyowner will receive the amount he or she requests. Manufacturers Life of America will calculate the Gross Withdrawal Amount such that after all applicable withdrawal charges, withholding taxes and Market Value Adjustments have been applied, the Policyowner will receive the amount requested. See Appendix B for examples of the application of withdrawal charges.

Withdrawal charges on a partial withdrawal will be deducted from the accounts proportionately to the Gross Withdrawal Amount, adjusted by any applicable Market Value Adjustments attributable to the respective accounts. Should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal.

Manufacturers Life of America does not expect to recover its total sales expenses through the withdrawal charge. To the extent that the withdrawal charge is insufficient to recover sales expenses, Manufacturers Life of America will pay sales expenses from its other assets or surplus. These assets may include proceeds from the mortality and expense risks charges described below.

Record-Keeping Charge

A record-keeping charge equal to 2% of the Policy Value up to a maximum of $30 will be deducted from Policy Value on the last day of each Policy Year during the Accumulation Period. This charge will also be deducted upon full surrender of a Policy on a date other than the last day of a Policy Year. The charge will be taken before any withdrawal charge is applied and before any applicable Market Value Adjustment. It will be deducted from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.


The record-keeping charge is paid to Manufacturers Life of America to compensate it for certain costs associated with the Policies and the operations of the separate accounts, including the establishing and maintaining of account and tax records for each Policyowner; communicating with Policyowners by mailing confirmations of transactions, Policy Anniversary statements, annual reports of NASL Series Trust and annually updated prospectuses for NASL Series Trust and the Policy and by responding to Policyowner requests to change information contained in his or her records such as names, addresses, allocation percentages, beneficiary or Annuitant designation, participation in the Dollar Cost Averaging or Asset Allocation Balancer programs, certain Fixed Account transactions such as calculations of Market Value Adjustments and transfers solely between Fixed Accounts, and responding to written or oral inquiries by Policyowners regarding the operations of the Policy, the separate accounts or NASL Series Trust. Although these expenses may rise in the future, Manufacturers Life of America guarantees that it will not increase the amount of the record-keeping charge applicable to outstanding Policies.


Dollar Cost Averaging Charge

Currently, there is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000, otherwise there is a charge of $5.00 per transfer or series of transfers taking place on the same transfer date. This charge will be deducted from the account from which funds are transferred. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected.

Special Policy Access Charge

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to the provision.

Premium Tax Deduction

Manufacturers Life of America will deduct any premium or similar state or local tax attributable to a Policy. Currently, such taxes, if any, range up to 3% depending on applicable law. Although the deduction can be made from purchase payments or from Policy Value, it is anticipated that premium taxes will be deducted from the Policy Value at the time it is applied to provide an annuity unless required otherwise by applicable law. When deducted at the Annuity Commencement Date, the premium tax deduction will be taken from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.

Other than the premium taxes above, Manufacturers Life of America makes no charge for federal, state or local taxes that may be attributable to the separate accounts or to the operations of Manufacturers Life of America with respect to the Policies. However, if Manufacturers Life of America incurs any such such taxes, it may make a charge therefor, in addition to the foregoing.

Mortality And Expense Risks Charges

A charge at an annual rate of .45% is made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted monthly at
 .0375% of assets at the beginning of each Policy Month from the Variable Account Value and the Fixed Account Value.

A charge at an annual rate of .80% is also made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted daily from the assets of Separate Account Two.

The mortality risks assumed are (i) the risk that Annuitants may live for longer periods of time than the periods indicated in the mortality tables on which Manufacturers Life of America calculated the annuity tables in the Policies, (ii) the risk that mortality will cause a Policy to terminate before the assumed Annuity Commencement Date and (iii) the risk that mortality will cause Manufacturers Life of America to incur higher costs than anticipated for the Survivor Benefit Amount. The expense risks assumed are that the expenses of administration of and recordkeeping for the Policies will be greater than Manufacturers Life of America estimated. Manufacturers Life of America will realize a gain from these charges to the extent they are not needed to pay expenses under the Policies.

Although it is difficult to specify precisely the breakdown between expense and mortality risk elements of the mortality and expense risks charge, Manufacturers of America estimates that approximately .85% is for mortality risks and .40% for expense risks. A little more than half of the mortality risk element is estimated to be attributable to risks taken in connection with the Survivor Benefit Amount (a death benefit guarantee). As both the daily and monthly charges are imposed in connection with the same risks, each charge could be estimated to be divided into mortality risk and expense risk components at the same ratio as for the overall estimate.

Administration Charge

A charge at an annual rate of 0.20% of the Variable Account Value is made for the administration of the Policy. This charge is deducted daily by assessing a charge against the assets of Separate Account Two.

The administration charge is paid to Manufacturers Life of America to compensate it for costs associated with administration of the Policies and the separate accounts including those related to allocation of initial and subsequent purchase payments, processing purchase applications, withdrawals, surrenders, unit value calculations, transfers, calculation of proceeds payable on death, payment of proceeds payable on death, cash management prior to Policy issue, and establishing and maintaining computer system support for those or other administrative functions. Manufacturers Life of America reserves the right to increase the amount of the administration charge applicable to outstanding Policies in the future if costs associated with the Policies and the operations of the separate accounts should rise above current levels.

Market Value Adjustment

A Market Value Adjustment ("MVA") will apply when money is removed from a Fixed Account prior to the Maturity Date for any of the following reasons: full surrender, partial withdrawal, transfer to another account (including another Fixed Account), or to purchase an annuity. However, the MVA will be waived if the amount is removed within the one month period prior to the Maturity Date.

The MVA will be applied after any transfer or contract charge is deducted, but before the application of any withdrawal charges.

The MVA reflects the difference between the Guaranteed Rate for the applicable Fixed Account, and the current Guaranteed Rate for the time period equal to the remaining Guarantee Period ("Current Rate"). Generally, if the Guaranteed Rate is higher than the Current Rate, the MVA will be positive. If the Guaranteed Rate is lower than the Current Rate, the MVA will be negative.

On a full surrender, a positive MVA will increase the amount received by the Policyowner, while a negative MVA will decrease the amount received by the Policyowner.

On a transfer, the amount of the requested transfer from a Fixed Account will not reflect any adjustment by the MVA. Any such adjustment will be reflected in the amount transferred to the new account(s). A positive MVA will increase the amount transferred into the new account(s), while a negative MVA will decrease the amount so transferred.

On the Annuity Commencement Date, a positive MVA will increase the amount applied to provide an annuity, while a negative MVA will decrease the amount applied to provide an annuity.

On a partial withdrawal, a positive MVA will decrease the Gross Withdrawal Amount required to provide the requested amount. A negative MVA will increase the Gross Withdrawal Amount so required.

The actual MVA is a proportion of the Gross Withdrawal Amount, determined by the following formula:

                               (1+G) exp N
                               -----        - 1
                               (1+C)


where:

G is the Guaranteed Rate for the money being subjected to the MVA.


C is the Guaranteed Rate offered by Manufacturers Life of America for deposits for a time period equal to the number of years remaining in the Guarantee Period, rounded up to the next full year (the "Current Rate"). If at the time of the MVA calculation, Manufacturers Life of America does not offer a Guarantee Period with the required number of years, then the rate C will be found by linear interpolation of the current rates for available Guarantee Periods.


N is the number of full months remaining in the Guarantee Period divided by 12.

See Appendix B for examples of MVA calculations.

Other General Policy Provisions

Deferral of Payments

Manufacturers Life of America reserves the right to postpone the transfer or payment of any value or benefit available under a Policy based upon the assets allocated to Separate Account Two for any period during which:

(1) the New York Stock Exchange ("Exchange") is closed for trading (other than customary weekend and holiday closings) or trading on the Exchange is otherwise restricted; or

(2) an emergency exists as defined by the S.E.C. or the S.E.C. requires that trading be restricted; or

(3) the S.E.C., by order, so permits a delay for the protection of security holders.

Manufacturers Life of America also reserves the right to delay transfer or payment of assets from the Fixed Accounts or the Guaranteed Interest Account for up to six months and will pay interest at a rate determined by it if there is a delay in payment for more than 30 days. In addition, transfers may be denied under the circumstances previously set forth. (See Description of the Policies -- "Provisions on Transfers".)

Annual Statements

Within 30 days after each Policy Anniversary, Manufacturers Life of America will send the Policyowner a statement showing:

(1) the summary of each active account up to the most recent Policy Anniversary including the Policy Value up to the Policy Anniversary date; and

(2) a description of the transactions affecting each active account during the Policy Year including total units cancelled, amounts deducted from each account for fees, and total units and amounts credited to each account as allocations or interest.

Rights of Ownership

The Policyowner is the person entitled to exercise all rights under a Policy. As such, any Policy rights or privileges may be exercised without the consent of the Annuitant, beneficiary or any other individual, except as provided by the Policyowner.

Except as discussed below, ownership of the Policy may be changed or the Policy collaterally assigned at any time prior to the Annuity Commencement Date, subject to the rights of any irrevocable beneficiary or other person. Any change of ownership or assignment must be made in writing and will not take effect until received at the Manufacturers Life of America Service Office. Manufacturers Life of America assumes no responsibility for the validity of any assignment.

In the case of a Qualified Policy, there may be restrictions on the privileges of ownership. Some plans do not permit the exercise of certain of the Policyowner's rights without the written consent of the Policyowner's spouse. Among the rights limited are the right to choose an optional form of payment; to make withdrawals; or to surrender the Policy.

A Qualified Policy which is not owned by a trustee of a trust which qualifies under section 401(a) of the Code, may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to Manufacturers Life of America except as may be provided by applicable state or federal law. Ownership of a Qualified Policy which is owned by a trustee of a Qualified Plan may not be transferred to a participant prior to the Annuity Commencement Date. The transfer of a Qualified Policy to a participant prior to the Annuity Commencement Date would jeopardize the plan's qualified status as the Policy does not contain the restrictions on a participant's rights on withdrawal or on and after the Annuity Commencement Date required for plans under the Employee Retirement Income Security Act.

Change of Annuitant. The Policyowner may change the Annuitant prior to the Annuity Commencement Date. Eligible Annuitants are: (i) the Policyowner, (ii) Policyowner's spouse, or (iii) the Policyowner's parent(s), brother(s), sister(s), or child(ren).

If the Policyowner is not an individual, the Annuitant(s) may not be changed except with respect to certain Qualified Plans. In any event, the Annuitant(s) may not be changed after the Annuity Commencement Date.

Change of Elected Annuity Date. The Elected Annuity Date may be changed from that stated in the application to an earlier or later date. The new date cannot be later than the end of the Policy Year in which the Annuitant reaches age 85. A written request to change the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least 30 days prior to the new Elected Annuity Date. (See Description of the Policies -- "Annuity Value Guarantee").

Selection of Payee. The Policyowner must select a Payee to receive any payments due under the Policy. If the Payee is the Policyowner, any payments remaining on the Policyowner's death will be paid to the beneficiary. If a Payee other than the Policyowner has been selected, any payments remaining on the Policyowner's death will continue to be made to the Payee until Manufacturers Life of America receives written notice from the beneficiary to change the Payee.

The Payee for annuity payments should be chosen from the following:

(a)  The Annuitant;

(b)  The Annuitant's spouse, parent(s), brother(s), sister(s), child(ren); or

(c)  The Policyowner, if the Policyowner is an individual.

Any other choice of Payee will require the consent of Manufacturers Life of
America:

Change of Payee. The Policyowner may change the Payee at any time upon 30 days' written notice to Manufacturers Life of America. Such notice must specify the date on which payments to the new Payee should begin. A change in the Payee will not require the Payee's consent.

Beneficiary

Ownership of the Policy will pass to the designated beneficiary on the death of the Policyowner. The beneficiary is the person designated in the application or as subsequently designated. The beneficiary may be changed at any time by written notice to Manufacturers Life of America. Any change will be effective on the date written notice is received at the Manufacturers Life of America Service Office. If no beneficiary survives the Policyowner, ownership will pass to the Policyowner's estate. In the case of Qualified Policies, regulations promulgated by the Departments of Labor and Treasury prescribe certain limitations on the designation of a beneficiary.

Modification

A Policy may not be modified by Manufacturers Life of America without the consent of the Policyowner, except where required to conform to any applicable law or regulation or any ruling issued by a government agency.

Federal Tax Matters

Taxation of Manufacturers Life of America

Manufacturers Life of America is taxed as a life insurance company under Subchapter L of the Code. Since the operations of Separate Account Two are part of, and are taxed with, the operations of Manufacturers Life of America, Separate Account Two is not separately taxed as a "regulated investment company" under Subchapter M of the Code. Under existing federal income tax laws, investment income and capital gains of Separate Account Two are not taxed to the extent they are applied to increase reserves under the Policies. Since, under the Policies, investment income and realized capital gains of Separate Account Two are automatically applied to increase reserves, Manufacturers Life of America does not anticipate that it will incur any federal income tax liability attributable to Separate Account Two, other than a federal income tax based on premiums received which is currently absorbed by Manufacturers Life of America, and therefore Manufacturers Life of America does not intend to make provision for any such taxes. However, if changes in the federal tax laws or interpretations thereof result in Manufacturers Life of America being taxed on such income or gains, or taxes currently absorbed are increased, then Manufacturers Life of America may impose a charge against Separate Account Two in order to make provision for such taxes.

Tax Treatment Of The Policies

The Policies are designed for use in connection with retirement savings plans that may or may not qualify for special income tax treatment under the provisions of the Code. The following discussion of federal income tax aspects of amounts received under a variable annuity contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of law to individual circumstances.

The United States Congress has, in the past, considered legislation that, if enacted, would have taxed the inside build-up in certain annuities. While this proposal was not enacted, Congress remains interested in the taxation of the inside build-up of annuity contracts. Policyholders should consult their tax advisor regarding the status of new, similar provisions before purchasing the Policy.

Section 72 of the Code governs taxation of annuities in general. Under existing provisions of the Code, except as described below, any increase in the value of a Policy is not taxable to the Policyowner or Annuitant until received, either in the form of annuity payments, as contemplated by the Policy, or in some other form of distribution. However, as a general rule, deferred Policies held by a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The investment income on such Policies is taxed as ordinary income that is received or accrued by the Policyowner during the taxable year.

In certain circumstances policies will be treated as held by a natural person if the nominal owner is a non-natural person and the beneficial owner is a natural person, but this special exception will not apply in the case of any employer who is the nominal owner of a Policy providing non-qualified deferred compensation for its employees. Exceptions to the general rule (of immediate taxation) for Policies held by a corporation, trust or similar entity may apply with respect to (1) annuities held by an estate of a decedent, (2) Policies issued in connection with qualified retirement plans, or IRAs, (3) certain annuities purchased by employers upon the termination of a qualified retirement plan, (4) certain annuities used in connection with structured settlement agreements, and (5) annuities purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity.

When annuity payments commence, each payment is taxable under Section 72 of the Code as ordinary income in the year of receipt if the Policyowner has not previously been taxed on any portion of the purchase payments. If any portion of the purchase payments has been included in the taxable income of the Policyowner, this aggregate amount will be considered the "investment in the contract." For fixed annuity payments, there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the annuity; the remainder of each payment is taxable. However, once the total amount of the taxpayer's "investment in the contract" is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease before the total amount of the taxpayer's "investment in the contract" is recovered, the unrecovered amount will be allowed as a deduction to the Policyowner in his or her last taxable year.

In the case of a withdrawal, amounts received are taxable as ordinary income to the extent that the Policy Value (determined without regard to any withdrawal charges) before the withdrawal exceeds the "investment in the contract." Amounts loaned under an annuity or amounts received pursuant to an assignment or pledge of an annuity are treated as withdrawals. There are special rules for loans to participants from annuities held in connection with qualified retirement plans or IRA's. With respect to contracts issued after April 22, 1987, if an individual transfers an annuity without adequate consideration to a person other than his or her spouse (or to his or her former spouse incident to divorce), he or she will be taxed on the difference between the value of the annuity minus any withdrawal charges and the "investment in the contract" at the time of transfer. In such case, the transferee's "investment in the contract" will be increased to reflect the increase in the transferor's income.

In addition, there is a 10% penalty tax on the taxable amount of any payment unless the payment is: (a) received on or after the date that the Policyowner reaches age 59 1/2; (b) attributable to the Policyowner's becoming disabled as defined in the Code; (c) made to a beneficiary on the death of the Policyowner;
(d) made to a beneficiary on the death of the primary annuitant if the Policyowner is not a natural person; (e) made as a series of substantially equal periodic payments for the life of the taxpayer (or the joint lives of the taxpayer and beneficiary), subject to certain recapture rules; (f) made under an annuity that is purchased with a single premium whose annuity starting date is no later than a year from purchase of the annuity; (g) attributable to "investment in the contract" before August 14, 1982; or (h) made with respect to certain annuities issued in connection with structured settlement agreements. Special rules may apply to annuities issued in connection with qualified retirement plans.

For both withdrawals and annuity payments under some types of plans qualifying for special federal income tax treatment ("qualified plans"), there may be no "investment in the contract" and the total amount received may be taxable.

Where the Policy is owned by an individual, Manufacturers Life of America will withhold and remit to the U.S. Government a part of the taxable portion of each distribution made under a Policy unless the distributee notifies Manufacturers Life of America at or before the time of the distribution that he or she elects not to have any amounts withheld. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of nonperiodic payments (including withdrawals prior to the annuity commencement date) is 10%. Where the Policy is not owned by an individual or it is owned in connection with a qualified plan, or when the owner is a non-resident alien, special withholding rules may apply.

In certain circumstances, owners of variable annuity policies may be considered the owners, for federal income tax purposes, of the assets of the separate account used to support their policies. In those circumstances, income and gains from the separate account assets would be includible in the variable policyowner's gross income. The IRS has stated in published rulings that a variable policyowner will be considered the owner of separate account assets if the policyowner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations concerning diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., the policyowner), rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyowners may direct their investments to particular subaccounts without being treated as owners of the underlying assets." As of the date of this Prospectus, no such guidance has been issued.


For purposes of determining a Policyowner's gross income from distributions which are not in the form of an annuity, the Code provides that all deferred annuities issued by the same company to the same Policyowner during any calendar year shall be treated as one annuity. Additional rules may be promulgated under this provision to prevent avoidance of its effect. For further information on current aggregation rules under this and other Code provisions, the Policyowner should consult his or her tax adviser.

Purchase of Policies by Qualified Plans

The Policies are available for use with several types of qualified plans. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Therefore, no attempt is made to provide more than general information about the use of the Policies with the various types of qualified plans. Policyowners, Annuitants and beneficiaries are cautioned that the rights of any person to any benefits under such qualified plans may be subject to the terms and conditions of the Policy. Following are brief descriptions of the various types of qualified plans in connection with which Manufacturers Life of America will issue a Policy.

Individual Retirement Annuities. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA". These IRAs are subject to limits on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. Distributions from certain other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Policies for use with IRAs may be subject to special requirements of the Internal Revenue Service. Distributions from these qualified plans are subject to special withholding rules. Consult your plan administrator before taking a distribution which you wish to roll over. A direct rollover from a qualified plan is permitted and is exempt from the special withholding rules. When issued in connection with an IRA, a Policy will be amended as necessary to conform to the requirements of federal laws governing such plans.

Corporate and Self-Employed (H.R. 10 and Keogh) Pension and Profit Sharing Plans. Section 401(a) of the Code permits corporate employers to establish various types of tax-favored retirement plans for employees. Self-employed individuals may establish plans for themselves and their employees. Such retirement plans may permit the purchase of the Policies in order to provide benefits under the plans. Employers intending to use Policies in connection with such plans should seek competent advice.

Purchase of Policies by Charitable Remainder Trusts

The Policies may be purchased by Charitable Remainder Trusts. If a Charitable Remainder Trust is the Policyowner, the character of amounts received by the income beneficiary of the Charitable Remainder Trust depends on the character of the income in the trust. To the extent the trust has any undistributed ordinary income, amounts received by the income beneficiary from the trust are taxed as ordinary income. The Internal Revenue Service has held in at least one private letter ruling that any increase in the value of a Policy will be treated as income to the trust in the year it accrues regardless whether it is actually received by the trust. However, a private letter ruling cannot be relied on as precedent by anyone other than the taxpayer who requests it.

State and Local Government Deferred Compensation Plans

Section 457 of the Code permits employees of state and local governments, rural electric cooperatives and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. To the extent Policies are used in connection with an eligible plan, employees are considered general creditors of the employer and the employer as owner of the Policy has the sole right to the proceeds of the Policy. Those who intend to use Policies in connection with such plans should seek qualified advice as to the tax and legal consequences of such an investment.

Additional Information About
Manufacturers Life of America

Description of Business


Manufacturers Life of America's primary purpose is to issue and sell variable universal life and variable annuity products in the United States. However, Manufacturers Life of America also commenced establishment of branch operations in Taiwan to develop and market traditional insurance for the Taiwanese market. Manufacturers Life of America began capitalizing this operation in 1993 and commenced full operations in 1995.


Responsibilities Assumed By Manufacturers Life

Manufacturers Life and Manufacturers USA have entered into an agreement with ManEquity, Inc. pursuant to which Manufacturers Life or Manufacturers USA, on behalf of ManEquity, Inc., will pay the sales commissions in respect of the Policies and certain other policies issued by Manufacturers Life of America, prepare and maintain all books and records required to be prepared and maintained by ManEquity, Inc. with respect to the Policies and such other policies, and send all confirmations required to be sent by ManEquity, Inc. with respect to the Policies and such other policies. ManEquity, Inc. will promptly reimburse Manufacturers Life or Manufacturers USA for all sales commissions paid by Manufacturers Life and will pay Manufacturers Life for its other services under the agreement in such amounts and at such times as agreed to by the parties.

Manufacturers Life and Manufacturers USA have also entered into a Service Agreement with Manufacturers Life of America pursuant to which Manufacturers Life and Manufacturers USA will provide to Manufacturers Life of America all issue, administrative, general services and record-keeping functions on behalf of Manufacturers Life of America with respect to all of its insurance policies including the Policies. Under this agreement Manufacturers Life of America is obligated to reimburse operating expenses and costs incurred by Manufacturers Life or Manufacturers USA on behalf of Manufacturers Life of America. For 1994, 1995 and 1996, Manufacturers Life of America paid $21,326,446, $23,211,484, and $26,982,466, respectively, to Manufacturers Life pursuant to the agreement.

Finally, Manufacturers USA has entered into an excess reinsurance arrangement with Manufacturers Life of America for certain obligations arising under the Survivor Benefit Amount. Except for its obligations to Manufacturers Life of America under this reinsurance agreement, Manufacturers USA has no financial obligation for any variable Policy benefits.


Manufacturers Life of America's ultimate parent company, Manufacturers Life, is a Canadian-based mutual life insurance company with worldwide operations and assets of $68.6 Billion (Canadian Dollars) and surplus of $4.3 Billion (Canadian Dollars) as of December 31, 1996. As in the past, Manufacturers Life of America may look to its ultimate parent company to provide the necessary capital to finance its operations.


The vast majority of Manufacturers Life's business in the United States will be sold directly through Manufacturers USA after December 31, 1996. However, subsidiary companies are used for certain special purposes. The primary purpose of this subsidiary, Manufacturers Life of America, is to issue and sell variable universal life and variable annuity products. Manufacturers Life of America has no direct employees.

Manufacturers Life of America owns no property.

                                       SELECTED FINANCIAL DATA



                                                   FOR THE YEARS ENDED DECEMBER 31
                                              1996       1995    1994   1993*     1992*
                                         ---------   --------  ------  ------   -------
                                                           (IN THOUSANDS)
UNDER GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES:
Total Revenues                             $73,532   $62,174   $60,322
Net loss                                    (8,407)   (6,846)   (6,726)
Total Assets                             1,062,603   854,814   654,968
Long Term Obligations                        8,500   167,390   159,019
Capital and Surplus                        116,630   110,520   101,839

* selected financial data under generally accepted accounting principles is not available for the 1993 and 1992 fiscal years. See Management's Discussion and Analysis and Notes to the Consolidated Financial Statements for additional information.

                                                   FOR THE YEARS ENDED DECEMBER 31
                                              1996      1995      1994      1993     1992
                                         ---------  --------  --------  --------  -------
ON STATUTORY BASIS**:
Total Revenues                            $202,666  $165,756  $197,426  $129,272  $41,316
Net loss                                   (15,961)  (13,705)  (19,661)  (13,277)  (5,307)
Total Assets                               795,083   588,742   403,086   253,392  136,065
Long Term Obligations                        8,500     8,500         -         -        -
Capital and Surplus                         76,202    56,298    49,396    50,656   55,544

** Statutory accounting practices differ in certain respects from generally accepted accounting principles. The significant differences relate to consolidation accounting, investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions. All information presented elsewhere in this document is presented under generally accepted accounting principles.

Management Discussion and Analysis of Financial Condition and Results of Operations



OVERVIEW

     The following analysis of the consolidated results of operations and financial condition of the Manufacturers Life Insurance Company of America, (hereafter referred to as the Company) should be read in conjunction with the Consolidated Financial Statements and the related Notes to Consolidated Financial Statements.


CORPORATE STRUCTURE

     The Company is a U.S. direct wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.), which in turn is a direct wholly-owned subsidiary of the Manulife Reinsurance Corporation (U.S.A.) ("MRC"). MRC is an indirectly wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manufacturers Life"), a Canadian mutual insurance company. Manufacturers Life, with consolidated assets of $68.6 billion ($Can), actively operates in fourteen countries worldwide. Manufacturers Life has been doing business in the United States since 1903.

     Manufacturers Life and its subsidiaries have consistently received excellent ratings from Standard & Poor's Insurance Rating Service, A. M. Best Company, Moody's Investors Service Inc. and Duff & Phelps Credit Rating Co.


RECENT DEVELOPMENTS


REORGANIZATION

     In 1996, the ownership of the Company was transferred from MRC, to The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA").
This was part of a more general corporate reorganization of Manufacturers Life's U.S. operations. This transfer of ownership had no material effect on the operations or consolidated financial statements of the Company.

     Also in 1996, the ownership of Manulife Holding Corporation was transferred from MRC to the Company. Manulife Holding Corporation is a holding company for a number of U.S. non-insurance subsidiaries primarily supporting variable products, as well as for Manufacturers Life Mortgage Securities Corporation (hereafter referred to as MLMSC), which is an issuer of $159 million of mortgage backed U.S. dollar bonds. See note 2 to the consolidated financial statements for additional information.

ADOPTION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     During 1996, the Company adopted generally accepted accounting principles ("GAAP") in conformity with the requirements of the Financial Accounting Standards Board. Prior to 1996, the Company prepared its financial statements in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Michigan which were considered GAAP for mutual life insurance companies and their wholly-owned direct and indirect subsidiaries. As discussed in note 2 to the consolidated financial statements, the effect of the adoption of GAAP has been reflected retroactively and the previously issued 1995 and 1994 financial statements have been restated for the change. A description of the accounting policies can be found in note 3 to the consolidated financial statements. Selected financial data presented in this annual report has been presented on a GAAP basis and also on a statutory basis for the most recent five years. GAAP information was not available prior to 1994, and is not comparable to statutory basis information presented for 1993 and 1992.

MARKETING AND PRODUCT DISTRIBUTION

     The Company focuses on two major businesses:

     VARIABLE PRODUCTS IN THE U.S.: Products sold include both Variable Universal Life and Variable Annuities. In recent years the Company has experienced significant growth in the sale of its variable products due to increasing estate planning needs from aging baby-boomers as estates are passed from generation to generation.

     TAIWAN: In 1993 the Company entered the Taiwan market as a startup venture to sell traditional insurance products. The Company anticipates a large potential for this market. The Company operates in Taiwan using a branch of the Company. During 1995 the Company commenced full operations which have resulted in significant recruitment and training expenditures. These expenditures are expected to positively impact future operations as market share increases. The business written in Taiwan consists of traditional individual life insurance, such as whole life and endowment contracts, and is marketed by the Company's own agency force.

     In addition, the Company has assumed reinsurance from its parent company, ManUSA. The Company reinsures an in force individual participating life insurance block of business which does not include any new business.

REVIEW OF CONSOLIDATED OPERATING RESULTS

FINANCIAL SUMMARY (In '000's)          1996       1995       1994
-------------------------------  ----------  ---------  ---------
Premiums                         $   12,898  $  15,293  $  27,578
Fee Income                           40,434     24,986     18,259
Net Investment Income                19,651     18,729     17,691
Other Revenues                          668         82        361
Realized Capital Gains (Losses)       (119)      3,084    (3,567)
-------------------------------  ----------  ---------  ---------
Total Revenues                       73,532     62,174     60,322
Policyholder Benefits                14,473     16,905     28,768
Policyholder Dividends                  872      1,886        965
-------------------------------  ----------  ---------  ---------
Loss Before Taxes                  (12,316)    (10,806)   (10,269)
Income Tax Benefit                    3,909      3,960      3,543
Net Loss                         $   (8,407) $  (6,846)  $ (6,726)
-------------------------------  ----------  ---------  ---------
General Account Assets              394,509    374,409    352,232
Separate Account Assets             668,094    480,405    302,736
-------------------------------  ----------  ---------  ---------
Total Assets                     $1,062,603  $ 854,814  $ 654,968
General Account Liabilities      $  277,879  $ 263,889  $ 250,394
Separate Account Liabilities        668,094    480,405    302,736
-------------------------------  ----------  ---------  ---------
Capital and Surplus                 116,630    110,520    101,839
-------------------------------  ----------  ---------  ---------

NET LOSS

     The Company reported a consolidated net loss in 1996 of $8.4 million, compared to the 1995 net loss of $6.8 million ($6.7 million net loss in 1994). The main contributors to these losses were as follows:

(In millions)        1996    1995    1994
-----------------  -------  ------  ------
US Operations      $   9.1  $  2.5   $(3.0)
Taiwan Operations    (17.5)   (9.3)   (3.7)
-----------------  -------  ------  ------
Net Loss           $   8.4  $  6.8  $  6.7
-----------------  -------  ------  ------

     Net income from US operations improved to $9.1 million in 1996 from $2.5 million in 1995 (a $3.0 million net loss in 1994). This improvement in both 1996 and 1995 is a result of increased policy fees which more than offset costs associated with increased sales. The net loss from Taiwan operations increased to $17.5 million in 1996 from $9.3 million in 1995 (a $3.7 million net loss in 1994). The increased net loss in 1996 and 1995 was a result of significant start-up costs incurred in Taiwan, particularly associated with producer recruitment.

PREMIUMS

     Premium revenue for 1996 was $12.9 million compared to $15.3 million in 1995 ($27.6 million in 1994). Of the total, premiums related to sales of traditional life insurance contracts in Taiwan in 1996, 1995 and 1994 were $12.2 million, $9.3 million and $2.2 million respectively. The increase in premiums in Taiwan are a result of the growing operation discussed previously. Premiums related to US operations decreased to $0.7 million in 1996 from $6.0 million in 1995 and $25.4 million in 1994. The US premiums relate solely to a block of Corporate-owned life insurance business assumed from ManUSA for which the initial premium assumed of $25.4 million was received in 1994, with very little renewal premium received thereafter.

     Total general account and separate account deposits not included in premiums above were as follows:

(In 000's)                  1996      1995      1994
-----------------------    -------  --------  --------
Variable Life Insurance    $144,438  $108,323  $ 93,492
Variable Annuities           36,130    37,834    73,586
-----------------------    --------  --------  --------
TOTAL                      $180,568  $146,157  $167,078
-----------------------    --------  --------  --------

     The growth in variable life insurance deposits continued while single premium variable annuity premiums continued to decrease in 1996 and 1995. The deposit growth for variable life is consistent with the Company's commitment to develop variable core "estate/business planning products". A survivorship variable universal life product launched in late 1995 showed significant growth in 1996. With the merger of Manufacturers Life and North American Life Assurance Company in 1996, the sale of variable annuities in the Company will be de-emphasized and the majority of variable annuity sales will be made through an affiliated company, North American Security Life Insurance Company.

FEE INCOME

     Fee income for 1996 was $40.4 million, compared to $25 million in 1995 ($18.3 million in 1994). Strong investment performance in 1996 and a growing maturing block of in-force business resulted in higher separate account values and, therefore, higher fee income, which is earned on a percentage of the net value of invested assets in the separate account portfolios. The variable universal life and annuity business accounted for 85% of the fee income earned by the Company in 1996 compared to 94% in 1995 and 89.6% in 1994. Fee income from investment advisory subsidiaries increased at a somewhat greater rate than that from the variable universal life and annuity business.

NET INVESTMENT INCOME

     Net investment income was $19.7 million in 1996 compared to $18.7 million in 1995 ($17.7 million in 1994). The Company's performance in 1996 reflects similar investment income results compared to 1995. The increase in 1995 compared to 1994 is due to the strengthening of the stock market in 1995.

REALIZED CAPITAL GAINS

     In 1996, the Company had realized capital losses of $0.1 million, compared to gains of $3.1 million in 1995 ($3.6 million realized losses in 1994). The Company occasionally sells bonds to provide cash flow and the realized gains or losses are a result of this activity and will vary as interest rates fluctuate from year to year.

POLICYHOLDER BENEFITS

     Policyholder benefits decreased to $14.5 million in 1996, compared to $16.9 million in 1995 ($28.8 million in 1994). Death claims experience in 1996 was favorable compared to expected levels and to prior years.

REVIEW OF CONSOLIDATED

FINANCIAL CONDITION

     The Company had total consolidated assets of $1,063 million at December 31, 1996, an increase of $208 million or 24.3% from 1995. This change is principally a result of separate account asset growth of $187.7 million due to strong investment performance of the underlying investment funds and consumer preference for participation in the stock market through separate accounts.

INVESTMENTS

     The following table outlines by type of investment the carrying value of the general account investment portfolio of the Company:

INVESTMENT TYPE  (In '000's)         1996         1995
-------------------------------  --------     --------
Fixed maturities                 $ 51,708     $ 66,968
Equities                           21,572       23,345
Mortgage loans                        645        7,314
Policy Loans                        9,822        6,955
Cash and Short-Term Investments    17,493       17,881
-------------------------------  --------     --------
TOTAL INVESTMENTS                $101,240     $122,463
-------------------------------  --------     --------

     General account investments decreased by $21.3 million or 17% from 1995. This change is due to a decrease in fixed maturities of $15.3 million in order to pay operating costs relating to the Taiwan operation and to meet costs of new business strain, as well as a decrease in mortgage loans of $6.7 million due to principal repayments.

FIXED MATURITES

     The Company's fixed maturity bond portfolio of $51.7 million represents 51% of investments at the end of 1996, compared to 55% at the end of 1995.

     At December 31, 1996, 85.9% of the bond portfolio was rated "A" or higher, and 97.5% was rated investment grade, "BBB" or higher. The corresponding percentages at the end of 1995 were 80.1% and 92.8%.

FIXED MATURITIES BY INVESTMENT GRADE
(IN '000'S)                                1996            1995
------------------------------------  --------------  --------------
AAA                                   $16,953  32.7%  $31,268  46.7%
AA                                      5,483  10.6%    4,017   6.0%
A                                      21,973  42.5%   18,362  27.4%
BBB                                     6,032  11.7%    8,528  12.7%
BB & lower, and unrated                 1,267   2.5%    4,793   7.2%
------------------------------------  -------         -------
TOTAL FIXED MATURITIES                $51,708         $66,968
------------------------------------  -------         -------

EQUITY SECURITIES

     The Company's equity portfolio of $21.6 million represents 21% of investments at the end of 1996, compared to 19% at the end of 1995. The equities consist entirely of investments in mutual funds sponsored by an affiliate.

MORTGAGE LOANS

     The Company's mortgage loans have decreased from $7.3 million in 1995 to $0.6 million in 1996. This reflects the maturities of the MLMSC mortgages and the reinvestment in the Guaranteed Annuity Contract asset described below.

POLICY LOANS

     Policy loans represented 10% of investments at December 31, 1996, compared to 6% in 1995. Most individual life insurance policies provide the individual policyholder with the right to obtain a policy loan from the Company. Such loans are made in accordance with the terms of the respective policies, are carried at the unpaid balance, and are fully secured by the cash surrender value of the policies on which the respective loans are made.

IMPAIRED ASSETS

     Allowances for losses on investments are established when an asset or portfolio of assets becomes impaired as a result of deterioration in credit quality to the extent that there is no longer assurance of timely realization of the carrying value of assets and related investment income. The carrying value of an impaired asset is reduced to the net realizable value of the asset at the time of recognition of impairment.

The Company had no provisions for impairments as at December 31, 1996 and 1995.

GUARANTEED ANNUITY CONTRACTS

     As the mortgages in MLMSC have matured, the funds have been invested in a Guaranteed Annuity Contract with the Company's parent, ManUSA. An interest rate of 8% is credited to the GAC asset. This GAC asset will mature on March 1, 1997, the same date that the mortgage backed security issued by MLMSC matures.

DERIVATIVES

     The Company did not enter into any derivative transactions during 1996 or 1995.

POLICYHOLDER LIABILITIES

     The following table shows the distribution of Policyholder Liabilities and Separate Account Liabilities by line of business at December 31:

           POLICYHOLDER LIABILITIES (In '000's)          1996      1995
           ----------------------------------------  --------  --------
           Life Insurance:
               Taiwan                                $ 15,305  $  8,549
               Reinsurance                             44,497    47,386
               Variable Life                           32,113    30,194
           ----------------------------------------  --------  --------
           TOTAL                                     $ 91,915  $ 86,129
           ----------------------------------------  --------  --------
           SEPARATE ACCOUNT LIABILITIES (In '000's)      1996      1995
           ----------------------------------------  --------  --------
           Variable Life Insurance                   $399,403  $257,412
           Variable Annuities                         268,691   222,993
           ----------------------------------------  --------  --------
           TOTAL                                     $668,094  $480,405
           ----------------------------------------  --------  --------

     Separate account liabilities are $668 million, an increase of 39% over 1995. This reflects the growing popularity of variable products in the marketplace and the increase in existing fund values due to the increase in the stock market in 1996.

     Taiwan reserves, although still small, have shown a rapid increase in 1996. This reflects the start-up operation in Taiwan. Taiwan reserves are expected to continue to rise rapidly in the near future.

ASSET/LIABILITY MANAGEMENT

     The Company has established a target portfolio mix which takes into account the risk attributes of the liabilities supported by the assets, expectations of market performance, and a generally conservative investment philosophy. Preservation of capital and maintenance of income flows are key objectives.

LIQUIDITY AND CAPITAL REQUIREMENTS

     The General account liabilities consist of traditional insurance whose liquidity requirements do not fluctuate significantly from one year to the next. The majority of the Company's cash flows arise from policyholder transactions related to the Separate account, and, as such, the assets and liabilities of these products are exactly matched.

     The Company maintains a prudent amount invested in cash and short term investments. At the end of 1996, this amounted to $17.5 million or 17.3% of total investments compared to $17.9 million in 1995 or 14.6%. In addition, the Company's liquidity is managed by maintaining an easily marketable portfolio of fixed maturities. Because of the excess of expense over income, which arises from the costs of new policy issues, the continued success in generating sales will not only result in losses in the results from operations, but will create a cash flow strain as well. The Company's consolidated statements of cash flows indicate this in that operating activities used cash of $20.5 million and $29.6 million in 1996 and 1995 respectively compared to providing cash of $10 million in 1994. As a result, the Company looks to its parent, ManUSA, for the necessary capital to support its operations. In 1995 a surplus note for $8.5 million was issued to the Company from ManUSA. In 1996, a $15 million contribution of capital was made to the Company by its Parent to provide further liquidity. Manufacturers Life has entered into a claims paying guarantee with the Company.

     On March 1, 1997, the bonds payable of $159 million issued by MLMSC matured. The Company's Parent, ManUSA, transferred an amount equal to the Guaranteed Annuity Contract value to the Company to repay the bonds.

The Company has no material commitments for capital expenditures.

CAPITAL REQUIREMENTS AND SOLVENCY PROTECTION

     In order to enhance the regulation of insurer solvency, the NAIC enforces minimum Risk Based Capital (RBC) requirements. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The RBC model law required that life insurance companies report on a formula-based RBC standard which is calculated by applying factors to various assets, premium and reserve items. The formula takes into account risk characteristics of the life insurer, including asset risk, insurance risk, interest risk and business risk. If an insurer's ratio falls below certain thresholds, regulators will be authorized, and in some circumstance required, to take regulatory action.

     The Company's policy is to maintain capital and surplus balances well in excess of the minimums required under government regulations in all jurisdictions in which the Company does business.

RISK MANAGEMENT PRACTICES AND PROCEDURES

     Risk management is a fundamental element of the Company's financial strength and profitability, and is essential to its continuing success. The Company is committed to comprehensive risk management policies and procedures which measure and control risk in all of its business activities and allow for periodic by internal and external auditors and regulators.

     The key risk faced by the Company are credit, claims, pricing and business risk. The nature of these risks and how they are managed is explained in the following sections.

CREDIT RISK

     Credit risk is the risk that a party to a financial instrument will fail to fully honor its financial obligations to the Company. Senior management within the Investments operations establishes policies and procedures for the management of credit risk which limits concentration by issuer, connections, rating sector and geographic region. Limits are placed on all personnel in terms of ability to commit the Company to credit instruments. Credit and commitment exposures are monitored using a rigorous reporting process and are subject to a formal quarterly review.

CLAIMS RISK

     The Company is always subject to the risk of change in the life expectancy of the population. Claims trends are therefore monitored on an ongoing basis. The Company uses both its own and industry experience to develop estimates of future claims.

     The management of ongoing claims risk for an insurer includes establishing appropriate criteria to determine the insurability of applicants as well as managing the exposure to large dollar claims. Underwriting standards have been established to manage the insurability of applicants. Renewal underwriting standards are also in place for business that renews on a periodic basis (primarily group life and health insurance). Management performs periodic reviews to ensure compliance with standards.

     Exposure to large claims is managed by establishing policy retention limits. Policies in excess of the limits are reinsured with MRC. Underwriting standards and policy retention limits are reviewed on a periodic basis.

PRICING RISK

     The process of pricing products includes the estimation of many factors including future investment yields, mortality and morbidity experience, expenses, rates of policy surrender, and taxes. Pricing risk is the risk that actual experience in the future will not develop as estimated in pricing. Some products are designed such that adjustments to premiums or benefits can be made for experience variations, while for other products no such changes are possible.

     The Company manages pricing risks by setting standards and guidelines for pricing. These standards and guidelines cover pricing methods and assumption setting, profit margin objectives, required scenario analysis, and documentation. They also address the areas of pricing software, approved pricing personnel, and pricing approvals. These standards and guidelines ensure that an appropriate level of risk is borne by the Company and that an appropriate return is provided to the policyholders.

BUSINESS RISK

     Business risk comprises operating risk as well as other risks. Operating risk is the exposure to inadequate internal controls, including inadequate control of risk management. Other risks include legal, political, competitive and environmental risks. Business risks expose the Company to potential loss of earnings.

     The Company manages operating risks by establishing appropriate internal control policies and procedures. The Company centrally manages business risk using risk identification and compliance monitoring processes. Diversification of businesses is an integral part of the Company's business risk management strategy.

     A controllership function has been established in each operation and is responsible for day-to-day management of operating risk including compliance with Company control policies.

     Internal and external auditors review the adequacy of internal controls and report to senior management and the Board of Directors on a quarterly and an annual basis, respectively.

     The Company has coordinated its operational compliance departments under the supervision of its corporate legal function. This structure ensures compliance with all legal and regulatory requirements in all jurisdictions in which the Company does business. All customer-related communications, product brochures and selling tools, and procedures for compliance therewith, are subject to review by the compliance function. Compliance is monitored on an ongoing basis.

Executive Officers and Directors

The directors and executive officers of Manufacturers Life of America, together with their principal occupations during the past five years, are as follows:

                          Position With
                          Manufacturers Life
     Name                 of America                Principal Occupation
     ----                 ------------------        --------------------

     Sandra M. Cotter     Director                  Attorney -- 1989-present,
        (34)              (since December           Dykema, Gossett
                          1992)
     James D. Gallagher   Director,                 Vice President, Secretary and
        (42)              Secretary and             General Counsel -- January 1997-
                          General Counsel           present, ManUSA; Vice President,
                                                    Legal Services U.S. Operations --
                                                    January 1996-present, The Manufacturers
                                                    Life Insurance Company; Vice President,
                                                    secretary and General Counsel
                                                    -- 1994-present, North American
                                                    Security Life; Vice President and
                                                    Associate General Counsel -- 1991-1994,
                                                    The Prudential Insurance Company of
                                                    America

     Bruce Gordon*        Director                  Vice President, U.S. Operations
        (53)              (Since May 1996)          -- Pensions -- 1990-present,
                                                    The Manufacturers Life
                                                    Insurance Company

     Donald A. Guloien    President and             Senior Vice President, Business
        (39)              Director                  Development -- 1994-present,
                          (since September          The Manufacturers Life
                          1990)                     Insurance Company, Vice
                                                    President, U.S. Individual Business --
                                                    1990-1994, The Manufacturers Life
                                                    Insurance Company Mr. Guloien is also a
                                                    director of Manulife Series Fund, Inc.



                               Position With
                               Manufacturers Life
     Name                      of America              Principal Occupation
     ----                      ------------------      --------------------

     Theodore Kilkuskie        Director                 Vice President, U.S. Individual
        (41)                                            Insurance -- January 1997-present,
                                                        Man USA; Vice President, U.S. Individual
                                                        Insurance -- June 1995-present,
                                                        The Manufacturers Life Insurance
                                                        Company; Executive Vice President,
                                                        Mutual Funds -- January 1995-May 1995,
                                                        State Street Research; Vice President,
                                                        Mutual Funds -- 1987-1994, Metropolitan
                                                        Life Insurance Company

     Joseph J. Pietroski       Director                Senior Vice President,
        (58)                   (since July 1982)       General Counsel and Corporate
                                                       Secretary -- 1988-present, The
                                                       Manufacturers Life Insurance Company

     John D. Richardson        Chairman and            Senior Vice President and
        (58)                   Director                General Manager, U.S.
                               (since January          Operations -- 1995-present,
                               1995)                   The Manufacturers Life
                                                       Insurance Company; Senior Vice
                                                       President and General Manager, Canadian
                                                       Operations 1992-1994, The
                                                       Manufacturers Life Insurance Company;
                                                       Senior Vice President, Financial
                                                       Services -- 1992, The Manufacturers Life
                                                       Insurance Company; Executive Vice
                                                       Chairman and CFO -- 1989-1991, Canada
                                                       Trust

     John R. Ostler            Vice President,         Financial Vice President --
        (43)                   Chief Actuary           1992 - present, The Manufacturers
                               and Treasurer           Life Insurance Company;
                                                       Vice President, Insurance Products --
                                                       1990-1992, The Manufacturers
                                                       Life Insurance Company

     Douglas H. Myers**        Vice President,         Assistant Vice President and
        (42)                   Finance and             Controller, U.S. Operations --
                               Compliance              1988-present, The Manufacturers
                               Controller              Life Insurance Company

     Joseph Mounsey            Senior Vice             Senior Vice President, Investment --
        (48)                   President               1994 - present, The Manufacturers Life
                                                       Insurance Company; Senior Vice
                                                       President, International Investments
                                                       1991 - 1994, The Manufacturers Life
                                                       Insurance Company

     Victor Apps               Senior Vice             Senior Vice President and General
        (48)                   President and           Manager, Greater China Division
                               General Manager         -- 1995 - present, The Manufacturers
                                                       Life Insurance Company; Vice President and
                                                       General Manager, Greater China Division
                                                       -- 1993 - 1995, The Manufacturers Life Insurance
                                                       Company; International Vice President, Asia
                                                       Pacific Division -- 1988 - 1993, The
                                                       Manufacturers Life Insurance Company

     Robert A. Cook            Vice President          Vice President, Product Management --
        (42)                                           1996 - present, The Manufacturers Life
                                                       Insurance Company; Sales and Marketing
                                                       Director, U.S. Division -- 1994 - 1995
                                                       The Manufacturers Life Insurance
                                                       Company; Vice President, Corporation
                                                       Strategic Review -- 1992 - 1993, The
                                                       Manufacturers Life Insurance Company



*  Bruce Gordon is also a director of ManEquity, Inc.
** Douglas Myers is also a director and president of ManEquity, Inc.

Legal fees were paid to the firm of Dykema Gossett during Manufacturers Life of America's last fiscal year. A director of Manufacturers Life of America is associated with that firm; however, legal fees so paid did not exceed 5% of Dykema Gossett's consolidated gross revenues during its last full fiscal year.

Executive Compensation


All of the executive officers of the Company also serve as officers of Manufacturers Life and receive no compensation directly from the Company. Allocations have been made as to such officers' time devoted to duties as executive officers of the Company and its subsidiaries. The aggregate allocated cash compensation of the president of the Company for services rendered in all capacities to the Company and its subsidiaries during 1996 was $19,666. This consisted of salary ($12,684), profit-sharing ($5,460), flexible spending benefits ($1,522) and incentive plans (not eligible). No executive officer had allocated cash compensation in excess of $100,000. These figures include salary, applicable profit-sharing and incentive plans and flexible spending benefits.

In   addition to cash compensation, all officers are entitled to a standard benefit package including medical, health and pension. There are no other benefit packages which currently enhance overall compensation by more than 10%.

Directors of the Company who are also officers or employees of Manufacturers Life or its affiliates receive no compensation in addition to their compensation as officers or employees of Manufacturers Life or its affiliates. Directors who are not also officers or employees will receive compensation as set by the Board. No shares of the Company are owned by any executive officer or director.

Executive officers participate in certain plans sponsored by Manufacturers Life. A short-term profit sharing plan is in place for all employees of Manufacturers Life and its subsidiaries at "director" level and above. Pay-outs under the short-term profit sharing plan are based on a percentage of salary and the employee's level in the organization. Manufacturers Life also maintains a Long Term Incentive Plan for officers of Manufacturers Life who have attained the title of Vice-President. Benefits are directly linked to long-term growth as measured by changes in Manufacturers Life's surplus.

Manufacturers Life maintains a defined benefit pension plan for the benefit of all Canadian Staff which vests at two years of service. Benefit pay-out is a function of years of service and salary including all contractual incentive compensation.


Pay-outs under this program are regulated by the various provincial benefit acts and Section 248 of the Income Tax Act (Canada).

The maximum yearly pension benefit as permitted by Section 248 of the Income Tax Act (Canada) is $1,266 per year of service. There are no years of service restrictions limiting overall pay-outs under this section. The maximum yearly benefit is currently earned at a salary of $72,419. The yearly allowable benefit will be indexed commencing 1999 based on increases in average industrial wages.

All executive officers of the Company currently accrue maximum yearly benefits under this plan.

In addition there is a supplemental pension arrangement available to officers of Manufacturers Life who have attained the title of Vice President. This is an unfunded, non-qualified arrangement intended to provide additional pension income consistent with the executive's pre-retirement income.

Combined pension benefits at age 65 under these arrangements is as follows:


                                Years of Service
           Remuneration*      15       20       25       30       35
                          -------  -------  -------  -------  -------

               $125,000    24,879   33,172   41,465   49,758   58,052
                150,000    30,394   40,525   50,657   60,788   70,919
                200,000    41,423   55,231   69,039   82,847   96,655
                250,000    52,453   69,937   87,422  104,906  122,390
                300,000    63,482   84,643  105,804  126,965  148,126
                400,000    85,541  114,055  142,569  171,083  199,597
                500,000   107,600  143,467  179,334  215,201  251,068
                600,000   129,659  172,879  216,099  259,319  302,539
                700,000   151,718  202,291  252,864  303,437  354,010
                800,000   173,777  231,703  289,629  347,555  405,481
                900,000   195,836  261,115  326,394  391,673  456,952
              1,000,000   217,895  290,527  363,159  435,791  508,423

*Remuneration table is based on a 100% time allocation to Manufacturers Life of America.


Normal retirement age is 65. Pay-out is annuity based with either single life with a ten year guarantee or joint life with a five year guarantee.


Donald Guloien, President and Chief Operating Officer, has 15 years and 9 months of credited service.


Legal Proceedings

There are no pending legal proceedings affecting Separate Account Two or Manufacturers Life of America.

State Regulations

Manufacturers Life of America is subject to regulation and supervision by the Michigan Department of Insurance, which periodically examines its financial condition and operations. It is also subject to the insurance laws and regulations of all jurisdictions in which it is authorized to do business. The Policy has been filed with insurance officials and meets all standards set by law in each jurisdiction where it is sold.

Manufacturers Life of America is required to submit annual statements of its operations, including financial statements, to the insurance departments of the various jurisdictions in which it does business for the purposes of determining solvency and compliance with local insurance laws and regulations.

Other Matters

Special Provisions For Group Or
Sponsored Arrangements

Where permitted by state insurance laws, Policies may be purchased under group or sponsored arrangements, as well as on an individual basis. A "group arrangement" includes a program under which a trustee, employer or similar entity purchases Policies covering a group of individuals on a group basis. A "sponsored arrangement" includes a program under which an employer permits group solicitation of its employees or an association permits group solicitation of its members for the purchase of Policies on an individual basis.

Charges and deductions described above (see Description of the Policies--"Policy Charges") may be reduced for Policies issued in connection with group or sponsored arrangements. Such arrangements may also include sales without withdrawal charges and certain other charges to employees, officers, directors, agents, immediate family members of the foregoing and employees of agents of Manufacturers Life and its subsidiaries. Manufacturers Life of America will reduce the charges and deductions in accordance with its rules in effect as of the date an application for a Policy is approved. To qualify for such a reduction, a group or sponsored arrangement must satisfy certain criteria as to, for example, size of the group, expected number of participants and anticipated premium payments from the group. Generally, the sales contacts and effort, administrative costs and mortality risks and expense risks costs per Policy vary based on such factors as the size of the group or sponsored arrangements, the purposes for which Policies are purchased and certain characteristics of its members.

The amount of reduction and the criteria for qualification will reflect the reduced sales effort and administrative, mortality and expense risks costs resulting from sales to qualifying groups and sponsored arrangements.

Manufacturers Life of America may modify from time to time on a uniform basis, both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory against any person, including the affected Policyowners and all other owners of the Policies.

Sale of the Policies

ManEquity, Inc., an indirect wholly-owned subsidiary of Manufacturers Life, will act as the principal underwriter of, and continuously offer, the Policies pursuant to a Distribution Agreement with Manufacturers Life of America.

ManEquity, Inc. is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers. The Policies will be sold by registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized by state insurance departments to do so.

For the years ended December 31, 1994, December 31, 1995 and December 31, 1996, ManEquity, Inc. received $2,389,494, $3,355,185, and $3,045,326, respectively, as compensation for sales of other variable annuity policies issued by Separate Account Two by its registered representatives. Of these amounts $2,283,353, $3,262,711, and $2,957,985, respectively, were remitted to Manufacturers Life to reimburse it for commissions paid to such registered representatives. The total of all compensation received by ManEquity, Inc. for sales of variable products, including products issued by Separate Account Two, for the year ended December 31, 1996 was $21,492,659.

Agents will receive commissions on purchase payments not to exceed 4% thereof and, each year beginning with the seventh Policy Anniversary, 0.50% of the Policy Value at the respective Policy Anniversary. Under certain circumstances agents may be eligible for a bonus payment of not exceeding 1% of purchase payments. In addition, agents who meet certain productivity and persistency standards will be eligible for additional compensation.

Voting Rights


As stated above, all of the assets held in the Variable Accounts will be invested in shares of a particular Portfolio of NASL Series Trust.
Manufacturers Life of America is the legal owner of those shares and as such has the right to vote upon certain matters that are required by the 1940 Act to be approved or ratified by the shareholders of a mutual fund and to vote upon any other matters that may be voted upon at a shareholders' meeting. However, Manufacturers Life of America will vote shares held in the Variable Accounts in accordance with instructions received from Policyowners having an interest in such Accounts. Shares held in each Variable Account for which no timely instructions from Policyowners are received, including shares not attributable to Policies, will be voted by Manufacturers Life of America in the same proportion as those shares in that Variable Account for which instructions are received. Should the applicable federal securities laws or regulations change so as to permit Manufacturers Life of America to vote shares held in the Variable Accounts in its own right, it may elect to do so.

The number of shares in each Variable Account for which instructions may be given by a Policyowner is determined by dividing the portion of that Policy's Variable Policy Value derived from participation in that Variable Account, if any, by the value of one share of the corresponding Fund. The number will be determined as of a date chosen by Manufacturers Life of America, but not more than 90 days before the shareholders' meeting. Fractional votes are counted. Voting instructions will be solicited in writing at least 14 days prior to the shareholders' meeting.

Further Information

A registration statement under the Securities Act of 1933 has been filed with the S.E.C. relating to the offering described in the prospectus. The prospectus does not include all the information set forth in the registration statement. The omitted information may be obtained at the S.E.C.'s principal office in Washington, D.C. upon payment of the prescribed fee.

For further information you may also contact Manufacturers Life of America's Service Office, the address and telephone number of which are on the first page of this prospectus.

Legal Matters


The legal validity of the Policies has been passed on by James D. Gallagher, Esq., Vice President, Secretary and General Counsel of Manufacturers Life of America. Jones & Blouch L.L.P., Washington, D.C. has passed on certain matters relating to the federal securities laws.


Experts

The financial statements and financial statement schedules of The Manufacturers Life Insurance Company of America and the financial statements of Separate Account Two of The Manufacturers Life Insurance Company of America appearing in this prospectus for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

Performance and Other Comparative Information

From time to time, in advertisements or in reports to Policyowners, Manufacturers Life of America may quote various independent quotation services for the purpose of comparing Manufacturers Life of America's Policies' performance and other rankings with other companies' variable annuity policies and for the purpose of comparing any of the Portfolios of NASL Series Trust with other mutual funds with similar investment objectives. Performance rankings are not to be considered indicative of the future performance of the Portfolios.
The quotation services which are currently followed by Manufacturers Life of America include Lipper Analytical Services, Inc.("Lipper"), Morningstar, Inc., Variable Annuity Research and Data Service, and Money Magazine; however, other nationally recognized rating services may be quoted in the future. The performance of certain indices may also be quoted in advertisements or in reports to Policyowners. These indices include Standard & Poor's 500 Index, National Association of Real Estate A11 REIT's Index, Salomon Brothers (broad corporate index), Dow Jones Industrial Average, Donoghue Prime Money Fund Index, 3 month Treasury Bills, the National Association of Securities Dealers Automated Quotation System, the Financial Times Actuaries World Index, and the following Lipper Indices: Money-Market Funds, Corporate Bond Funds, Balanced Funds, Growth Funds, Small-Company Growth Funds, Real Estate Funds, International Funds and Pacific Region Funds. These comparisons may include graphs, charts, tables or examples.

Advertising Performance of Variable Accounts


Manufacturers Life of America may publish advertisements or distribute sales literature that contain performance data relating to the sub-accounts of Separate Account Two. Performance data will include average annual return quotations for one year, five year (when applicable) and ten year (when applicable) periods ending the last day of the month. Quotations for the period since inception of the Portfolio underlying a sub-account will replace such periods for a Portfolio that has not been in existence for a full five year or ten year period. In the case of a new Portfolio that is less than one year old, the one year figure would be replaced by an aggregate for the period since inception. Average annual total returns may also be advertised for three year periods and one year periods as of the last day of any month.


Average annual total return is the average annual compounded rate of return that equates a purchase payment to the market value of that purchase payment on the last day of the period for which the return is calculated. Aggregate total return, which will also be advertised from time to time, is the percentage change that equates a purchase payment to the market value of that purchase payment on the last day of the period. For the purpose of the calculations it is assumed that an initial payment of $1000 is made on the first day of the period for which the total return is calculated. All recurring charges are reflected in the calculations. Asset charges are reflected in changes in unit values. For purposes of the calculations, the annual administration charge is estimated by dividing the total administration charges collected during a given year by the average total assets attributable to the Policies during that year (including amounts allocated to both Separate Account Two and the Guaranteed Interest Account), multiplying that percentage by the average of the beginning and ending values of the hypothetical investment and subtracting the result from the year end account value. The contingent deferred sales charge that would be applicable to withdrawals at the end of periods for which the total return is measured are assumed to be deducted at the end of the period.

The Policies have been offered to the public only since May 4, 1994. However, total return data may be advertised for as long a period of time as the underlying Portfolio has been active. The results for any period prior to the policies being offered would be calculated as if the policies had been offered during that period, deducting all recurring charges, including the annual record-keeping charge of $30 per policy, the daily mortality and expense and administration charges and the additional mortality and expense charge of
 .449928% annually (deducted monthly at a rate of .037494%). The average Policy Value for any period prior to the first full year in which the Policies are offered is determined assuming an initial deposit of $40,000 per Policy.

Total returns if surrendered for the period ending December 31, 1996 were as follows:



                                  AVG.        AVG.          AVG.             AVG.           AVG. ANNUAL
                                  ANNUAL      ANNUAL        ANNUAL           ANNUAL         TOTAL
                                  TOTAL       TOTAL         TOTAL            TOTAL          RETURN
NASL Series                       RETURN      RETURN        RETURN           RETURN         SINCE
Trust Portfolios                  ONE YEAR    THREE YEARS   FIVE YEARS**     TEN YEARS**    INCEPTION*
----------------                  --------    -----------   ------------     ------------   ----------
Emerging Growth                      n/a            n/a            n/a              n/a          n/a
Balanced                             n/a            n/a            n/a              n/a          n/a
Capital Growth Bond                -7.14%          1.44%          4.26%            5.83%        9.13%
Quantitative Equity                 6.86%          9.00%          9.44%             n/a         9.03%
   (formerly Common Stock)
Real Estate Securities             22.08%         10.17%         14.94%             n/a        11.69%
Money Market                       -4.81%          0.72%          1.79%            3.97%        4.04%
International Stock                  n/a            n/a            n/a              n/a          n/a
Pacific Rim Emerging Markets       -0.50%           n/a            n/a              n/a         1.54%




* June 26, 1984 for the Capital Growth Bond Trust; June 18, 1985 for the Money Market Trust; May 1, 1987 for the Quantitative Equity and Real Estate Securities Trusts; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Growth, Balanced and International Stock Trust.

** Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.


Total returns if not surrendered are as follows:


                                  AVG.            AVG.             AVG.           AVG.           AVG. ANNUAL
                                  ANNUAL          ANNUAL           ANNUAL         ANNUAL         TOTAL
                                  TOTAL           TOTAL            TOTAL          TOTAL          RETURN
NASL Series                       RETURN          RETURN           RETURN         RETURN         SINCE
Trust Portfolios                  ONE YEAR        THREE YEARS      FIVE YEARS**   TEN YEARS**    INCEPTION*
----------------                  --------        -----------      ------------   -----------    ----------
Emerging Growth                      n/a               n/a              n/a            n/a            n/a
Balanced                             n/a               n/a              n/a            n/a            n/a
Capital Growth Bond                 0.94%             3.99%            5.02%          5.83%          9.13%
Quantitative Equity                16.15%            11.75%           10.25%           n/a           9.03%
   (formerly Common Stock)
Real Estate Securities             32.69%            12.95%           15.79%           n/a          11.69%
Money Market                        3.46%             3.26%            2.54%          3.97%          4.04%
International Stock                  n/a               n/a              n/a            n/a            n/a
Pacific Rim Emerging Markets        8.15%              n/a              n/a            n/a           4.98%




* June 26, 1984 for the Capital Growth Bond Trust; June 18, 1985 for the Money Market Trust; May 1, 1987 for the Quantitative Equity and Real Estate Securities Trusts; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Growth, Balanced and International Stock Trust.

** Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.

Aggregate total returns if surrendered as of the end of each year since inception are as follows:



                               1996      1995      1994      1993      1992      1991      1990      1989      1988
                               ----      ----      ----      ----      ----      ----      ----      ----      ----
Emerging Growth                N/A        N/A       N/A       N/A       N/A      N/A        N/A      N/A       N/A
Balanced                       N/A        N/A       N/A       N/A       N/A      N/A        N/A      N/A       N/A
Capital Growth Bond           -7.14%     10.42%   -13.46%     0.89%    -3.72%    6.62%     -3.04%    4.16%    -2.49%
Quantitative Equity
 (formerly Common Stock)       6.86%     19.27%   -13.19%     3.67%    -3.53%   20.20%    -13.08%    20.68%    0.20%
Real Estate Securities        22.08%      5.39%   -11.90%    12.75%    11.46%   30.95%    -13.50%    -0.42%    2.03%
Money Market                  -4.81%     -3.88%    -5.64%    -6.78%    -6.12%   -3.79%     -1.77%    -0.96%   -2.74%
International Stock            N/A        N/A       N/A       N/A       N/A      N/A        N/A       N/A      N/A
Pacific Rim Emerging Markets  -0.50%      1.78%   -13.50      N/A       N/A      N/A        N/A       N/A      N/A




                               1987      1986      1985      1984
                               ----      ----      ----      ----
Emerging Growth                N/A        N/A       N/A       N/A
Balanced                       N/A        N/A       N/A       N/A
Capital Growth Bond          -10.92%     12.51%    16.22%     4.86%
Quantitative Equity
 (formerly Common Stock)     -22.58%      N/A       N/A       N/A
Real Estate Securities       -16.61%      N/A       N/A       N/A
Money Market                  -3.38%     -3.76%    -5.17%     N/A
International Stock            N/A        N/A       N/A       N/A
Pacific Rim Emerging Markets   N/A        N/A       N/A       N/A



Aggregate total returns as of the end of each year since inception, if not surrendered are as follows:



                               1996      1995      1994      1993      1992      1991      1990      1989     1988
                               ----      ----      ----      ----      ----      ----      ----      ----     ----
Emerging Growth                N/A       N/A       N/A       N/A       N/A        N/A       N/A       N/A     N/A
Balanced                       N/A       N/A       N/A       N/A       N/A        N/A       N/A       N/A     N/A
Capital Growth Bond            0.94%    18.42%   -5.93%      8.89%     4.28%     14.62%    4.96%     12.16%   5.51%
Quantitative Equity
 (formerly Common Stock)      16.15%    27.27%   -5.64%     11.67%     4.47%     28.20%   -5.52%     28.68%   8.20%
Real Estate Securities        32.69%    13.99%   -4.24%     20.75%    19.46%     38.95%   -5.98%      7.58%  10.03%
Money Market                   3.46%     4.12%    2.36%      1.22%     1.88%      4.21%    6.23%      7.04%   5.26%
International Stock            N/A       N/A       N/A       N/A       N/A        N/A       N/A       N/A     N/A
Pacific Rim Emerging Markets   8.15%     9.60%   -1.90%      N/A       N/A        N/A       N/A       N/A     N/A




                               1987      1986      1985      1984
                               ----      ----      ----      ----
Emerging Growt                 N/A        N/A       N/A       N/A
Balanced                       N/A        N/A       N/A       N/A
Capital Growth Bond           -3.17%     20.51%    24.22%    12.86%
Quantitative Equity
 (formerly Common Stock)     -15.85%      N/A       N/A       N/A
Real Estate Securities        -9.35%      N/A       N/A       N/A
Money Market                   4.62%      4.24%     2.03%     N/A
International Stock            N/A        N/A       N/A       N/A
Pacific Rim Emerging Markets   N/A        N/A       N/A       N/A




All of the above performance data are based on the actual historical performance of the Portfolios for specified periods, and the figures are not intended to indicate future performance.

                              FINANCIAL STATEMENTS

The financial statements of Manufacturers Life of America included herein should be distinguished from the financial statements of Separate Account Two and should be considered only as bearing upon the ability of Manufacturers Life of America to meet its obligations under the Policies.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                              Financial Statements

                     Years ended December 31, 1996 and 1995

                                    CONTENTS

Report of Independent Auditors ..............................................

Audited Financial Statements

Statement of Assets and Liabilities .........................................
Statement of Operations .....................................................
Statements of Changes in Net Assets .........................................
Notes to Financial Statements ...............................................

                         Report of Independent Auditors

To the Board of Directors
The Manufacturers Life Insurance
Company of America

We have audited the accompanying statement of assets and liabilities of Separate Account Two of The Manufacturers Life Insurance Company of America (comprising, respectively, Emerging Growth Sub-Account, Quantitative Equity Sub-Account, Real Estate Securities Sub-Account, Balanced Sub-Account, Capital Growth Bond Sub-Account, Money Market Sub-Account, International Stock Sub-Account and Pacific Rim Emerging Markets Sub-Account) as of December 31, 1996, the related statements of operations and the statements of changes in net assets for each of the periods presented herein. These financial statements are the responsibility of The Manufacturers Life Insurance Company of America's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Separate Account Two of The Manufacturers Life Insurance Company of America at December 31, 1996, the results of its operations and the changes in its net assets for each of the periods presented herein, in conformity with generally accepted accounting principles.



Philadelphia, Pennsylvania
January 31, 1997                                           Ernst & Young LLP

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                      Statement of Assets and Liabilities

                               December 31, 1996

                                              EMERGING      QUANTITATIVE     REAL ESTATE                       CAPITAL
                                               GROWTH          EQUITY        SECURITIES       BALANCED       GROWTH BOND
                                             SUB-ACCOUNT     SUB-ACCOUNT     SUB-ACCOUNT     SUB-ACCOUNT     SUB-ACCOUNT
                                             -----------    ------------     -----------     -----------     -----------
ASSETS
Investment in NASL Series Trust
--at market value:
  Emerging Growth Trust,
    3,818,720 shares (cost $78,530,226)     $78,665,625
  Quantitative Equity Trust,
    2,207,827 shares (cost $36,005,560)                     $38,261,638
  Real Estate Securities Trust,
    2,365,997 shares (cost $35,503,640)                                      $40,103,643
  Balanced Trust,
    3,378,894 shares (cost $52,814,145)                                                      $55,447,658
  Capital Growth Bond Trust,
    1,511,501 shares (cost $16,740,567)                                                                      $16,475,360
  Money Market Trust,
    2,056,361 shares (cost $21,485,905)
  International Stock Trust,
    666,853 shares (cost $7,107,566)
  Pacific Rim Emerging Markets Trust,
    520,189 shares (cost $5,548,100)
                                             -----------    ------------     -----------     -----------     -----------
Net Assets                                   $78,665,625    $38,261,638      $40,103,643     $55,447,658     $16,475,360
                                             ===========    ============     ===========     ===========     ===========
Units outstanding                              1,681,075      1,274,256        1,190,829       2,312,513         851,595
                                             ===========    ============     ===========     ===========     ===========
Net asset value per unit                          $46.79         $30.03           $33.68          $23.98          $19.35
                                             ===========    ============     ===========     ===========     ===========



                                               MONEY        INTERNATIONAL     EMERGING
                                               MARKET          STOCK           MARKETS
                                             SUB-ACCOUNT     SUB-ACCOUNT     SUB-ACCOUNT        TOTAL
                                             -----------    ------------     -----------     ------------
ASSETS
Investment in NASL Series Trust
--at market value:
  Emerging Growth Trust,
    3,818,720 shares (cost $78,530,226)                                                       $78,665,625
  Quantitative Equity Trust,
    2,207,827 shares (cost $36,005,560)                                                        38,261,638
  Real Estate Securities Trust,
    2,365,997 shares (cost $35,503,640)                                                        40,103,643
  Balanced Trust,
    3,378,894 shares (cost $52,814,145)                                                        55,447,658
  Capital Growth Bond Trust,
    1,511,501 shares (cost $16,740,567)                                                        16,475,360
  Money Market Trust,
    2,056,361 shares (cost $21,485,905)      $20,563,580                                       20,563,580
  International Stock Trust,
    666,853 shares (cost $7,107,566)                         $7,648,804                         7,648,804
  Pacific Rim Emerging Markets Trust,
    520,189 shares (cost $5,548,100)                                          $5,670,062       $5,670,062
                                             -----------    ------------     -----------     ------------
Net Assets                                   $20,563,580     $7,648,804       $5,670,062     $262,836,370
                                             ===========    ============     ===========     ============
Units outstanding                              1,375,204        652,940          502,325
                                             ===========    ============     ===========
Net asset value per unit                          $14.95         $11.71           $11.29
                                             ===========    ============     ===========

See accompanying notes.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                            Statement of Operations

                          Year ended December 31, 1996

                                          EMERGING        QUANTITATIVE       REAL ESTATE                           CAPITAL
                                           GROWTH            EQUITY          SECURITIES         BALANCED         GROWTH BOND
                                         SUB-ACCOUNT       SUB-ACCOUNT       SUB-ACCOUNT       SUB-ACCOUNT       SUB-ACCOUNT
                                         -----------      ------------       -----------       -----------       -----------
Investment income:
  Dividend income                       $ 12,289,740      $ 5,719,842         $6,506,602        $ 7,586,381       $  947,959

Expenses:
  Mortality and expense risks charge         797,219          301,648            310,604            513,035          153,637
                                        ------------      -----------         -----------       -----------        ---------
Net investment income                     11,492,521        5,418,194          6,195,998          7,073,346          794,322
                                        ------------      -----------         ----------        -----------        ---------

Realized and unrealized gain (loss) on
  investments:
  Realized gain (loss) from security
   transactions:
    Proceeds from sales                   15,539,340        3,532,903          4,955,444          5,270,972        2,577,602
    Cost of securities sold               13,278,588        2,675,844          4,539,516          4,431,525        2,754,011
                                        ------------      -----------          ---------         ----------       ----------
  Net realized gain (loss)                 2,260,752          857,059            415,928            839,447         (176,409)
                                        ------------      -----------          ---------         ----------       ----------

  Unrealized appreciation
   (depreciation) of investments
    Beginning of year                     11,362,638        3,843,935          1,406,388          5,762,687          113,528
    End of year                              135,399        2,256,078          4,600,003          2,633,513         (265,207)
                                         -----------       ----------          ---------         ----------       -----------
  Net unrealized (depreciation)
   appreciation during the year          (11,227,239)      (1,587,857)         3,193,615         (3,129,174)        (378,735)
                                         -----------       ----------          ---------         ----------       ----------
Net realized and unrealized (loss)
 gain on investments                      (8,966,487)        (730,798)         3,609,543         (2,289,727)        (555,144)
                                        ------------       ----------          ---------         ----------       ----------

Net increase in net assets derived
 from operations                        $  2,526,034      $ 4,687,396         $9,805,541       $  4,783,619       $  239,178
                                       =============      ===========         ==========       ============       ==========

                                                                            PACIFIC RIM
                                                         INTERNATIONAL        EMERGING
                                        MONEY MARKET         STOCK             MARKETS
                                         SUB-ACCOUNT       SUB-ACCOUNT       SUB-ACCOUNT          TOTAL
                                         -----------      ------------       -----------       -----------
Investment income:
  Dividend income                       $  1,696,385     $    201,618         $  232,102       $ 35,180,629

Expenses:
  Mortality and expense risks charge         200,655           56,247             43,640          2,376,685
                                        ------------      -----------         -----------       -----------
Net investment income                      1,495,730          145,371            188,462         32,803,944
                                        ------------      -----------         ----------        -----------

Realized and unrealized gain (loss) on
  investments:
  Realized gain (loss) from security
   transactions:
    Proceeds from sales                   18,226,080          528,260            859,389         51,489,990
    Cost of securities sold               17,579,208          467,824            720,409         46,446,925
                                        ------------      -----------          ---------         ----------
  Net realized gain (loss)                   646,872           60,436            138,980          5,043,065
                                        ------------      -----------          ---------         ----------

  Unrealized appreciation
   (depreciation) of investments
    Beginning of year                        434,988          218,320            152,770         23,295,254
    End of year                             (922,325)         541,238            121,962          9,100,661
                                         -----------       ----------          ---------         ----------
  Net unrealized (depreciation)
   appreciation during the year           (1,357,313)         322,918            (30,808)       (14,194,593)
                                         -----------       ----------          ---------         ----------
Net realized and unrealized (loss)
 gain on investments                        (710,441)         383,354            108,172         (9,151,528)
                                        ------------       ----------          ---------         ----------

Net increase in net assets derived
 from operations                        $    785,289      $   528,725         $  296,634       $ 23,652,416
                                       =============     ============         ==========      =============

See accompanying notes.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                      Statements of Changes in Net Assets

                     Years ended December 31, 1996 and 1995



                                         EMERGING GROWTH                 QUANTITATIVE EQUITY             REAL ESTATE SECURITIES
                                           SUB-ACCOUNT                       SUB-ACCOUNT                       SUB-ACCOUNT
                                  ----------------------------      ----------------------------       ----------------------------
                                   YEAR ENDED       YEAR ENDED       YEAR ENDED       YEAR ENDED        YEAR ENDED       YEAR ENDED
                                   DEC. 31/96       DEC. 31/95       DEC. 31/96       DEC. 31/95        DEC. 31/96       DEC. 31/95
                                  -------------     ----------      -----------      -----------       -----------      -----------
FROM OPERATIONS
Net investment income (loss)      $ 11,492,521    $  1,178,986      $ 5,418,194       $  (199,735)     $ 6,195,998      $   213,629
Net realized gain (loss)             2,260,752       1,683,869          857,059           251,649          415,928          223,127
Net unrealized (depreciation)
 appreciation of
 investments
 during the year                   (11,227,239)     11,908,991       (1,587,857)        4,970,753        3,193,615        3,143,212
                                  -------------     ----------      -----------      ------------      -----------      -----------
Net increase in net assets
 derived from operations             2,526,034      14,771,846        4,687,396         5,022,667        9,805,541        3,579,968
                                  -------------     ----------      -----------      ------------      -----------      -----------

FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
 Transfer of net premiums            8,295,774       9,075,130        5,288,553         3,138,683        1,841,736        2,395,793
 Transfer on death                    (118,285)        (40,037)        (109,077)           (7,409)         (85,142)         (17,513)
 Transfer on terminations           (4,028,509)     (3,053,099)        (940,409)         (681,944)      (1,184,528)      (1,232,704)
 Transfer of maturity                  (69,790)         83,583            2,897            67,266         (114,691)           4,515
 Net interfund transfers            (3,149,315)      2,606,912        4,181,441         1,459,853          806,658       (2,418,292)
                                  -------------     ----------      -----------      ------------      -----------      -----------
                                       929,875       8,672,489        8,423,405         3,976,449        1,264,033       (1,268,201)
                                  -------------     ----------      -----------      ------------      -----------      -----------

Net increase in net assets           3,455,909      23,444,335       13,110,801         8,999,116       11,069,574        2,311,767

NET ASSETS
Beginning of year                   75,209,716      51,765,381       25,150,837        16,151,721       29,034,069       26,722,302
                                  -------------     ----------      -----------      ------------      -----------      -----------
End of year                        $78,665,625     $75,209,716      $38,261,638       $25,150,837      $40,103,643      $29,034,069
                                  =============    ===========      ===========      ============      ===========      ===========




                                            BALANCED                    CAPITAL GROWTH BOND                    MONEY MARKET
                                           SUB-ACCOUNT                       SUB-ACCOUNT                       SUB-ACCOUNT
                                  ----------------------------      ----------------------------       ----------------------------
                                   YEAR ENDED       YEAR ENDED       YEAR ENDED       YEAR ENDED        YEAR ENDED       YEAR ENDED
                                   DEC. 31/96       DEC. 31/95       DEC. 31/96       DEC. 31/95        DEC. 31/96       DEC. 31/95
                                  -----------      -----------      -----------      -----------       -----------      -----------
FROM OPERATIONS
Net investment income (loss)      $ 7,073,346      $  (353,870)     $   794,322      $   919,430       $ 1,495,730       $ (155,245)
Net realized gain (loss)              839,447          233,943         (176,409)         (76,983)          646,872          322,742
Net unrealized (depreciation)
 appreciation of
 investments
 during the year                   (3,129,174)       8,830,332         (378,735)       1,343,599        (1,357,313)         531,125
                                   ----------      -----------      -----------      -----------       -----------      -----------
Net increase in net assets
 derived from operations            4,783,619        8,710,405          239,178        2,186,046           785,289          698,622
                                   ----------      -----------      -----------      -----------       -----------      -----------

FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
 Transfer of net premiums           6,209,407        5,071,298        3,085,222        2,368,800         6,867,931       10,039,733
 Transfer on death                    (67,227)         (84,545)          (5,719)         (12,196)          (81,747)         (27,370)
 Transfer on terminations          (2,862,825)      (1,647,362)      (1,276,684)        (719,239)       (2,221,277)      (2,420,434)
 Transfer of maturity                   5,141           12,834            7,396           25,737             6,170          (38,588)
 Net interfund transfers             (595,285)         377,983         (632,752)         438,281        (3,344,848)      (2,334,352)
                                  -----------      -----------      -----------      -----------       -----------       -----------

                                    2,689,211        3,730,208        1,177,463        2,101,383         1,226,229        5,218,989
                                  -----------      -----------      -----------      -----------       -----------      -----------
Net increase in net assets          7,472,830       12,440,613        1,416,641        4,287,429         2,011,518        5,917,611

NET ASSETS
Beginning of year                  47,974,828       35,534,215       15,058,719       10,771,290        18,552,062       12,634,451
                                  -----------      -----------      -----------      -----------       -----------      -----------
End of year                       $55,447,658      $47,974,828      $16,475,360      $15,058,719       $20,563,580      $18,552,062
                                  ===========      ===========      ===========      ===========       ===========      ===========


See accompanying notes.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                 Statement of Changes in Net Assets (continued)

                     Years ended December 31, 1996 and 1995

                                                                    PACIFIC RIM
                                    INTERNATIONAL STOCK            EMERGING MARKETS
                                       SUB-ACCOUNT                  SUB-ACCOUNT                     TOTAL
                                --------------------------   --------------------------   --------------------------
                                 YEAR ENDED    YEAR ENDED     YEAR ENDED    YEAR ENDED     YEAR ENDED    YEAR ENDED
                                 DEC. 31/96    DEC. 31/95     DEC. 31/96    DEC. 31/96     DEC. 31/96    DEC. 31/96
                                ------------  ------------   ------------  ------------   ------------  ------------
FROM OPERATIONS
Net investment income (loss)     $  145,371    $   64,804     $  188,462    $   15,504    $ 32,803,944  $  1,683,503
Net realized gain (loss)             60,436         5,799        138,980        23,810       5,043,065     2,667,956
Net unrealized (depreciation)
  appreciation of
  investments
  during the year                   322,918       223,966        (30,808)      166,870     (14,194,593)   31,118,848
                                ------------  ------------   ------------  ------------   ------------  ------------
Net increase in net assets
  derived from operations           528,725       294,569        296,634       206,184      23,652,416    35,470,307
                                ------------  ------------   ------------  ------------   ------------  ------------

FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
  Transfer of net premiums        1,819,629     1,231,995      1,339,071       988,086      34,747,323    34,309,518
  Transfer on death                  (5,577)            -        (11,069)            -        (483,843)     (189,070)
  Transfer on terminations         (222,632)      (61,097)      (215,118)      (45,863)    (12,951,982)   (9,861,742)
  Transfer of maturity                    -             -              -             -        (162,877)      155,347
  Net interfund transfers         1,729,012     1,467,355      1,549,203       929,903         544,114     2,527,643
                                ------------  ------------   ------------  ------------   ------------  ------------
                                  3,320,432     2,638,253      2,662,087     1,872,126      21,692,735    26,941,696
                                ------------  ------------   ------------  ------------   ------------  ------------
Net increase in net assets        3,849,157     2,932,822      2,958,721     2,078,310      45,345,151    62,412,003

NET ASSETS
Beginning of year                 3,799,647       866,825      2,711,341       633,031     217,491,219   155,079,216
                                ------------  ------------   ------------  ------------   ------------  ------------
End of year                      $7,648,804    $3,799,647     $5,670,062    $2,711,341    $262,836,370  $217,491,219
                                ============  ============   ============  ============   ============  ============

See accompanying notes.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                         Notes to Financial Statements

                               December 31, 1996

1.   ORGANIZATION

Separate Account Two of The Manufacturers Life Insurance Company of America (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended. The Separate Account is comprised of investment sub-accounts available for allocation of net premiums under variable annuity policies (the "Policies") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America"). The Separate Account was established by Manufacturers Life of America, a life insurance company organized in 1983 under Michigan law. Manufacturers Life of America is an indirect, wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a Canadian mutual life insurance company. On January 1, 1996, Manulife Financial merged with North American Life Assurance Company and as a result, acquired control of the NASL Series Trust.

Effective December 31, 1996, Manulife Series Fund, Inc. was merged into the NASL Series Trust. As a result, the following sub-accounts of the Separate Account were renamed to correspond with the fund names of the NASL Series Trust.

MANULIFE SERIES FUND, INC.              NASL SERIES TRUST
SUB-ACCOUNTS                            SUB-ACCOUNTS
Emerging Growth Equity Fund             Emerging Growth Trust
Common Stock Fund                       Quantitative Equity Trust
Real Estate Securities Fund             Real Estate Securities Trust
Balanced Assets Fund                    Balanced Trust
Capital Growth Bond Fund                Capital Growth Bond Trust
Money Market Fund                       International Stock Trust
International Fund                      Money Market Trust
Pacific Rim Emerging Markets Funds      Pacific Rim Emerging Markets Trust

All references hereinafter to NASL Series Trust would have been to Manulife Series Fund, Inc. prior to December 31, 1996.

The assets of the Separate Account are the property of Manufacturers Life of America. The portion of the Separate Account's assets applicable to the Policies will not be charged with liabilities arising out of any other business Manufacturers Life of America may conduct.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                   Notes to Financial Statements (continued)


1.   ORGANIZATIONS (CONTINUED)

The net assets may not be less than the amount required under state insurance law to provide for death (without regard to the minimum death benefit guarantee) and other Policy benefits.

Additional assets are held in Manufacturers Life of America's general account to cover the contingency that the guaranteed minimum death benefit might exceed the death benefit which would have been payable in the absence of such guarantee.

2.   SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Separate Account in preparation of its financial statements:

a. Valuation of Investments - Investments are made among the eight Trusts of NASL Series Trust and are valued at the reported net asset values of these Trusts. Transactions are recorded on the trade date. Net investment income and net realized gains on investments in NASL Series Trust are reinvested.

b. Realized gains and losses on the sale of investments are computed on the first-in, first-out basis.

c.   Dividend income is recorded on the ex-dividend date.

d. Federal Income Taxes - Manufacturers Life of America, the Separate Account's sponsor, is taxed as a "life insurance company" under the Internal Revenue Code. Under these provisions of the Code, the operations of the Separate Account form part of the sponsor's total operations and are not taxed separately.

     The current year's operations of the Separate Account are not expected to affect the sponsor's tax liabilities and, accordingly, no charges were made against the Separate Account for federal, state and local taxes. However, in the future, should the sponsor incur significant tax liabilities related to the Separate Account's operations, it intends to make a charge or establish a provision within the Separate Account for such taxes.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                   Notes to Financial Statements (continued)


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   MORTALITY AND EXPENSE RISKS CHARGE

Manufacturers Life of America deducts from the assets of the Separate Account a daily charge equivalent to an annual rate of 1.0% of the average net value of the Separate Account's assets for mortality and expense risks.

4.   PURCHASES AND SALES OF NASL SERIES TRUST SHARES


Purchases and sales of the shares of common stock of NASL Series Trust for the year ended December 31, 1996 were $106,195,420 and $51,489,990, respectively and for the year ended December 31, 1995 were $66,126,070 and $37,679,041, respectively.


5.   RELATED PARTY TRANSACTIONS

ManEquity, Inc., a registered broker-dealer and indirect wholly-owned subsidiary of Manulife Financial, acts as the principal underwriter of the Policies pursuant to a Distribution Agreement with Manufacturers Life of America. Registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized as variable life insurance agents under applicable state insurance laws, sell the Policies. Registered representatives are compensated on a commission basis.

Manufacturers Life of America has a formal service agreement with its affiliate, Manulife Financial, which can be terminated by either party upon two months notice. Under this Agreement, Manufacturers Life of America pays for legal, actuarial, investment and certain other administrative services.

                CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                      WITH REPORT OF INDEPENDENT AUDITORS

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994





                                    CONTENTS




Report of Independent Auditors .......................................

Audited Consolidated Financial Statements

Consolidated Balance Sheets ..........................................
Consolidated Statements of Income ....................................
Consolidated Statements of Changes in Capital and Surplus ............
Consolidated Statements of Cash Flow .................................
Notes to Consolidated Financial Statements ...........................

                         REPORT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA



We have audited the accompanying consolidated balance sheets of The Manufacturers Life Insurance Company of America as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in capital and surplus and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of The Manufacturers Life Insurance Company of America at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


As discussed in Note 2 to the financial statements, in 1996 the Company adopted certain accounting changes to conform with generally accepted accounting principles for mutual life insurance enterprises, and retroactively restated the 1995 and 1994 financial statements for the change.



PHILADELPHIA, PENNSYLVANIA                  Ernst & Young LLP
MARCH 21, 1997

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

CONSOLIDATED BALANCE SHEETS


 As at December 31
 ASSETS  ($thousands)                                                      1996        1995
 ---------------------------------------------------------            ---------     -------
 INVESTMENTS:
 Securities available-for-sale, at fair value: (note 4)
       Fixed maturity (amortized cost: 1996 $50,456; 1995 $62,757)   $   51,708    $ 66,968
       Equity (cost:1996 $19,450; 1995 $22,441)                          21,572      23,345
 Mortgage loans                                                             645       7,314
 Policy loans                                                             9,822       6,955
 Cash and short-term investments                                         17,493      17,881
 ---------------------------------------------------------           ----------     -------
 Total Investments                                                   $  101,240    $122,463
 ---------------------------------------------------------           ----------     -------
 Guaranteed annuity contracts (note 5)                                  171,691     155,335
 Deferred acquisition costs (note 6)                                    102,610      78,829
 Income taxes recoverable                                                10,549       5,156
 Deferred income taxes (note 7)                                           1,041       1,616
 Other assets                                                             7,378      11,010
 Separate account assets                                                668,094     480,405
 ---------------------------------------------------------            ---------     -------
 TOTAL ASSETS                                                        $1,062,603    $854,814
 ---------------------------------------------------------           ----------     -------
 LIABILITIES, CAPITAL AND SURPLUS ($thousands)                             1996        1995
 ---------------------------------------------------------           ----------     -------
 LIABILITIES:
 Policyholder Liabilities and accruals                               $   91,915    $ 86,129
 Bonds payable (note 8)                                                 158,760     158,890
 Surplus note (note 9)                                                    8,500       8,500
 Due to affiliates                                                       11,122         463
 Other liabilities                                                        7,582       9,907
 Separate account liabilities                                           668,094     480,405
 ---------------------------------------------------------           ----------     -------
 TOTAL LIABILITIES                                                   $  945,973    $744,294
 ---------------------------------------------------------           ----------     -------
 CAPITAL AND SURPLUS:
 Common shares (note 10)                                                  4,502       4,502
 Preferred shares (note 10)                                              10,500      10,500
 Contributed surplus                                                     98,569      83,569
 Retained earnings                                                        1,726      10,133
 Net unrealized gain on securities
     available-for-sale (note 4)                                          1,333       1,816
 ---------------------------------------------------------           ----------     -------
 TOTAL CAPITAL AND SURPLUS                                              116,630     110,520
 ---------------------------------------------------------           ----------     -------
 TOTAL LIABILITIES, CAPITAL AND SURPLUS                              $1,062,603    $854,814
 ---------------------------------------------------------           ----------     -------


The accompanying notes are an integral part of these consolidated financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

CONSOLIDATED STATEMENTS OF INCOME




FOR THE YEARS ENDED DECEMBER 31
($ thousands)                                            1996      1995      1994
---------------------------------------------------  --------  --------  --------
REVENUE:
Premiums                                              $12,898   $15,293  $ 27,578
Fee income                                             40,434    24,986    18,259
Net investment income (note 4)                         19,651    18,729    17,691
Realized investment gains (losses)                      (119)     3,084   (3,567)
Other                                                     668        82       361
---------------------------------------------------  --------  --------  --------
TOTAL REVENUE                                          73,532    62,174    60,322
---------------------------------------------------  --------  --------  --------
BENEFITS AND EXPENSES:
Policyholder benefits and claims                       14,473    16,905    28,768
Operating costs and expenses                           34,581    30,728    16,395
Commissions                                            10,431     5,859     8,923
Amortization of deferred acquisition costs (note 6)    13,240     5,351     3,289
Interest expense                                       12,251    12,251    12,251
Policyholder dividends                                    872     1,886       965
---------------------------------------------------  --------  --------  --------
TOTAL BENEFITS AND EXPENSES                            85,848    72,980    70,591
---------------------------------------------------  --------  --------  --------
LOSS BEFORE INCOME TAXES                             (12,316)  (10,806)  (10,269)
---------------------------------------------------  --------  --------  --------
INCOME TAX BENEFIT (NOTE 7)                            3,909     3,960     3,543
---------------------------------------------------  --------  --------  --------
NET LOSS                                             $(8,407)  $(6,846)  $(6,726)
---------------------------------------------------  --------  --------  --------

The accompanying notes are an integral part of these consolidated financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

                                                                                           NET UNREALIZED
                                                                                          GAINS (LOSSES) ON     TOTAL
FOR THE YEARS ENDED DECEMBER 31                         CAPITAL    CONTRIBUTED  RETAINED     SECURITIES        CAPITAL
($thousands)                                             STOCK       SURPLUS    EARNINGS  AVAILABLE-FOR-SALE  AND SURPLUS
------------------------------------------------------  -------    -----------  --------  ------------------  -----------
1996
Balance, January 1                                      $15,002        $83,569  $ 10,133            $  1,816     $110,520
Net loss during the year                                                         (8,407)                          (8,407)
Change in unrealized gain(loss), net of taxes (note 4)                                                 (483)        (483)
Issuance of shares (note 10)                                            15,000                                     15,000
------------------------------------------------------  -------    -----------  --------  ------------------  -----------
BALANCE, DECEMBER 31 (NOTE 10)                          $15,002        $98,569  $  1,726            $  1,333     $116,630
------------------------------------------------------  -------    -----------  --------  ------------------  -----------
1995
Balance, January 1                                      $15,002        $70,999  $ 16,979            $(1,141)     $101,839
Net loss during the year                                                         (6,846)                          (6,846)
Change in unrealized gain(loss), net of taxes (note 4)                                                 2,957        2,957
Issuance of shares (note 10)                                            12,570                                     12,570
------------------------------------------------------  -------    -----------  --------  ------------------  -----------
BALANCE, DECEMBER 31                                    $15,002        $83,569  $ 10,133            $  1,816     $110,520
------------------------------------------------------  -------    -----------  --------  ------------------  -----------
1994
Balance, January 1                                      $35,002        $30,999  $  7,396            $(1,592)     $ 71,805
Cumulative effect of accounting change (note 2)                                   16,309               1,353       17,662
Net loss during the year                                                         (6,726)                          (6,726)
Change in unrealized gain(loss) , net of taxes                                                         (902)        (902)
Capital restructuring of preferred shares               (20,000)        20,000                                          0
Issuance of shares (note 10)                                            20,000                                     20,000
------------------------------------------------------  -------    -----------  --------  ------------------  -----------
BALANCE, DECEMBER 31                                    $15,002        $70,999  $ 16,979           $ (1,141)     $101,839
------------------------------------------------------  -------    -----------  --------  ------------------  -----------


The accompanying notes are an integral part of these consolidated financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

CONSOLIDATED STATEMENTS OF CASH FLOWS


FOR THE YEARS ENDED DECEMBER 31
($thousands)                                                                     1996            1995           1994
---------------------------------------------------------------------------  --------        --------      ---------
OPERATING ACTIVITIES:
Net Loss                                                                     $ (8,407)       $ (6,846)      $ (6,726)
Adjustments to reconcile net loss to net cash used in operating activities:
     Additions to Policy liabilities                                            3,287           7,329         27,338
     Deferred acquisition costs                                              (36,024)         (28,147)       (31,125)
     Amortization of deferred acquisition costs                                13,240           5,351          3,289
     Realized gain (losses) on investments                                        119          (3,084)         3,567
     Decreases (additions) to deferred income taxes                               473           1,168         (4,001)
     Other                                                                      6,844          (5,336)        17,673
---------------------------------------------------------------------------  --------        --------       --------
Net cash provided by (used in) operating activities                           (20,468)        (29,565)        10,015
---------------------------------------------------------------------------  --------        --------       --------
INVESTING ACTIVITIES:
Fixed maturity securities sold                                                120,234          67,507         43,176
Fixed maturity securities purchased                                          (108,401)        (76,402)       (72,819)
Equities sold                                                                  25,505           6,500         30,011
Equities purchased                                                            (22,203)         (1,726)       (18,245)
Mortgages purchased                                                                 -               -              -
Mortgages sold/principal repayments                                             6,669          77,086         22,656
Policy loans advanced, net                                                     (2,867)         (2,461)        (1,471)
Guaranteed annuity contracts                                                  (16,356)        (79,710)       (36,236)
---------------------------------------------------------------------------  --------         -------       --------
Cash provided by (used in) investing activities                                 2,581          (9,206)       (32,928)
---------------------------------------------------------------------------  --------         -------       --------
FINANCING ACTIVITIES:
Receipts from variable life and annuity policies
     credited to policyholder account balances                                  5,493           9,017         10,533
Withdrawals of policyholder account balances on
     variable life and annuity policies                                        (2,994)         (3,173)        (1,284)
Issuance of shares                                                             15,000          12,570         20,000
Issuance of surplus notes                                                           -           8,500              -
---------------------------------------------------------------------------  --------        --------      ---------
Cash provided by financing activities                                          17,499          26,914         29,249
---------------------------------------------------------------------------  --------        --------      ---------
CASH AND SHORT-TERM INVESTMENTS:
Increase (decrease) during the year                                              (388)        (11,857)         6,336
Balance, beginning of year                                                     17,881          29,738         23,402
---------------------------------------------------------------------------  --------        --------      ---------
BALANCE, END OF YEAR                                                         $ 17,493        $ 17,881       $ 29,738
---------------------------------------------------------------------------  --------        --------      ---------



The accompanying notes are an integral part of these consolidated financial statements.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                           (In Thousands of Dollars)

1.   ORGANIZATION

     The Manufacturers Life Insurance Company of America ("ManAmerica" or the "Company") is a wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA" or the "Parent"), which is in turn a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a Canadian-based mutual life insurance company. The Company markets variable annuity and variable life products in the United States and traditional insurance products in Taiwan.


2.   BASIS OF PRESENTATION

     A)  ADOPTION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying consolidated financial statements of The Manufacturers Life Insurance Company of America and its wholly-owned subsidiaries have been prepared in accordance with generally accepted accounting principles ("GAAP").

     Prior to 1996, the Company prepared its financial statements in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Michigan which practices were considered GAAP for mutual life insurance companies and their wholly-owned direct and indirect subsidiaries. Financial Accounting Standard Board Interpretation 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises" ("FIN 40") as amended, which is effective for 1996 annual financial statements and thereafter, no longer permits statutory based financial statements to be described as being prepared in conformity with GAAP. Accordingly, the Company has adopted GAAP including Statement of Financial Accounting Standards 120 ("FAS 120"), "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long Duration Participating Contracts", which addresses the accounting for long-duration insurance and reinsurance contracts, including all participating business.

     Pursuant to the requirements of FIN 40 and FAS 120, the effect of the changes in accounting have been applied retroactively and the previously issued 1995 and 1994 financial statements have been restated for the change. The effect of the changes applicable to years prior to January 1, 1994 has been presented as a restatement of surplus as of that date. As a result, surplus at January 1, 1994 increased by $17,662 net of applicable deferred taxes.

     The adoption had the effect of increasing net income for 1996, 1995 and 1994 by approximately $7,554, $6,859 and $12,934, respectively.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


      B)  REORGANIZATION

      On December 20, 1995, Manulife Reinsurance Corporation (U.S.A) ("MRC") transferred to the Company all of the common and preferred shares of Manufacturers Advisor Corporation ("MAC"), an investment fund management company.

      On December 31, 1996, ManUSA transferred to the Company all of the common and preferred shares of Manulife Holding Corporation ("Holdco"), an investment holding company. Holdco has primarily two wholly-owned subsidiaries, ManEquity Inc., a registered broker/dealer, and the Manufacturers Life Mortgage Securities Corporation ("MLMSC"), an issuer of mortgage-backed US Dollar bonds. The Company then transferred all the common and preferred shares of MAC to Holdco for two shares of $1 common stock of Holdco.

      These transfers have been accounted for using the pooling-of-interests method of accounting. Under this method, the assets, liabilities, capital and surplus, revenues and expenses of each separate entity are combined retroactively at their historical carrying values to form the financial statements of the Company for all periods presented to give effect to the reorganization as if the structure in place at December 31, 1996 had been in place as of the earliest period presented in these consolidated financial statements. The accounts of all subsidiary companies are therefore combined and all significant inter-company balances and transactions are eliminated on combination. In addition, the capital and surplus of the Company has been restated retroactively to January 1, 1994 to reflect the capital structure in place at December 31, 1996.

      The revenues and net income reported by the separate entities and the combined amounts presented in the accompanying consolidated financial statements are as follows:



FOR THE YEARS ENDED DECEMBER 31
($ thousands)                     1996      1995      1994
------------------------------  --------  --------  --------
Revenue:
ManAmerica                      $ 54,404  $ 45,655  $ 44,432
Holdco                            15,543    13,828    14,087
MAC                                3,585     2,691     1,803
------------------------------  --------  --------  --------
TOTAL REVENUE                   $ 73,532  $ 62,174  $ 60,322
------------------------------  --------  --------  --------
Net Income (loss):
ManAmerica                      $ (8,676) $ (7,402) $ (7,221)
Holdco                              (670)      (10)      257
MAC                                  939       566       238
------------------------------  --------  --------  --------
TOTAL NET LOSS                  $ (8,407) $ (6,846) $ (6,726)
------------------------------  --------  --------  --------

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


3.   SIGNIFICANT ACCOUNTING POLICIES

      A)  PREPARATION OF FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

      B)  INVESTMENTS

      The Company classifies all of its fixed maturity and equity securities as available-for-sale and records these securities at fair value. Realized gains and losses on sales of securities classified as available-for-sale are recognized in net income using the specific identification method. Changes in the fair value of securities available-for-sale are reflected directly in surplus after adjustments for deferred taxes and DAC. Discounts and premiums on investments are amortized using the effective interest method.

      Mortgage loans are reported at amortized cost, net of a provision for losses. The provision for losses is established for mortgage loans which are considered to be impaired when the Company has determined that it is probable that all amounts due under contractual terms will not be collected. Impaired loans are reported at the lower of unpaid principal or fair value of the underlying collateral.

      Policy loans are reported at aggregate unpaid balances which approximate fair value.

      Short-term investments include investments with maturities of less than one year at the date of acquisition.

      C)  DEFERRED ACQUISITION COSTS (DAC)

      Commissions and other expenses which vary with and are primarily related to the production of new business are deferred to the extent recoverable and included as an asset. DAC associated with variable annuity and variable life insurance contracts is charged to expense in relation to the estimated gross profits of those contracts. The amortization is adjusted retrospectively when estimates of current or future gross profits are revised. DAC associated with traditional life insurance policies is charged to expense over the premium paying period of the related policies. DAC is adjusted for the impact on estimated future gross profits assuming the unrealized gains or losses on securities had been realized at year-end. The impact of any such adjustments is included in net unrealized gains (losses) in Capital and Surplus. DAC is reviewed annually to determine recoverability from future income and, if not recoverable, it is immediately expensed.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


      D)  POLICYHOLDER LIABILITIES

      For variable annuity and variable life contracts reserves equal the policyholder account value. Account values are increased for deposits received and interest credited and are reduced by withdrawals, mortality charges and administrative expenses charged to the policyholders. Policy charges which compensate the Company for future services are deferred and recognized in income over the period earned, using the same assumptions used to amortize DAC.

      Policyholder liabilities for traditional life insurance policies sold in Taiwan are computed using the net level premium method and are based upon estimates as to future mortality, persistency, maintenance expense and interest rate yields that were established in the year of issue.

      E)  SEPARATE ACCOUNTS

      Separate account assets and liabilities represent funds that are separately administered, principally for variable annuity and variable life contracts, and for which the contract holder, rather than the Company, bears the investment risk. Separate account contract holders have no claim against the assets of the general account of the Company. Separate account assets are recorded at market value. Operations of the separate accounts are not included in the accompanying financial statements.

      F)  REVENUE RECOGNITION

      Fee income from variable annuity and variable life insurance policies consists of policy charges for the cost of insurance, expenses and surrender charges that have been assessed against the policy account balances. Policy charges that are designed to compensate the company for future services are deferred and recognized in income over the period benefited, using the same assumptions used to amortize DAC. Premiums on long-duration life insurance contracts are recognized as revenue when due. Investment income is recorded when due.

      G)  EXPENSES

      Expenses for variable annuity and variable life insurance policies include interest credited to policy account balances and benefit claims incurred during the period in excess of policy account balances.

      H)  REINSURANCE

      The Company is routinely involved in reinsurance transactions in order to minimize exposure to large risks. Life reinsurance is accomplished through various plans including yearly renewable term, co-insurance and modified co-insurance. Reinsurance premiums and claims are accounted for on a basis consistent with that used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums and claims are reported net of reinsured amounts. Amounts paid with respect to ceded reinsurance contracts are reported as reinsurance receivables in other assets.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


      I)  FOREIGN EXCHANGE

      The Company's Taiwanese branch balance sheet and statement of income are translated at the current exchange and average exchange rates for the year respectively. Translation adjustments for foreign currency transactions that affect cash flows are reported in earnings.

      J)  INCOME TAX

      Income taxes have been provided for in accordance with Statement of Financial Accounting Standards 109 ("FAS 109") "Accounting for Income Taxes." The Company joins ManUSA, MRC and Manulife Reinsurance Limited ("MRL") in filing a U.S. consolidated income tax return as a life insurance group under provisions of the Internal Revenue Code. In accordance with an income tax sharing agreement, the Company's income tax provision (or benefit) is computed as if the Company filed a separate income tax return. Tax benefits from operating losses are provided at the U.S. statutory rate plus any tax credits attributable to the Company, provided the consolidated group utilizes such benefits currently. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their recorded amounts for financial reporting purposes. Income taxes recoverable represents amounts due from ManUSA in connection with the consolidated return.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


4.   INVESTMENTS AND INVESTMENT INCOME

      A)  FIXED MATURITY AND EQUITY SECURITIES

      At December 31, 1996, all fixed maturity and equity securities have been classified as available-for-sale and reported at fair value. The amortized cost and fair value is summarized as follows:


                                                           GROSS                 GROSS
AS AT DECEMBER 31,                 AMORTIZED COST      UNREALIZED GAINS    UNREALIZED LOSSES          FAIR VALUE
($ thousands)                        1996      1995       1996     1995       1996       1995       1996       1995
-------------------------------   -------   -------    -------   ------    -------    -------    -------    -------
FIXED MATURITY SECURITIES:
U.S. government                   $ 9,219   $15,145    $  386    $  690     $ (98)     $ (98)    $ 9,507    $15,737
Foreign governments                 9,227     6,071       221       219        (8)         -       9,440      6,290
Corporate                          32,010    32,018       981     3,147      (230)       (13)     32,761     35,152
Mortgage backed                         -     9,523         -       272          -        (6)          -      9,789
-------------------------------   -------   -------   -------    ------    -------    -------    -------    -------
Total fixed maturity securities   $50,456   $62,757    $1,588    $4,328     $(336)     $(117)    $51,708    $66,968
Equity securities                 $19,450   $22,441    $2,134    $  923     $ (12)     $ (19)    $21,572    $23,345
-------------------------------   -------   -------   -------    ------    -------    -------    -------    -------

      Proceeds from sales of fixed maturity securities during 1996 were $120,234 (1995 $67,507; 1994 $43,176). Gross gains of $1,858 and gross losses of $1,837 were realized on those sales (1995 $2,630 and $218; 1994 $168 and $1,007 respectively).

      Proceeds from sale of equity securities during 1996 were $26,584 (1995 $6,500; 1994 $30,011). Gross gains of $NIL and gross losses of $140 were realized on those sales (1995 $785 and $113; 1994 $48 and $2,776 respectively).

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


      The contractual maturities of fixed maturity securities at December 31, 1996 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties. Corporate requirements and investment strategies may result in the sale of investments before maturity.



($ thousands)                        AMORTIZED COST  FAIR VALUE
-----------------------------------  --------------  ----------

Fixed maturity securities,
including mortgage-backed
securities
One year or less                            $ 3,315     $ 3,367
Greater than 1; up to 5 years                 2,568       2,658
Greater than 5; up to 10 years               19,539      19,959
Due after 10 years                           24,993      25,724

-----------------------------------  --------------  ----------
TOTAL FIXED MATURITY SECURITIES             $50,415     $51,708
-----------------------------------  --------------  ----------

      UNREALIZED GAINS (LOSSES) ON SECURITIES AVAILABLE-FOR-SALE

      Net unrealized gains (losses) on fixed maturity and equity securities included in capital and surplus were as follows:


AS AT DECEMBER 31
($ thousands)                                    1996      1995
-------------------------------------------   -------   -------
Gross unrealized gains                        $ 3,722   $ 5,251
Gross unrealized losses                          (348)     (136)
DAC and other fair value adjustments           (1,321)   (2,317)
Deferred income taxes                            (720)     (982)
-------------------------------------------   -------   -------
NET UNREALIZED GAINS (LOSSES) ON SECURITIES
  AVAILABLE-FOR-SALE                          $ 1,333   $ 1,816
-------------------------------------------   -------   -------

   B)  INVESTMENT INCOME

     Income by type of investment was as follows:


FOR THE YEARS ENDED DECEMBER 31
($ thousands)                        1996      1995      1994
-------------------------------    ------    ------    ------
Fixed maturity securities         $ 4,447    $ 4,430   $ 1,712
Mortgage loans                        278      3,076     8,844
Equity securities                     671        646     1,245
Guaranteed annuity contracts       13,196      9,691     5,040
Other investments                   1,419      1,235       957
-------------------------------   -------    -------   -------
Gross investment income            20,011     19,078    17,798
-------------------------------    ------    -------   -------
Investment expenses                   360        349       107
-------------------------------    ------    -------   -------
NET INVESTMENT INCOME             $19,651    $18,729   $17,691
-------------------------------    ------    -------   -------

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


5.   GUARANTEED ANNUITY CONTRACTS

      The Company's wholly-owned subsidiary, MLMSC, invests amounts received as repayments of mortgage loans in annuities issued by ManUSA. These annuities are collateral for the 8 1/4 % mortgage-backed bonds payable disclosed in note 8 below.


6.   DEFERRED ACQUISITION COSTS

     The components of the change in DAC were as follows:



FOR THE YEARS ENDED DECEMBER 31
($ thousands)                               1996       1995      1994
---------------------------------------  ---------  ---------  --------
Balance at January 1,                    $  78,829  $  60,124  $ 30,887
Capitalization                              36,024     28,147    31,125
Accretion of interest                        6,344      4,992     3,351
Amortization                              (19,159)   (10,852)   (6,295)
Effect of net unrealized gains (losses)
 on securities available for sale              996    (4,091)     1,401
Other                                        (424)        509     (345)
---------------------------------------  ---------  ---------  --------
BALANCE AT DECEMBER 31                   $ 102,610  $  78,829  $ 60,124
---------------------------------------  ---------  ---------  --------

7. INCOME TAXES

   Components of income tax benefit were as follows:



FOR THE YEARS ENDED DECEMBER 31
($ thousands)                      1996      1995      1994
-------------------------------  --------  --------  --------
Current expense (benefit)        $(4,686)  $(5,128)  $    458
Deferred expense (benefit)            777     1,168   (4,001)
-------------------------------  --------  --------  --------
TOTAL BENEFIT                    $(3,909)  $(3,960)  $(3,543)
-------------------------------  --------  --------  --------

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


      The Company's deferred income tax asset, which results from tax effecting the differences between financial statement values and tax values of assets and liabilities at each balance sheet date, relates to the following:


     AS AT DECEMBER 31
     ($thousands)                                              1996     1995
     -----------------------------------------------------  -------  -------

     Deferred tax assets:
         Differences in computing policy reserves           $28,508  $22,503
         Policyholder dividends payable                         283      411
         Other deferred tax assets                                -      402
         Net operating loss carryforwards                         -    1,061
     -----------------------------------------------------  -------  -------
     DEFERRED TAX ASSETS                                     28,791   24,377

     Deferred tax liabilities:
         Deferred acquisition costs                          25,522   19,398
         Investments                                            928    1,737
         Other deferred tax liabilities                       1,300    1,626
     -----------------------------------------------------  -------  -------
     Gross deferred tax liabilities                          27,750   22,761
     -----------------------------------------------------  -------  -------
     NET DEFERRED TAX ASSETS                                $ 1,041  $ 1,616
     -----------------------------------------------------  -------  -------



      The Company and its US insurance affiliates have available capital loss carryforwards of $83,500 which will expire in 1999.


8.   BONDS PAYABLE

      Bonds payable represent 8 1/4% Mortgage-backed US Dollar Bonds due March 1, 1997 which are collateralized by annuities disclosed in note 5 above. The bonds were repaid on March 1, 1997.


9.   SURPLUS NOTE

      The Company has an outstanding surplus debenture in the amount of $8,500 plus interest at 6.7% issued on December 31, 1995 to ManUSA which matures on December 31, 2005. Payments of principal and interest cannot be made without prior approval of the Insurance Commissioner of the State of Michigan and the Company's Board of Directors, and to the extent the Company has sufficient unassigned surplus on a statutory basis available for such payment.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


10.  CAPITAL AND SURPLUS

      The Company has two classes of capital stock, as follows:


AS AT DECEMBER 31:
($ thousands)                                        1996          1995
-----------------------------------------     -----------    -----------
AUTHORIZED:
5,000,000 Common shares, Par value $1.00
5,000,000 Preferred shares, Par value $100.00
ISSUED AND OUTSTANDING:
4,501,860 Common shares                       $ 4,501,860   $ 4,501,859
105,000 Preferred shares                       10,500,000    10,500,000
-----------------------------------------     -----------   -----------
TOTAL                                         $15,001,860   $15,001,859
-----------------------------------------     -----------   -----------

      During the year, the Company issued one common share to its Parent Company in return for a capital contribution of $15,000.

      During 1995, the Company issued two common shares to its Parent Company in return for a capital contribution of $12,570.

      During 1994, the Company issued one common share to its Parent Company in return for a capital contribution of $20,000.

      The Company is subject to statutory limitations on the payment of dividends to its Parent. Under Michigan Insurance Law, the payment of dividends to shareholders is restricted to the surplus earnings of the Company, unless prior approval is obtained from the Michigan Insurance Bureau.

      The aggregate statutory capital and surplus of the Company at December 31, 1996 was $76,202 (1995 $56,298). The aggregate statutory net loss of the Company for the year ended 1996 was $15,961 (1995 $13,705; 1994 $19,660). State regulatory authorities prescribe statutory accounting practices that differ in certain respects from generally accepted accounting principles followed by stock life insurance companies. The significant differences relate to investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions.


11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying values and the estimated fair values of certain of the Company's financial instruments at December 31, 1996 were as follows:


($ thousands)                         CARRYING VALUE  FAIR VALUE
------------------------------------  --------------  ----------
ASSETS:
Fixed maturity and equity securities      $   73,280   $  73,280
Mortgage loans                                   645         645
Policy loans                                   9,822       9,822
Guaranteed annuity contract                  171,691     171,691
LIABILITIES:
Bond payable                                 158,760     158,760
Surplus note                                   8,500       8,266

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


      The following methods and assumptions were used to estimate the fair values of the above financial instruments:

      FIXED MATURITY AND EQUITY SECURITIES: Fair values of fixed maturity and equity securities were based on quoted market prices, where available. Fair values were estimated using values obtained from independent pricing services.

      MORTGAGE LOANS: Fair value of mortgage loans was estimated using discounted cash flows using contractual maturities and discount rates that were based on U.S. Treasury rates for similar maturity ranges, adjusted for risk, based on property type.

      POLICY LOANS:  Carrying values approximate fair values.

      GUARANTEED ANNUITY CONTRACT. Carrying values approximate fair values.

      BOND PAYABLE:  Carrying values approximate fair values.

     SURPLUS NOTE: Fair value was estimated using current interest rates that were based on U.S. Treasuries for similar maturity ranges.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


12.  RELATED  PARTY TRANSACTIONS

      The Company has a formal service agreement with Manulife Financial which can be terminated by either party upon two months' notice. Under the Agreement, the Company will pay direct operating expenses incurred each year by Manulife Financial on its behalf. Services provided under the agreement include legal, actuarial, investment, data processing and certain other administrative services. Costs incurred under this agreement were $26,982, $23,210 and $21,326 in 1996, 1995 and 1994 respectively. In addition, there were $6,934, $5,052 and $7,795 of agents bonuses allocated to the Company during 1996, 1995 and 1994, respectively, which are included in commissions.

      The Company has several reinsurance agreements with affiliated companies which may be terminated upon the specified notice by either party. These agreements are summarized as follows:

      (a) The Company assumes two blocks of insurance from ManUSA under coinsurance treaties. The Company's risk is limited to $100,000 of initial face amount per claim plus a pro-rata share of any increase in face amount.

      (b) The Company cedes the risk in excess of $25,000 per life to MRC under the terms of an automatic reinsurance agreement

      (c) The Company cedes a substantial portion of its risk on its Flexible Premium Variable Life policies to MRC under the terms of a stop loss reinsurance agreement.

      Selected amounts relating to the above treaties reflected in the financial statements are as follows:


           FOR THE YEARS ENDED DECEMBER 31
           ($thousands)                          1996     1995     1994
           ---------------------------------  -------  -------  -------

           Life and annuity premiums assumed  $   676  $ 5,959  $25,386
           Policy reserves assumed             44,497   47,386   47,673
           Policy reserves ceded                  304    3,838    3,806
           ---------------------------------  -------  -------  -------


      The Company markets variable life insurance and variable annuity products through Separate Accounts which use NASL Series Trust as its investment vehicle. The NASL Series Trust is an entity sponsored by an affiliated company, North American Security Life Insurance Company.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


13. REINSURANCE

      In the normal course of business, the Company assumes and cedes reinsurance as a party to several reinsurance treaties with major unrelated insurance companies. The Company remains liable for amounts ceded in the event that reinsurers do not meet their obligations.

      The effects of reinsurance on premiums were as follows:


             FOR THE YEARS ENDED DECEMBER 31
             ($thousands)                       1996   1995    1994
             -------------------------------  -------  ------  -----
             Direct premiums                  $12,998  $9,809  $2,380
             Reinsurance assumed                    -       -       -
             Reinsurance ceded                    776     475     188
             -------------------------------  -------  ------  ------
             TOTAL PREMIUMS                   $12,222  $9,334  $2,192
             -------------------------------  -------  ------  ------


      Reinsurance recoveries on ceded reinsurance contracts were $357, $170 and $57 during 1996, 1995 and 1994 respectively.


14. FOREIGN OPERATIONS

      The Company markets traditional life insurance products in Taiwan through its Taiwanese Branch. The carrying amount of net assets located in Taiwan as at December 31, 1996 and 1995 was $15,080 and $1,125 respectively.

      The income (loss) before taxes related to the Taiwan and U.S. business was as follows:


          FOR THE YEARS ENDED DECEMBER 31
          ($thousands)                          1996     1995     1994
          -------------------------------  ---------  -------   -------
          Taiwan                           $(17,530)  $(9,332)  $(3,763)
          U.S.                                9,123     2,486    (2,963)
          -------------------------------  ---------  --------  --------
          TOTAL                            $ (8,407)  $(6,846)  $(6,726)
          -------------------------------  ---------  --------  --------


15. CONTINGENCIES

      The Company is subject to various lawsuits that have arisen in the course of its business. Contingent liabilities arising from litigation, income taxes and other matters are not considered material in relation to the financial position of the Company.

                                   APPENDIX A

ANNUITY OPTIONS

     The Policyowner may elect one of the following annuity options described below. If no option is specified, annuity payments will be made as a life annuity with a ten year certain period. Treasury or Labor Department regulations may require a different annuity option if no option is specified and may preclude the availability of certain options in connection with Qualified Policies. There may also be state insurance law requirements that limit the availability of certain options. The amounts payable under each option will be no less than amounts determined on the basis of tables contained in each Policy. Such tables are based on the 1983 Individual Annuity Mortality Tables and an assumed interest rate of 3% per year.


OPTION 1:      ANNUITY CERTAIN -- payments in equal installments for a period of not less than five years and not more than twenty years.

OPTION 2(A):   LIFE ANNUITY WITHOUT REFUND -- payments in equal installments during the lifetime of an Annuitant. Upon the death of the Annuitant, payments will cease. Since there is no guarantee that any minimum number of payments will be made, the payee may receive only one payment if he or she dies before the date the second payment is due.

OPTION 2(B):   LIFE ANNUITY WITH CERTAIN PERIOD -- payments in equal
               installments during the lifetime of an Annuitant and if the Annuitant dies before installments have been paid for a designated period, either five, ten or twenty years, payments will continue for the remainder of the period selected.

OPTION 2(C):   LIFE ANNUITY WITH INSTALLMENT REFUND -- payments in equal
               installments during the lifetime of an Annuitant and if the Annuitant dies before the total installments paid equal the Policy Value applied to provide the annuity, payments will continue until the Policy Value has been paid.

OPTION 3(A):   JOINT AND SURVIVOR ANNUITY WITHOUT REFUND -- payments in equal installments during the lifetime of two Annuitants with payments continuing in full amount to the survivor upon death of either.
               Since there is no guarantee that any minimum number of payments will be made, the payees may receive only one payment if they both die before the date the second payment is due.

OPTION 3(B):  JOINT AND SURVIVOR ANNUITY WITH CERTAIN PERIOD -- payments in equal installments during the lifetime of two Annuitants and if both die before installments have been paid for a ten year period, payments will continue for the remainder of the period.


Under Options 2(b), 2(c) and 3(b), upon the death of the Annuitant or second to die of joint Annuitants, the beneficiary may elect to receive the commuted value of any remaining payments. Any such commutation will be at the interest rate used to determine the amount of the annuity payments plus 1/2%.

                                   APPENDIX B

                SAMPLE CALCULATIONS OF MARKET VALUE ADJUSTMENTS
                            AND WITHDRAWAL CHARGES 1


MVA FORMULA

The MVA factor is equal to:

                            (1+G) exp N
                            -----       -1
                            (1+C)

EXAMPLE ONE:  NEGATIVE MVA AND NO WITHDRAWAL CHARGE

Assume the following:

Type of Account:                         Fixed
Type of Transaction:                     Transfer
Time remaining in the Guarantee Period:  30 months, 5 days
Guaranteed Rate:                         6%
Current Rate for new 3-year deposits:    8%
Transfer Requested:                      $10,000
Withdrawal Charge:                       0%
Other Charges:                           $35 transfer charge


In this example,

         N =  30/12 = 2.5
         G = .06
         C = .08


The MVA factor equals:

         1.06 exp 2.5  - 1  =  -0.0457
         1.08


Manufacturers Life of America will deduct a Gross Withdrawal Amount of
$10,000.00.

From this, Manufacturers Life of America will deduct the transfer charge of $35. This will leave $9,965.00.

The amount of the MVA adjustment would be $9,965.00 x -0.0457, or -$455.40.

The cash transferred to another account(s) would be $9,965.00 -$455.40, or $9,509.60.

1 The assumed fixed interest rates used in the examples in this Appendix illustrate the operation of the Market Value Adjustment and are not intended to reflect the levels of interest rates currently offered on the Fixed Accounts.

EXAMPLE TWO:  POSITIVE MVA AND NO WITHDRAWAL CHARGE

Assume the following:


Type of Account:                         Fixed
Type of Transaction:                     Partial Withdrawal
Time remaining in the Guarantee Period:  47 months
Guaranteed Rate:                         6%
Current Rate for new 3-year deposits:    4%
Current Rate for new 4-year deposits:    Not Offered
Current Rate for new 5-year deposits:    6%
Cash Withdrawal Requested:               $10,000
Withdrawal Charge:                       0%
Other Charges:                           None


In this example,

         N = 47/12 = 3.91677
         G = .06
         C = .05


The time remaining in the Guarantee Period, rounded to the next full year, is 4 years. Since the 4-year deposit is not available, interpolate between the 3-year rate and the 5-year rate, to get a rate of 5%.

The MVA factor equals:

     1.06 exp. 3.91677  - 1
     1.05
     = 0.0378

We will take out a Gross Withdrawal Amount of $9,635.77

The amount of the MVA adjustment would be $9,635.77 x 0.0378, or $364.23.

The cash received by the Policyowner would be $9,635.77 + $364.23, or $10,000.


EXAMPLE THREE: WITHDRAWAL CHARGE AND NO MVA

Assume the following:

Type of Account:            Variable
Type of Transaction:        Partial Withdrawal
Cash Withdrawal Requested:  $10,000
Withdrawal Charge:          6%*
Other Charges:              None


The Gross Withdrawal Amount will be $10,638.30.

The withdrawal charge will be $10,638.30 x 6%, or $638.30.

The cash received by the Policyowner would be $10,638.30 -- $638.30, or $10,000.

* In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.

EXAMPLE FOUR: NEGATIVE MVA AND WITHDRAWAL CHARGE

Assume the following:

Type of Account:                         Fixed
Type of Transaction:                     Surrender
Time remaining in the Guarantee Period:  30 months, 5 days
Guaranteed Rate:                         6%
Current Rate for new
3-year deposits:                         8%
Policy Value:                            $10,000
Withdrawal Charge:                       6%*
Other Charges:                           $30 record-keeping charge


In this example,

         N = 30/12 = 2.5
         G = .06
         C = .08


The MVA factor equals:

         1.06 exp. 2.5  - 1
         1.08
         = - 0.0457


On a surrender, the Gross Withdrawal Amount is the Policy Value, or $10,000 in this example.

Manufacturers Life of America will deduct the record-keeping charge of $30, leaving $9,970.

The amount of the MVA adjustment would be $9,970 x -0.0457, or $455.63.

This leaves an amount of $9,970.00 - $455.63, or $9,514.37.

The withdrawal charge will be $9,514.37 x 6%, or $570.86.

The cash received by the Policyowner would be $9,514.37 - $570.86, or $8,943.51.

* In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution


    Securities and Exchange Commission Registration Fees          $15,625
    Printing and engraving (through 12/31/96)                     $88,300
    Legal fees and expenses (through 12/31/96)                    $70,700
    Miscellaneous (Edgar)                                         $ 6,000

Item 14. Indemnification of Directors and Officers

     Article XV of the By-Laws of The Manufacturers Life Insurance Company of America provides for indemnification of directors and officers as follows:

     "Article XV."

     1. The Company may indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (other than by or in the right of the Company), by reason of the fact that he;

          (a)  is or was a director, officer or employee of the Company, or

          (b) is or was serving at the request of the Company as a director, officer, employee, or trustee of another corporation, partnership, joint venture, trust or other enterprise,

     against all expenses (including solicitors' and attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted honestly and in good faith and with a view to the best interests of the Company, and, in the case of any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not of itself create a presumption that the person did not act honestly and in good faith with a view to the best interest of the Company and, with respect to any criminal action or proceeding, that he did not have reasonable grounds for believing that his conduct was lawful.

     2. The Company shall in any event indemnify a person referred to in paragraph 1 hereof who has been substantially successful in the defence of any such action, suit or proceeding against all expenses (including solicitors' and attorneys' fees) reasonably incurred by him in connection with the action, suit or proceeding.

     3. The indemnification provided by this By-Law shall be continuing and enure to the benefit of the heirs, executors, and administrators of any person referred to in paragraph 1 hereof.

     4. Expenses (including solicitors' and attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person referred to in paragraph 1 hereof to repay the amount if it shall be ultimately determined that he is not entitled to indemnified by the Company as authorized by this By-Law.

     5. The indemnification provided by this By-Law shall not be deemed exclusive of any other rights to which those entitled to be indemnified hereunder may be entitled as a matter of law or under any by-law, agreement, vote of members, or otherwise.

     Administrative Resolution Number 600.01 of The Manufacturers Life Insurance Company provides for indemnification of certain directors and officers of subsidiary companies as follows:

     "Resolution 600.01"

     1.1 [The Manufacturers Life Insurance Company (the "Company")] shall indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (other than by or in the right of the Company except as provided in 1.2 of this Article) by reason of the fact that the person

          (a)  is or was a Director, officer or employee of the Company, or

          (b) is or was serving at the specific request of the Company, as a Director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, or

          (c) is or was engaged at the same time as an agent in the sale of the Company's products while at the same time employed by the Company in the United States in a branch management capacity,

     against all expenses (including but not limited to solicitors' and attorneys' fees) judgments, fines and amounts in settlement, actually and reasonably incurred by the person in connection with such action, suit or proceeding, (other than those specifically excluded below) if the person acted honestly, in good faith, with a view to the best interests of the Company or the enterprise the person is serving at the request of the Company, and within the scope of his or her authority and normal activities, and, in the case of any criminal or administrative action or proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

     The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not of itself create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company and, with respect to any criminal action or proceeding, that the person did not have reasonable grounds for believing that his or her conduct was lawful.

     1.2 The Company shall also, with the approval of the Board, indemnify a person referred to in Section 1.1 of this Article in respect of any action by any person by or on behalf of the Company to procure a judgment in its favour to which the person is made a party by reason of being or having been a Director, officer or employee of the Company, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in Section 1.1 of this Article.

     1.3 The Company shall have no obligation to indemnify any person for:

          (a) any act, error, or omission committed with actual dishonest, fraudulent, criminal or malicious purpose or intent, or

          (b)  any act of gross negligence or willful neglect, or

          (c) any liability of others assumed by any person otherwise entitled to indemnification hereunder, or

          (d) any claims by or against any enterprise which is owned, operated, managed, or controlled by any person otherwise entitled to indemnification hereunder or any claims by such person against an enterprise, or

          (e) any claim arising out of, or based on, any pension plan sponsored by any person otherwise entitled to indemnification hereunder as employer, or

          (f) bodily injury, sickness, disease or death of any person, or injury to or destruction of any tangible property including loss of use thereof, or

          (g) any amount covered by any other indemnification provision or by any valid and collectible insurance which the person entitled to indemnity hereunder may have, or

          (h) any liability in respect of which the person would otherwise be entitled to indemnification if in the course of that person's actions, he or she is found by the Board of Directors to have been in breach of compliance with the Company's Code of Business Conduct or Conflict of Interest guidelines, or

          (i) any liability incurred by that person for any sales activities unless the person qualifies under Section 1.1(c) of this Article.

     1.4 In the event of any indemnity payment by the Company and as a condition of it, the Company shall be subrogated to all the rights of recovery of the person indemnified, and such person shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights.

     1.5 As a condition of indemnification, the person to be indemnified shall not demand or agree to arbitration of any claim, make any payment, admit any liability, settle any claims, assume any obligation or incur any expense without the written consent of the Company.

     1.6 Any claim to indemnification shall not be assignable. In the event of death or incompetency, the legal representative of a person eligible for indemnification shall be entitled to indemnification for those acts and omissions of the indemnified person incurred prior to his death or incompetency.

     1.7 The Company shall have the right as a condition of pending indemnification to appoint counsel satisfactory to the person to be indemnified to defend the person for any claim against him or her which may be covered by this indemnity.

     1.8 The indemnification shall be continuing and enure to the benefit of the heirs, executors and administrators of any person referred to in Section 1.1. of this Article.

     1.9 Expenses (including but not limited to solicitors' and attorneys' fees), incurred in defending a civil, criminal, or administrative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person referred to in
     Section 1.1 of this Article to repay the amount if it shall be ultimately determined that the person is not eligible to be indemnified by the Company.

     1.10 The Indemnification provided hereunder shall not be deemed exclusive of any other rights to which those eligible to be indemnified hereunder may be entitled as a matter of law under any By-Law, Resolution, agreement, vote of members or otherwise.

     Liability Insurance

               At a meeting of the Executive Committee of the Board of Directors of The Manufacturers Life Insurance Company held October 21, 1993, the purchase of Directors and Officers (D&O) liability insurance was approved. It became effective December 1, 1993. It provides global coverage for all Directors and Officers of The Manufacturers Life Insurance Company and its subsidiaries.

          The coverage provided:

                    1. Insures Directors and Officers against loss arising from claims against them for certain acts in cases where they are not indemnified by The Manufacturers Life Insurance Company or a subsidiary.

                    2. Insures The Manufacturers Life Insurance Company against loss arising from claims against Directors and Officers for certain wrongful acts, but only where the corporation indemnifies the Directors or Officers as required or permitted under applicable statutory or by-law provisions.

     In general, the D&O coverage encompasses:
          - past, present and future Directors and Officers of The Manufacturers Life Insurance Company and subsidiaries

          - defense costs and settlements (if legally obligated to be paid) resulting from third party claims in connection with 'wrongful acts' committed by a Director or Officer within the scope of their duties

          - claims made basis (i.e. policy responds to claims filed/reported during the policy term, including claims arising from events transpiring before the policy was in force as long as no Director/Officer was aware of the events prior to coverage placement).

                                      * * *

Insofar as Indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 15.  Recent Sales of Unregistered Securities


The Manufacturers Life Insurance Company of America has not offered or sold any unregistered securities.

Item 16. Exhibits and Financial Statement Schedules. Those exhibits identified as having been filed previously are hereby incorporated by reference into this registration statement.


A.   Exhibits

                                                  Page in Sequential
                                                    Numbering System
                                                     Where Exhibit

Exhibit No.          Description                        Located
-----------          -----------                  ------------------
(1)(a)          Distribution Agreement        Filed as Exhibit (3)(a)(i)
                between Manufacturers         to the registration state-
                Life of America and           ment on Form N-4 filed by
                ManEquity                     ManEquity The Manufacturers
                                              Life Insurance Company of
                                              America on January 13,
                                              1993 (File No. 33-57018).


                                                                              Page in Sequential
                                                                               Numbering System
                                                                                 Where Exhibit
Exhibit No.                     Description                                         Located
-----------                     -----------                                    -----------------

(1)(b)                          Supplemental Agreement to             Filed as Exhibit (3)(a)(ii) to
                                Distribution Agreement                the registration statement on
                                                                      Form N-4 filed by The Manufacturers
                                                                      Life Insurance Company of America on
                                                                      January 13, 1993 (File No. 33-57018).

(2)                            None

(3)(a)(i)                      Restated Articles of                   Filed as Exhibit (3)(a)(i) to
                               Redomestication of                     Post-Effective Amendment No. 6 on
                               Manufacturers Life of America**        Form S-1 Filed by The Manufacturers
                                                                      Life Insurance Company of America
                                                                      on December 9, 1996 (File No. 33-57020)


(3)(b)(i)                      By-Laws of Manufacturers               Filed as Exhibit (3)(b)(i) to Post-
                               Life of America**                      Effective Amendment No. 6 on Form S-1 Filed
                                                                      by The Manufacturers Life Insurance Company
                                                                      of America on December 9, 1996
                                                                      (File No. 33-57020)

(4)(a)                         Form of Multi-Account                  Filed as Exhibit (4)(a) to Pre-Effective
                               Flexible Variable Annnuity             Amendment No. 1 on Form S-1 filed by
                               Policy                                 The Manufacturers Life Insurance Company
                                                                      of America on February 10, 1994
                                                                      (File No. 33-57020).

(4)(b)(i)                      Individual Retirement                  Filed as Exhibit (4)(b)(i) to
                               Annuity Rider                          Pre-Effective Amendment No. 1 on Form S-1
                                                                      filed by The Manufacturers Life Insurance
                                                                      Company of America on February 10, 1994
                                                                      (File No. 33-57020).

(4)(b)(i)(a)                   Trustee-Owned Policies                 Filed as Exhibit (4)(b)(i)(a) to
                               Rider                                  Pre-Effective Amendment No.1 on Form S-1
                                                                      filed by The Manufacturers Life Insurance
                                                                      Company of America on February 10, 1994
                                                                      (File No. 33-57020).


                                                                        Page in Sequential
                                                                         Numbering System
Exhibit No.                     Description                            Where Exhibit Located
-----------                     -----------                            ---------------------

(4)(b)(ii)                     Unisex Endorsement                    Filed as Exhibit (4)(b)(ii)
                                                                     to the registration statement
                                                                     on Form N-4 filed by the
                                                                     Manufacturers Life Insurance
                                                                     Company of America on January
                                                                     13, 1993 (File No. 33-57018).

(5)                           Opinion and consent of                 Filed as Exhibit (5) to Post-
                              James D. Gallagher,                    Effective Amendment No. 6 on
                              General Counsel of Manufacturers       Form S-1 filed by The Manufacturers
                              Life of America**                      Life Insurance Company of America
                                                                     on December 9, 1996
                                                                     (File No. 33-57020).

(6)                           None

(7)                           None

(8)                           None

(9)                           None

(10)(a)                       Reinsurance Agreement                  Filed as Exhibit (10)(a) to
                                                                     Pre-Effective Amendment No. 1 on
                                                                     Form S-1 filed by The Manufacturers
                                                                     Life Insurance Company of America on
                                                                     February 10, 1994 (File No. 33-57020).

(10)(b)(i)                    Service Agreement between              Filed as Exhibit (8)(a) to the
                              Manufacturers Life of                  registration statement on Form N-4
                              America and The                        filed by The Manufacturers Life
                              Manufacturers Life                     Insurance Company of America on
                              Insurance Company                      January 13, 1993 (File No. 33-57018).

(10)(b)(ii)                   Amendment to Service                   Filed as Exhibit (8)(b) to the
                              Agreement                              registration statement on Form N-4
                                                                     filed by The Manufacturers Life Insurance
                                                                     Company of America on January 13, 1993
                                                                     (File No. 33-57018).



                                                       Numbering System
                                                         Where Exhibit
Exhibit No.           Description                          Located
-----------           -----------                     ----------------
(10)(b)(iii)    Second Amendment to           Filed as Exhibit (8)(c) to
                Service Agreement             Pre-Effective Amendment
                                              No. 1 on Form N-4 filed by The
                                              Manufacturers Life Insurance
                                              Company of America on
                                              February 10, 1994 (File No.
                                              33-57018)


(10)(b)(iv)     Service Agreement             Filed as Exhibit (8)(d) to
                between The Manufacturers     Post-Effective Amendment
                Life Insurance Company and    No. 1 on Form N-4 filed by
                ManEquity, Inc. dated         The Manufacturers Life
                January 2, 1991 as amended    Insurance Company of
                March 1, 1994                 America on May 2, 1994
                                              (File No. 33-57018)


(10)(c)         Specimen Agreement between    Filed as Exhibit (3)(b)
                ManEquity, Inc. and           (i) to the registration
                registered representatives    statement on Form N-4
                                              filed by The Manufacturers
                                              Life  Insurance Company of
                                              America on January 13,
                                              1993 (File No. 33-57018).


(10)(d)         Specimen Agreement between    Filed as Exhibit (3)(b)
                ManEquity, Inc. and Dealers   (ii) to the registration
                                              statement on Form N-4
                                              filed by The Manufacturers Life
                                              Insurance Company of
                                              America on January 13,
                                              1993 (File No. 33-57018).
(11)            None

(12)            None

(13)            None

(14)            None


                                                                  Page in Sequential
                                                                   Numbering System
                                                                     Where Exhibit
Exhibit No.                   Description                               Located
-----------                   -----------                         -----------------
(15)                          None

(16)                          None

(17)                          None

(18)                          None

(19)                          None

(20)                          None

(21)                          None

(22)                          None

(23)(a)                       Consent of Jones & Blouch L.L.P.

(23)(b)                       Consent of Ernst & Young LLP

(23)(c)                       Consent of James D. Gallagher,       Filed as Exhibit (5) of this
                              General Counsel**                    Registration Statement

(24)                          Power of Attorney**                  Filed as Exhibit (12) to
                                                                   Post-Effective Amendment
                                                                   No. 10 on Form S-6 filed by The
                                                                   Manufacturers Life Insurance
                                                                   Company of America on February 28,
                                                                   1997 (File No. 33-52310)

(25)                          None

(26)                          None

(27)                          Financial Data Schedule

(28)                          None

(29)                          None

99.B.  Financial Statement Schedules



**filed electronically

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on this 10th day of April, 1997.




             Registrant:                   The Manufacturers Life Insurance
                                           Company of America



                     By:                         /s/ Donald A. Guloien
                                           --------------------------------
                                           Name:   DONALD A. GULOIEN
                                           Title:  PRESIDENT

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, this amended registration statement has been signed by the following persons in the capacities indicated on this 10th day of April, 1997.

Signature                               Title
----------                              ------


      *
________________________________        Chairman and Director
JOHN D. RICHARDSON


      *
________________________________        President and Director
DONALD A. GULOIEN                       (Principal Executive Officer)


      *
________________________________        Director
SANDRA M. COTTER


/s/  James D. Gallagher
________________________________        Director
JAMES D. GALLAGHER


      *
________________________________        Director
BRUCE GORDON

      *
________________________________        Director
JOSEPH J. PIETROSKI

      *
________________________________        Director
THEODORE KILKUSKIE, JR.

      *
________________________________        Vice President, Finance
DOUGLAS H. MYERS                        (Principal Financial and
                                        Accounting Officer)



*/s/ James D. Gallagher
________________________________
JAMES D. GALLAGHER
Pursuant to Power of Attorney


                                 EXHIBIT INDEX


                                                                           Page in Sequential
                                                                            Numbering System
                                                                              Where Exhibit
Exhibit No.                       Description                                    Located
-----------                       -----------                              ------------------

99.1(a)                     Distribution Agreement                Filed as Exhibit (3)(a)(i) to the
                            between Manufacturers                 registration statement on Form N-4
                            Life of America and                   filed by The Manufacturers Life
                            ManEquity                             Insurance Company of America on
                                                                  January 13, 1993 (File No. 33-57018).

99.1(b)                     Supplemental Agreement to             Filed as Exhibit (3)(a)(ii) to the
                            Distribution Agreement                registration statement on Form N-4
                                                                  filed by The Manufacturers Life Insurance
                                                                  Company of America on January 13, 1993
                                                                  (File No. 33-57018).
99.2                        None


99.3(a)(i)                  Restated Articles of Redomesti-       Filed as Exhibit 3(a)(i) to Post-Effective
                            cation of Manufacturers Life          Amendment No. 6 on Form S-1 filed by The
                            of America**                          Manufacturers Life Insurance Company of America
                                                                  on December 9, 1996 (File No. 33-57020)

99.3(b)(i)                  By-Laws of Manufacturers              Filed as Exhibit (3)(b)(i) to Post-Effective
                            Life of America**                     Amendment No. 6 on Form S-1 filed by The
                                                                  Manufacturers Life Insurance Company of America
                                                                  on December 9, 1996 (File No. 33-57020)


99.4(a)                     Form of Multi-Account                 Filed as Exhibit (4)(a) to Pre-Effective
                            Flexible Variable Annuity             Amendment No. 1 on Form S-1 filed by The
                            Policy                                Manufacturers Life Insurance Company of
                                                                  America on February 10, 1994 (File No. 33-57020).

99.4(b)(i)                  Individual Retirement                 Filed as Exhibit (4)(b)(i) to Pre-Effective
                            Annuity Rider                         Amendment No. 1 on Form S-1 filed by The
                                                                  Manufacturers Life Insurance Company of
                                                                  America on February 10, 1994 (File No. 33-57020).

**   filed electronically

                                                          Page in Sequential
                                                           Numbering System
                                                             Where Exhibit
Exhibit No.            Description                              Located
-----------            -----------                        ------------------
99.4(b)(i)(a)      Trustee-Owned Policies            Filed as Exhibit (4)(b)(i)
                   Annuity Rider                     (a) to Pre-Effective Amendment
                                                     No.1 on Form S-1 filed by The
                                                     Manufacturers Life Insurance
                                                     Company of America on February
                                                     10, 1994 (File No. 33-57020).

99.4(b)(ii)        Unisex Endorsement                Filed as Exhibit (4)(b)
                                                     (ii) to the registration statement
                                                     on Form N-4 filed by The
                                                     Manufacturers Life Insurance
                                                     Company of America on January
                                                     13, 1993 (File No. 33-57018).

99.5               Opinion and consent of            Filed as Exhibit (5) to Post-
                   James D. Gallagher,               Effective Amendment No. 6 on
                   General Counsel of Manu-          Form S-1 filed by The Manufacturers
                   facturers Life of America**       Life Insurance Company of America
                                                     on December 9, 1996
                                                     (File No. 33-57020).

99.6               None


99.7               None


99.8               None


99.9               None



99.10(a)           Reinsurance Agreement             Filed as Exhibit (10)(a)
                                                     to Pre-Effective Amendment No. 1
                                                     on Form S-1 filed by The
                                                     Manufacturers Life Insurance
                                                     Company of America on February
                                                     10, 1994 (File No. 33-57020).

99.10(b)(i)        Service Agreement between         Filed as Exhibit (8)(a)
                   Manufacturers Life of             to the registration state-
                   America and The Manu-             ment on Form N-4 filed by
                   facturers Life                    The Manufacturers Life
                   Insurance Company                 Insurance Company of
                                                     America on January 13, 1993
                                                     (File No. 33-57018).


                                                         Page in Sequential
                                                          Numbering System
                                                            Where Exhibit
Exhibit No.          Description                               Located
-----------          -----------                         ------------------
99.10(b)(ii)    Amendment to Service                  Filed as Exhibit (8)(b)
                Agreement                             to the registration state-
                                                      ment on Form N-4 filed by
                                                      The Manufacturers Life
                                                      Insurance Company of
                                                      America on January 13,
                                                      1993 (File No. 33-57018).

99.10(b)(iii)   Second Amendment to                   Filed as Exhibit (8)(c)
                Service Agreement                     to Pre-Effective Amendment
                                                      No. 1 on Form N-4 filed by The
                                                      Manufacturers Life Insurance
                                                      Company of America on February
                                                      10, 1994 (File No. 33-57018)

99.10(b)(iv)    Service Agreement between             Filed as Exhibit (8)(d)
                The Manufacturers Life                to Post-Effective Amend-
                Insurance Company and                 ment No.1 on Form N-4
                ManEquity, Inc. dated                 filed by The Manufacturers
                January 2, 1991 as amended            Life Insurance Company of
                March 1, 1994                         America on May 2, 1994
                                                      (File No. 33-57018)

99.10(c)        Specimen Agreement between            Filed as Exhibit (3)(b)
                ManEquity, Inc. and                   (i) to the registration
                registered representatives            statement on Form N-4
                                                      filed by The Manufacturers Life
                                                      Insurance Company of America
                                                      on January 13, 1993 (File No.
                                                      33-57018).

99.10(d)        Specimen Agreement between            Filed as Exhibit (3)(b)
                ManEquity, Inc. and Dealers           (ii) to the registration
                                                      statement on Form N-4
                                                      filed by The Manufacturers
                                                      Life Insurance Company of
                                                      America on January 13,
                                                      1993 (File No. 33-57018).
99.11           None

99.12           None

99.13           None

                                                                            Page in Sequential
                                                                             Numbering System
                                                                               Where Exhibit
Exhibit No.               Description                                             Located
-----------               -----------                                       ------------------

(14) 99.14                None

(15) 99.15                None

(16) 99.16                None

(17) 99.17                None

(18) 99.18                None

(19) 99.19                None

(20) 99.20                None

(21) 99.21                None

(22) 99.22                None

(23)(a) 99.23(a)          Consent of Jones & Blouch L.L.P.

(23)(b) 99.23(b)          Consent of Ernst & Young LLP

(23)(c) 99.23(c)          Consent of James D. Gallagher,            Filed as part of Exhibit (5) of this
                          General Counsel**                         Registration Statement

(24) 99.24                Power of Attorney**                       Incorporated by reference to Exhibit 12 to Post-Effective
                                                                    Amendment No. 10 to the registration statement on Form S-6 filed by The Manufacturers Life Insurance Company of America on
                                                                    February 28, 1997 (File No. 33-52310)
(25) 99.25                None

(26) 99.26                None

(27) 27                   Financial Data Schedules

(28) 99.28                None

(29) 99.29                None

(30) 99.B                 Financial Statement Schedules


** filed electronically